Registration No. 333-29361
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                                 FORM S-1

                 AMENDMENT NO. 1 TO REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                         HANOVER GOLD COMPANY, INC.
          (Exact name of registrant as specified in its charter)

      Delaware                       1041                   11-2740461
(State or other jurisdic-      (Primary Standard            (IRS Employer
tion of incorporation or     Industrial Classifica-         Identification
organization)                  tion Code Number)              Number)

                    1000 Northwest Boulevard, Suite 100
                         Coeur d'Alene, Idaho 83814
                               (208) 664-4653

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               James A. Fish
              Chairman, President and Chief Executive Officer
                       Hanover Gold Company, Inc.
                 1000 Northwest Boulevard, Suite 100
                      Coeur d'Alene, Idaho 83814
                            (208) 664-4653

         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                              Copy to:
                      Douglas J. Siddoway, Esq.
                       Randall & Danskin, P.S.
                  1500 Seafirst Financial Center
                     601 West Riverside Avenue
                    Spokane, Washington  99201
                          (509) 747-2052

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable following the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ].
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

                                                                      Proposed
Title of each class                             Proposed              maximum
of securities to be      Amount to be        maximum offering    aggregate offering       Amount of
   registered             registered          price per unit           price          registration fee
------------------------------------------------------------------------------------------------------

Common Stock, par value
  $.0001 per share       15,561,248 shares           -                   -                $ 4,715.53


The prospectus included herein relates to shares of the Common Stock of the registrant registered hereby and shares of Common Stock of the registrant registered pursuant to a registration statement on Form S-1 dated September 3, 1996 (Commission File No. 33-3882). Such prospectus is included herein in reliance on Rule 429.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      CALCULATION OF REGISTRATION FEE

     The fee for registering 9,000,000 of the shares of Common Stock offered pursuant to this registration statement ($2,727.27) was calculated in accordance with Section 6(c) of the Securities Act and Rule 457(c) adopted thereunder, using the average bid and asked prices of the registrant's Common Stock, as reported by the Nasdaq SmallCap Market on June 5, 1997, which was $1.00 per share. The fee for registering the remaining 6,561,248 shares of Common Stock offered pursuant to this registration statement was similarly calculated, and was paid by the registrant on January 18, 1996, July 22, 1996 and July 30, 1996 in connection with the filing of a previous registration statement on Form S-1 and pre-effective amendments to that registration statement (Commission File No. 33-3882). That earlier registration statement was declared effective by the SEC on September 3, 1996.

                CROSS REFERENCE SHEET PURSUANT TO ITEM 501(b)

Item                                              Caption or
 No.      Form S-1 Caption                   Location in Prospectus
--------------------------------------------------------------------------

1.   Forepart of the Registration            Forepart of Registration
     Statement and Outside Front Cover       Statement; Outside Front
     Page of Prospectus                      Cover Page of Prospectus

2.   Inside Front and Outside Back           Inside Front and Outside
     Cover Pages of Prospectus               Back Cover Pages of Prospectus

3.   Summary Information, Risk               Prospectus Summary; Risk
     Factors and Ratio of Earnings           Factors
     to Fixed Charges

4.   Use of Proceeds                         Plan of Distribution

5.   Determination of Offering Price         Plan of Distribution

6.   Dilution                                Plan of Distribution

7.   Selling Security Holders                Selling Stockholders;
                                             Plan of Distribution

8.   Plan of Distribution                    Plan of Distribution

9.   Description of Securities               Description of Capital
     to be Registered                        Stock

10.  Interests of Named Experts              Legal Matters; Experts
     and Counsel

11.  Information with Respect                Prospectus Summary; Risk
     to the Registrant                       Factors; The Company;
                                             Market for Capital Stock;
                                             Dividends;  Capitalization;
                                             Selected Financial
                                             Information; Management's
                                             Discussion and Analysis of
                                             Financial Condition and
                                             Results of Operation;
                                             Business; Management;
                                             Principal Shareholders;
                                             Certain Transactions

12.  Disclosure of Commission                Plan of Distribution
     Position on Indemnification
     for Securities Act Liabilities







                                    (i)

                         SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                      HANOVER GOLD COMPANY, INC.
         (Exact name of registrant as specified in its charter)

                       Hanover Gold Company, Inc.
                  1000 Northwest Boulevard, Suite 100
                      Coeur d'Alene, Idaho 83814
                           (208) 664-4653
              (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a6(i) and 0-11.

               1) Title of each class of securities to which transaction applies: common stock, par value $.0001 per share

               2) Aggregate number of securities to which transaction applies: 7,000,000 shares

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $1.00

               4)   Proposed maximum aggregate value of transaction:
                    $7,000,000

               5)   Total fee paid:  None

[ ]  Fee paid previously with preliminary materials

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount previously paid: $2,727.27, of which $2,121.21 relates to the 7,000,000 shares of Common Stock that are the subject of these proxy materials.

               2) Form, Schedule or Registration Statement No.: The preliminary proxy materials of the registrant are included as part of a registration statement on Form S-1 filed herewith by the registrant.



                                   (ii)

  HANOVER GOLD COMPANY, INC.             EASTON-PACIFIC AND RIVERSIDE
  1000 Northwest Boulevard, Suite 100      MINING COMPANY
  Coeur d'Alene, Idaho 83814             21 Courthouse Square
                                         St. Cloud, Minnesota  56302


                             August 1, 1997

To the Shareholders of Hanover Gold Company, Inc.
and Easton-Pacific and Riverside Mining Company:

     As most of you are aware, Hanover Gold Company, Inc. ("Hanover") and Easton-Pacific and Riverside Mining Company ("Easton-Pacific") have entered into an agreement to merge Easton-Pacific into Hanover. Hanover's shareholders will be asked to consider and approve the reorganization agreement relating to the merger at a annual meeting of shareholders to be held at 3303 North Sullivan Road, Spokane, Washington, on September 17, 1997, at 10:00 local time. Easton-Pacific's shareholders will be asked to consider and approve the agreement and the related merger at a special meeting of shareholders to be held at Michael's Restaurant, 510 South Highway 10, St. Cloud, Minnesota on September 18, 1997, at 1:00 p.m. local time.

     Approval of this important matter will require the affirmative vote of the holders of a majority of the Hanover common stock outstanding on August 4, 1997, the record date for Hanover's annual meeting, and the affirmative vote of the holders of two-thirds of the Easton-Pacific capital stock outstanding on July 31, 1997, the record date for the Easton-Pacific special meeting. The boards of directors of Hanover and Easton-Pacific have each unanimously approved the reorganization agreement and the related merger, and recommend that you vote FOR approval and adoption of the reorganization agreement.

     Hanover and Easton-Pacific each believe the combination of the two companies will make their mining properties in the Virginia City Mining District of southwestern Montana more attractive to potential development partners, and will also make it easier to obtain financing needed to conduct additional exploratory work, in order to quantify further the gold mineralized deposit on the properties. Both companies believe the combination will create a unique platform for growth and significant long-term shareholder value.

     The proposed transaction involves an exchange of each share of Easton-Pacific capital stock for 6.721656 shares of Hanover common stock. At the closing of the merger, Easton-Pacific's shareholders will own approximately 24.3% of Hanover. The remaining 75.7% will be owned by Hanover's current shareholders and new shareholders expected to purchase up to 2,000,000 shares of Hanover common stock that are being offered for cash simultaneously with the merger-related offer of Hanover's common stock to the Easton-Pacific shareholders. As of August 1, 1997, the closing sales price per share of Hanover's common stock, as reported on the Nasdaq SmallCap Market, was $0.88. Easton-Pacific is not a reporting issuer and its capital stock is not traded on any secondary market.

     Details of the proposed merger, important information concerning Hanover and Easton-Pacific, and information concerning the proposals to be considered by Hanover and Easton-Pacific at their respective shareholder meetings appear in the accompanying Joint Proxy Statement/Prospectus. We urge you to give this material your careful consideration.

     All shareholders of Hanover and Easton-Pacific are encouraged to attend their respective shareholder meetings in person. However, whether or not you plan to attend the meetings, please complete, sign and date the accompanying Hanover proxy card or Easton-Pacific proxy card, depending on which company's shares you own, and return it promptly in the enclosed postage-prepaid envelope. It is very important that your shares be represented and voted at the meetings. Your prompt cooperation will be appreciated.

                              Sincerely,


James A. Fish,                     Nicholas C. Wilson
Chairman, President and            President
Chief Executive Officer            Easton-Pacific and Riverside
                                     Mining Company


EVERY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND EITHER THE HANOVER ANNUAL MEETING OR THE EASTON-PACIFIC SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT HANOVER AT (208) 664-4653 OR EASTON-PACIFIC AT (320) 251-5920.

==========================================================================
             EASTON-PACIFIC AND RIVERSIDE MINING COMPANY
==========================================================================

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON SEPTEMBER 18, 1997

TO:  THE SHAREHOLDERS OF EASTON-PACIFIC AND RIVERSIDE MINING COMPANY:

A special meeting of shareholders of EASTON-PACIFIC AND RIVERSIDE MINING COMPANY (the "Company") will be held at Michael's Restaurant, 510 South Highway 10, St. Cloud, Minnesota, on Thursday, September 18, 1997, at 1:00 p.m., local time, for the following purposes:

     (1) To consider and approve the merger of the Company into Hanover Gold Company, Inc. ("Hanover") pursuant to the terms of the reorganization agreement dated April 30, 1997; and

     (2) To conduct any other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on July 31, 1997 are entitled to vote at the special meeting and any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy in the reply envelope provided. The prompt return of your proxy will assist us in preparing for the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ James Nierengarten
                                   ------------------------------
                                   Secretary

=========================================================================
             EASTON-PACIFIC AND RIVERSIDE MINING COMPANY
=========================================================================

                            PROXY STATEMENT
                                  FOR
                     SPECIAL MEETING OF SHAREHOLDERS

                     To Be Held on September 18, 1997

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of EASTON-PACIFIC AND RIVERSIDE MINING COMPANY, a Montana corporation (the "Company"), for the special meeting of shareholders of the Company to be held at 1:00 p.m., local time, on Thursday, September 18, 1997, and any adjournment thereof. These proxy materials were first mailed to shareholders on or about August 15, 1997.

The special meeting will be held at Michael's Restaurant, 510 South Highway 10, St. Cloud, Minnesota. The principal executive offices of the Company are located at 21 Courthouse Square, St. Cloud, Minnesota 56302.


                         PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the special meeting are summarized in the enclosed Notice of Special Meeting of Shareholders. Each of the proposals is described in more detail in subsequent sections of this Joint Proxy Statement/Prospectus.

                      VOTING RIGHTS AND SOLICITATIONS

The Company's capital stock is the only type of security entitled to vote at the special meeting. If you were a shareholder of record of capital stock of the Company at the close of business on July 31, 1997 (the "record date"), you may vote at the special meeting. On matters requiring a shareholder vote at the special meeting, each shareholder is entitled to one vote, in person or by proxy, for each share of capital stock of the Company recorded in his or her name.

On the record date, the number of shares of capital stock of the Company outstanding was 1,041,410 shares. All of such shares are eligible to be voted at the special meeting.

Pursuant to the Montana Business Corporation Act and the Company's bylaws, the affirmative vote of the holders of two-thirds of the outstanding capital stock of the Company present at the special meeting, in person or by proxy, is required to approve Item 1. Abstentions and broker non-votes will be treated as present for purposes of obtaining a quorum with respect to all matters to be considered at the special meeting, but will not be counted for or against the proposal to be voted upon at the meeting.

Certain affiliates of the Company holding 185,126 shares of capital stock, or approximately 17.8% of the outstanding shares of capital stock as of the record date, have executed irrevocable proxies authorizing their proxies and attorneys-in-fact to approve Item 1. As a consequence, approval of
Item 1 will require the affirmative vote of the holders of only 509,195 shares of capital stock, or approximately 49% of the outstanding shares of capital stock as of the record date.

If you are unable to attend the special meeting, you may vote by proxy. The enclosed proxy card is solicited by the board of directors of the Company and when returned, properly completed, will be voted as you direct on your proxy card. If the card is returned with no instructions on how the shares are to be voted, shares represented by such proxies will be voted FOR approval of Item 1.

You may revoke or change your proxy at any time before it is exercised at the special meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the secretary of the Company at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the special meeting.


                        COSTS OF SOLICITATION

The cost of soliciting proxies will be borne by Hanover. In addition, Hanover will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited personally or by telephone or telegram by certain of the Company's or Hanover's directors, executive officers and regular employees, who will not receive additional compensation therefor. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Joint Proxy Statement/Prospectus, is estimated to be $75,000. These costs are being paid by Hanover.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information concerning the beneficial ownership of capital stock of the Company as of August 1, 1997, is set forth at page 31 of this Joint Proxy Statement/Prospectus.


==========================================================================
                 ITEM NO. 1 -- APPROVAL OF THE MERGER
                        OF THE COMPANY INTO
                        HANOVER PURSUANT TO
                   THE REORGANIZATION AGREEMENT
==========================================================================

At the special meeting, the shareholders of the Company will be asked to consider and approve the merger of the Company into Hanover pursuant to the terms of the reorganization agreement between the Company and Hanover, dated April 30, 1997.

Important information concerning the terms and conditions of the merger is set forth at pages 32 through 34 of this Joint Proxy Statement/Prospectus. Information concerning Hanover, the Hanover common stock to be issued to the shareholders of Easton-Pacific pursuant to the merger, and the pro forma financial effects of the merger is set forth elsewhere in this Joint Proxy Statement/Prospectus. You are encouraged to read this Joint Proxy Statement/Prospectus carefully before voting at the special meeting.

THE BOARD OF DIRECTORS' RECOMMENDATION. The Company's board of directors has approved the Reorganization Agreement and recommended that it be approved by the Company's shareholders. The Company's directors believe the combination of the Company and Hanover will make their mining properties in the Virginia City Mining District more conducive to exploration and development, and more attractive to a potential development partner.

In making its recommendation, the Company's directors considered a number of factors, primarily the fact that the Company's earlier joint operation agreement with BHP Utah was terminated because additional properties in the Alder Gulch area could not be obtained. The Company's directors believe the consolidation of the Company's and Hanover's properties in the merger will enhance Hanover's ability to negotiate a mining venture or other agreement with a major mining company resulting in extensive exploration of the properties and possible large scale development. The Company's directors also gave consideration to the following additional factors:
Hanover's success in consolidating other claims and interests in the Virginia City Mining

District and its current land ownership position in the district; its progress in compiling extensive geological and metallurgical information generated through its and others' exploration and development activities in the area; the carrying value of Hanover's properties; the mining industry backgrounds and reputations of Hanover's directors, officers and principal shareholders; historical market prices for Hanover's common stock; the tax free nature of the transaction; and the fact that the Company's shareholders will receive freely transferable shares of Hanover's common stock in the transaction.

The Company's directors also believe the consideration to be received from Hanover in the merger--namely, 7,000,000 shares of Hanover's common stock valued at $7,000,000--is fair and reasonable. The Company has not explored its properties to the same degree as Hanover and does not have the same body of technical and other data regarding the potential mining value of its properties as Hanover does with respect to its properties. Consequently, in recommending to its shareholders that the Reorganization Agreement be adopted, the Company's directors have relied, in part, on a valuation analysis dated as of August 1, 1997, that was prepared, at the directors' request, by Roger C. Steininger, an independent consulting geologist based in Reno, Nevada. The Steininger analysis is restricted to technical aspects concerning the geology, exploration potential and gold resources of the Company's properties, and those of Hanover, and does not address the minability of the known mineralized deposits on the properties, processing approaches or environmental issues. Nonetheless, based on the analysis and other factors, including the arms-length nature of the negotiations between the Company and Hanover, the Company's directors concluded that the consideration to be given in the merger is a fair representation of the value of each company and of both companies in combination.

The Company's directors also considered the fact that the Company does not have the cash resources to explore or develop its mining properties, and that the prospect of obtaining financing for such purposes was remote. The directors believe Easton-Pacific's properties can be explored and developed, if at all, only if they are consolidated with those of Hanover in the merger, and Hanover is thereafter successful in attracting a major mining company to enter into a joint development or other arrangement to fund such activities.

REQUISITE APPROVAL. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of capital stock of the Company present at the special meeting, in person or by proxy, is required to approve the merger of the Company into Hanover pursuant to the reorganization agreement.

DISSENTER'S APPRAISAL RIGHTS. Holders of the Company's capital stock have statutory rights of appraisal rights under the Montana Business Corporation Act in connection with the merger, meaning that if they vote against the merger of the Company into Hanover pursuant to the reorganization agreement and take other steps to perfect their rights, they will be entitled to receive the fair value of their Easton-Pacific shares in cash. These rights are explained more fully at page 34 of this Joint Proxy Statement/Prospectus and are set forth in full in Exhibit B. Hanover has the right under the reorganization agreement not to proceed with the merger, assuming it is approved by the shareholders of Hanover and the Company, if the holders of more than 10% of Easton-Pacific's capital stock exercise these statutory rights of appraisal.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER
                     OF THE COMPANY INTO HANOVER.


==========================================================================
                             CONCLUSION
==========================================================================

It is important that proxies be returned promptly. Shareholders are requested to vote, sign, date and promptly return the proxy in the enclosed self-addressed envelope.

The board of directors knows of no other matters which may be presented for shareholder action at the special meeting. If other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote on such proposals according to their best judgment.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ James Nierengarten
                                   ------------------------------
                                   Secretary

==========================================================================
                                PROXY
==========================================================================

                   SPECIAL MEETING OF SHAREHOLDERS
                                 OF
             EASTON-PACIFIC AND RIVERSIDE MINING COMPANY
                        September 18, 1997

The undersigned hereby constitutes and appoints David Daniel, Robinson Bosworth III and James Nierengarten, and each of them, the undersigned's attorney-in-fact and proxy to vote all of the shares of capital stock of Easton-Pacific and Riverside Mining Company (the "Company") owned of record by the undersigned on July 31, 1997 at the special meeting of shareholders of the Company to be held on September 18, 1997 or any adjournment(s) or postponement(s) thereof.

   UNLESS OTHERWISE INDICATED, THE SHARES OF CAPITAL STOCK OWNED BY THE
           UNDERSIGNED WILL BE VOTED FOR APPROVAL OF ITEM 1.

ITEM 1. FOR APPROVAL OF THE MERGER OF THE COMPANY INTO HANOVER PURSUANT TO THE REORGANIZATION AGREEMENT.

[  ] FOR    [  ] AGAINST    [  ] ABSTAIN

DATED: __________________, 1997

                                   ______________________________________
                                   Signature of Shareholder

                                   ______________________________________
                                   Additional Signature, if Jointly Owned

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

YOU MAY REVOKE OR CHANGE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE SPECIAL MEETING. TO DO THIS, SEND A WRITTEN NOTICE OF REVOCATION OR ANOTHER SIGNED PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE. YOU MAY ALSO REVOKE YOUR PROXY BY GIVING NOTICE AND VOTING IN PERSON AT THE SPECIAL MEETING.

==========================================================================
                      HANOVER GOLD COMPANY, INC.
==========================================================================

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON SEPTEMBER 17, 1997

TO:  THE SHAREHOLDERS OF HANOVER GOLD COMPANY, INC.:

The 1997 annual meeting of shareholders of HANOVER GOLD COMPANY, INC. (the "Company") will be held at North 3303 Sullivan Road, Spokane, Washington, on Wednesday, September 17, 1997, at 10:00 a.m., local time, for the following purposes:

     (1) To consider and approve the merger of Easton-Pacific and Riverside Mining Company ("Easton-Pacific") into the Company pursuant to the terms of the reorganization agreement dated April 30, 1997;

     (2) To elect six members to the board of directors of the Company to hold office until the next annual meeting of shareholders or until their successors are elected and have qualified;

     (3) To ratify the selection of BDO Seidman, LLP as the Company's independent auditor for the year ended December 31, 1997 and any interim period; and

     (4) To conduct any other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on August 4, 1997 are entitled to vote at the annual meeting and any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy in the reply envelope provided. The prompt return of your proxy will assist us in preparing for the meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ James A. Fish
                              ------------------------------
                              President

==========================================================================
                      HANOVER GOLD COMPANY, INC.
==========================================================================

                           PROXY STATEMENT
                                 FOR
                   ANNUAL MEETING OF SHAREHOLDERS

                  To Be Held on September 17, 1997

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of HANOVER GOLD COMPANY, INC., a Delaware corporation (the "Company"), for the annual meeting of shareholders of the Company to be held at 10:00 a.m., local time, on Wednesday, September 17, 1997, and any adjournment thereof. These proxy materials were first mailed to shareholders on or about August 15, 1997.

The annual meeting will be held at North 3303 Sullivan Road, Spokane, Washington. The principal executive offices of the Company are located at 1000 Northwest Boulevard, Suite 100, Coeur d'Alene, Idaho 83814


                         PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the annual meeting are summarized in the enclosed Notice of Annual Meeting of Shareholders. Each of the proposals is described in more detail in subsequent sections of this Joint Proxy Statement/Prospectus.


                   VOTING RIGHTS AND SOLICITATIONS

The Company's common stock is the only type of security entitled to vote at the annual meeting. If you were a shareholder of record of common stock of the Company at the close of business on August 4, 1997 (the "record date"), you may vote at the annual meeting. On matters requiring a shareholder vote at the annual meeting, each shareholder is entitled to one vote, in person or by proxy, for each share of capital stock of the Company recorded in his or her name.

On the record date, the number of shares of common stock of the Company outstanding was 19,886,443 shares. All of such shares are eligible to be voted at the annual meeting.

Pursuant to the rules of the Nasdaq Stock Market, Inc., the Delaware General Corporation Law and the Company's bylaws, the affirmative vote of the holders of a majority of the outstanding common stock of the Company present at the annual meeting, in person or by proxy, is required to approve Item 1. Abstentions and broker non-votes will be treated as present for purposes of obtaining a quorum with respect to all matters to be considered at the annual meeting, but will not be counted for or against the proposal to be voted upon at the meeting.

Certain affiliates of the Company holding 7,088,993 shares of common stock, or approximately 35.6% of the outstanding shares of common stock as of the record date, have indicated that they will approve Item 1. As a consequence, approval of Item 1 will require the affirmative vote of the holders of 2,854,229 shares of common stock, or approximately 14.4% of the outstanding shares of common stock as of the record date.

If you are unable to attend the annual meeting, you may vote by proxy. The enclosed proxy card is solicited by the board of directors of the Company and when returned, properly completed, will be voted as you direct on your proxy card. If the card is returned with no instructions on how the shares are to be voted, shares represented by such proxies will be voted FOR approval of Item 1.

You may revoke or change your proxy at any time before it is exercised at the annual meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the secretary of the Company at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the special meeting.

                         COSTS OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited personally or by telephone or telegram by certain of the Company's directors, executive officers and regular employees, who will not receive additional compensation therefor. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Joint Proxy Statement/Prospectus, is estimated to be $75,000.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information concerning the beneficial ownership of common stock of the Company as of August 1, 1997, is set forth at pages 39 and 40 of this Joint Proxy Statement/Prospectus.


==========================================================================
                ITEM NO. 1 -- APPROVAL OF THE MERGER
                 OF EASTON-PACIFIC INTO THE COMPANY,
              PURSUANT TO THE REORGANIZATION AGREEMENT
==========================================================================

At the annual meeting, the shareholders of the Company will be asked to consider and approve the merger of Easton-Pacific into the Company pursuant to the reorganization agreement.

Important information concerning Easton-Pacific and the terms and conditions of the merger is set forth at pages 28 through 34 of this Joint Proxy Statement/Prospectus. Information concerning Hanover, the Hanover common stock to be issued to the shareholders of Easton-Pacific pursuant to the merger, and the pro forma financial effects of the merger is set forth elsewhere in the accompanying Prospectus. You are encouraged to read the Prospectus carefully before voting at the annual meeting.

THE BOARD OF DIRECTORS' RECOMMENDATION. Hanover's board of directors has approved the Reorganization Agreement and recommended that it be approved by Hanover's shareholders. Hanover's directors believe the combination of Easton-Pacific and Hanover will make their mining properties in the Virginia City Mining District more conducive to exploration and development, and more attractive to a potential development partner. If the merger is approved by the shareholders, Hanover's land position in the district will increase to 669 patented and unpatented claims and three state mining leases encompassing a contiguous area of approximately 25 square miles.

In making its recommendation, Hanover's directors considered a number of factors, primarily the fact that Hanover's mining venture with Kennecott and Easton-Pacific's joint operation agreement with BHP Utah were each terminated because additional properties in the Alder Gulch area could not be obtained. Hanover's board believes Kennecott's and BHP Utah's former agreements were indicative of the level of interest that can be expected from major mining companies if the Hanover and Easton-Pacific properties are consolidated, and that such a consolidation will enhance Hanover's ability to negotiate a mining venture or other agreement with a major mining company resulting in extensive exploration of the properties and possible large scale development. Although the Hanover directors have received no assurance that the consolidation of Hanover's properties with those of Easton-Pacific will lead to such a result, they believe the likelihood of such an agreement will be significantly enhanced by the merger.

The Hanover directors also believe the consideration to be given by Hanover in the merger--namely, 7,000,000 shares of its Common Stock valued at $7,000,000--is fair and reasonable. Although Easton-Pacific has not explored its properties to the same degree as Hanover, historical evidence suggests that the Easton-Pacific properties may have significant potential mining value. The board of directors is mindful of the fact that the consideration to be given to Easton-Pacific in the merger is not based on detailed technical studies prepared by outside experts; nonetheless, it was arrived at, in part, on Hanover's analysis of its own comprehensive technical data of the area, and as the result of prolonged arms-length negotiations between representatives of Easton-Pacific and Hanover. The board of directors believes the consideration to be given in the merger is a fair representation of the value of each company and of both companies in combination.

REQUISITE APPROVAL. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company present at the special meeting, in person or by proxy, is required to approve the merger of Easton-Pacific into the Company pursuant to the reorganization agreement.

NO DISSENTER'S APPRAISAL RIGHTS. Holders of the Company's common stock do not have statutory rights of appraisal rights under the Delaware General Corporation Law in connection with the merger (Item 1), meaning that they are not entitled to receive the fair value of their Hanover shares in cash in the event the merger of Easton-Pacific into Hanover pursuant to the reorganization agreement is approved. Holders of Easton-Pacific's capital stock enjoy statutory rights of appraisal, however, and the Company has the right under the reorganization agreement not to proceed with the merger, assuming it is approved by the Company's and Easton-Pacific's shareholders, if the holders of more than 10% of Easton-Pacific's capital stock exercise such rights.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE
                THE MERGER OF EASTON-PACIFIC INTO HANOVER.


==========================================================================
             ITEM NO. 2 -- ELECTION OF DIRECTORS
==========================================================================

At the annual meeting, six directors are to be elected. Unless authority to vote is withheld on a proxy, proxies in the form enclosed will be voted for the director-nominees identified below. If any nominee is not available for election (a contingency which the Company does not now foresee), it is the intention of the board of directors to recommend the election of a substitute nominee, and proxies in the form enclosed will be voted for the election of such substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

IDENTITY AND BACKGROUND OF NOMINEES TO THE BOARD OF DIRECTORS. The nominees to the board of directors are: James A. Fish, Neal A. Degerstrom, Pierre Gousseland, F.D. Owsley, Laurence Steinbaum and Robinson Bosworth III.

The business experience for the past five years of all nominees, with the exception of Mr. Bosworth, is set forth in the discussion of directors and executive officers, at pages 35 through 36 of this Joint Proxy
Statement/Prospectus. Information with respect to Mr. Bosworth is set forth below:

     Robinson Bosworth III is Managing Director of Robert W. Baird & Co., an investment advisory and management firm located in Milwaukee, and has served as head of Baird's IMS Department since its inception in 1971. Prior to joining Baird, he worked as a securities analyst at Stein Roe & Farnham in Chicago and Standard & Poor's Corp. in New York. Mr. Bosworth earned an MBA with highest honors from the Amos Tuck School of Business Administration at Dartmouth College in 1967, and graduated cum laude with a degree in economics from Amherst College in 1963. He has been associated with Easton-Pacific for many years.

REQUISITE APPROVAL. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company present at the annual meeting, in person or by proxy, is required to elect directors. Shareholders are not entitled to cumulate their votes in voting for directors.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
              FOREGOING NOMINEES TO THE BOARD OF DIRECTORS.


==========================================================================
           ITEM NO. 3 -- RATIFICATION OF INDEPENDENT AUDITOR
==========================================================================

The firm of BDO Seidman, LLP, independent certified public accountants, has been selected by the Board of Directors to serve as the independent auditor of the Company for the year ended December 31, 1997 and any interim period. The firm is experienced in auditing and advising public companies and has served as auditor of the Company since 1996. Representatives of the firm of BDO Seidman, LLP will be present at the annual meeting to respond to questions of the shareholders.

Ratification by the shareholders of the Company's independent auditor is not required under the Delaware General Corporation Law. The board of directors believes that the selection of an auditor is an important matter, however, and that the shareholders of the Company are entitled to approve or disapprove the board's choice of auditor through ratification. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company present at the annual meeting, in person or by proxy, is required to ratify the selection of an auditor. If the board of directors' selection is not ratified, the board will determine whether the auditor should be replaced.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
          BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITOR.


==========================================================================
                              CONCLUSION
==========================================================================

It is important that proxies be returned promptly. Shareholders are requested to vote, sign, date and promptly return the proxy in the enclosed self-addressed envelope.

The board of directors knows of no other matters which may be presented for shareholder action at the annual meeting. If other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote on such proposals according to their best judgment.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ James A. Fish
                              ------------------------------
                              President

==========================================================================
                               PROXY
==========================================================================

                   ANNUAL MEETING OF SHAREHOLDERS
                                OF
                     HANOVER GOLD COMPANY, INC.
                         September 17, 1997

The undersigned hereby constitutes and appoints James A. Fish, F. D. Owsley and Laurence Steinbaum, and each of them, the undersigned's attorney-in-fact and proxy to vote all of the shares of common stock of Hanover Gold Company, Inc. (the "Company") owned of record by the undersigned on August 4, 1997 at the annual meeting of shareholders of the Company to be held on September 17, 1997 or any adjournment(s) or postponement(s) thereof.

  UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON STOCK OWNED BY THE
    UNDERSIGNED WILL BE VOTED FOR ELECTION OF THE DIRECTOR-NOMINEES
             (ITEM 2) AND FOR APPROVAL OF ITEMS 1 AND 3.

ITEM 1. FOR APPROVAL OF THE MERGER OF EASTON-PACIFIC INTO THE COMPANY PURSUANT TO THE REORGANIZATION AGREEMENT

[  ] FOR    [  ] AGAINST    [  ] ABSTAIN


ITEM 2.   ELECTION OF DIRECTORS

[  ] FOR    [  ] AGAINST    [  ] ABSTAIN

With respect to the election of the following director-nominees:

               James A. Fish            Pierre Gousseland
               Neal A. Degerstrom       Laurence Steinbaum
               F. D. Owsley             Robinson Bosworth III

NOTE: To withhold authority to vote for a particular director-nominee(s), strike a line through such director-nominee(s) name.


ITEM 3.   RATIFICATION OF AUDITORS

[  ] FOR    [  ] AGAINST    [  ] ABSTAIN

Ratification of BDO Seidman, LLP as the Company's independent auditor for the year ending December 31, 1997 and any interim period.

DATED: _____________, 1997

                    __________________________________________
                    Signature of Shareholder

                    __________________________________________
                    Additional Signature, if Jointly Owned


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

YOU MAY REVOKE OR CHANGE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE ANNUAL MEETING. TO DO THIS, SEND A WRITTEN NOTICE OF REVOCATION OR ANOTHER SIGNED PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE. YOU MAY ALSO REVOKE YOUR PROXY BY GIVING NOTICE AND VOTING IN PERSON AT THE ANNUAL MEETING.

7,000,000 Shares of Common Stock Offered in Conjunction with the Merger of Easton-Pacific into the Company, 2,000,000 Shares of Common Stock Offered for Cash, and 6,561,248 Previously Issued Shares and Shares Issuable upon the Exercise of Outstanding Options Offered for Resale by the Selling Stockholders

                       HANOVER GOLD COMPANY, INC.

     This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.0001 per share (the "Common Stock") of Hanover Gold Company, Inc. ("Hanover"), a Delaware corporation, in connection with the solicitation of proxies by Hanover's board of directors for use at an annual meeting of Hanover shareholders to be held on September 17, 1997, at 3303 North Sullivan Road, Spokane, Washington, commencing at 10:00, local time, and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus is also being furnished to holders of capital stock, no par value per share, of Easton-Pacific and Riverside Mining Company ("Easton-Pacific"), a Montana corporation, in connection with the solicitation of proxies by Easton-Pacific's board of directors for use at a special meeting of Easton-Pacific shareholders to be held on September 18, 1997, at Michael's Restaurant, 510 South Highway 10, St. Cloud, Minnesota commencing at 1:00 p.m., local time, and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus also constitutes a prospectus of Hanover with respect to the offer and sale of:

     1. Seven million shares of Common Stock being offered by Hanover to the shareholders of Easton-Pacific, in connection with the merger of Easton-Pacific into Hanover under the terms of a reorganization agreement dated April 30, 1997 (the "Reorganization Agreement"). Federal securities laws require Hanover to deliver this Joint Proxy Statement/Prospectus to Easton-Pacific's shareholders in connection with their special meeting. Although these shares will not be issued unless the merger is approved, they are considered to be offered by Hanover at the time Easton-Pacific's shareholders consider and vote upon the merger.

     2. Up to 2,000,000 shares of Common Stock being offered by Hanover for sale for cash at prices equal to or possibly exceeding the closing sales prices of the Common Stock as reported on the Nasdaq SmallCap Market as of the dates of sale. These sales will be made by affiliates of Hanover on a best efforts basis, none of whom will receive any commission, bonus or other form of remuneration or payment. No assurance can be given that any of these shares will be sold.

     3. Up to 6,561,248 shares of Common Stock previously issued by Hanover or issuable upon the exercise of outstanding stock options, which are being offered for resale by their owners (the "Selling Stockholders") during the twelve month period commencing with the date of this Joint Proxy Statement/Prospectus, in the over-the-counter market, in other permitted public sales or in privately negotiated transactions, at market prices or at negotiated prices.
     Some of the Selling Stockholders who are offering to resell their shares pursuant to this Joint Proxy Statement/Prospectus, and certain of the Easton-Pacific shareholders who will acquire shares of Common Stock as part of the merger, have entered into lock-up agreements with Hanover limiting the number of shares such persons may resell over time. See "Easton-Pacific and the Easton-Pacific Transaction," "Selling Stockholders" and "Plan of Distribution."

     The Common Stock is traded on the Nasdaq Stock Market under the symbol "HVGO". On August 1, 1997, the closing sales price per share of the Common Stock, as reported by the Nasdaq SmallCap Market, was $0.88. See "Market for Capital Stock".

     HANOVER IS AN EXPLORATION STAGE MINING COMPANY. IT HAS NO PROVEN OR PROBABLE GOLD RESERVES, HAS INCURRED LOSSES IN EACH OF THE LAST FIVE YEARS AND HAS NEGATIVE WORKING CAPITAL. MOREOVER, IT HAS SIGNIFICANT FUTURE CAPITAL REQUIREMENTS WHICH CAN BE EXPECTED TO RESULT IN CONTINUED LOSSES FOR AT LEAST THE NEXT TWO OR THREE YEARS. AS A CONSEQUENCE, ITS CURRENT AUDITED FINANCIAL STATEMENTS ARE QUALIFIED BY AN EXPLANATORY PARAGRAPH RELATING TO A GOING CONCERN UNCERTAINTY. ADDITIONALLY, A SIGNIFICANT NUMBER OF ITS OUTSTANDING SHARES OF COMMON STOCK ARE CURRENTLY AVAILABLE FOR RESALE. FOR THESE AND OTHER REASONS STATED AT PAGES 9 THROUGH 11 OF THIS JOINT PROXY STATEMENT/PROSPECTUS, UNDER "RISK FACTORS", THE PURCHASE OF HANOVER'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS
      IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A
                           CRIMINAL OFFENSE.

                                                              Proceeds
                                           Underwriting      to Selling
                                             Discounts      Stockholders
                         Price to Public   or Commissions     /Company
                         ---------------   --------------   -------------
Sales Per Share By:
  Selling Stockholders   See Text Above    See Text Above   See Text Above
  The Company            See Text Above    See Text Above   See Text Above

You should rely only on the information provided in this Joint Proxy Statement/Prospectus and any supplement, or information incorporated by reference. Hanover has not authorized anyone to provide you with information that is different. Hanover is not making an offer of its Common Stock in any state where the offer is not permitted.

  The date of this Joint Proxy Statement/Prospectus is August __, 1997.

PERSONS WHO PUBLICLY REOFFER THE COMMON STOCK OF HANOVER IN THE UNITED STATES PURSUANT TO THIS PROSPECTUS MAY BE DEEMED TO BE "UNDERWRITERS" AS THAT TERM IS DEFINED IN SECTION 2(11) OF THE SECURITIES ACT. PERSONS PLANNING TO REOFFER SUCH SECURITIES PUBLICLY IN THE UNITED STATES MAY WISH TO CONSULT WITH A SECURITIES ATTORNEY PRIOR TO ANY SUCH REOFFER IN ORDER TO DETERMINE WHETHER THEY SHOULD DELIVER A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO THEIR INTENDED PURCHASER.
                      ____________________

               WHERE YOU CAN FIND MORE INFORMATION

     Hanover has filed registration statements with the Securities and Exchange Commission (the "SEC") pursuant to the provisions of the Securities Act and the SEC's rules and regulations with respect to the securities offered by this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus constitutes a part of the registration statements, but does not contain all of the information included in the registration statements. Further information regarding Hanover and the securities offered by this Joint Proxy Statement/Prospectus can be obtained in the registration statements and the exhibits accompanying these registration statements. Statements made in this Joint Proxy Statement/ Prospectus concerning the contents of any contract or other document are not necessarily complete. You should therefore consult the registration statements with respect to each such contract or other document filed with the SEC as an exhibit to the registration statements. The registration statements and exhibits will provide a more complete description of these matter.

     Hanover also files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Hanover files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Hanover's SEC filings are also available to the public from a web site at http://www.sec.gov.

     Hanover's Common Stock is traded on the Nasdaq SmallCap Market. Materials filed by Hanover can also be inspected at the offices of The National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.



        [The balance of this page has been intentionally left blank.]

                          Safe Harbor Statement

     Some of the statements contained in this Joint Proxy Statement/ Prospectus relate to future events and are considered to be a "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements do not involve historical facts and pose special risks and uncertainties. In evaluating these forward-looking statements, you should be mindful of these potential risks and uncertainties, including: the likelihood that Hanover will continue to incur losses from operations pending development of its mining properties, and the uncertainty that it will be able to continue as a going concern; the likelihood that Hanover will need to obtain significant additional financing in order to develop its properties; the effect of extensive regulatory controls over mining operations; the environmental and other risks associated with mining; the absence of established proven or probable reserves on the Hanover's mining properties; fluctuations in the price of gold; and other factors that may affect future results. These risks and uncertainties, which may not be complete, are described in more detail below.

     NO SIGNIFICANT REVENUES FROM OPERATIONS. Hanover has had no significant revenue from mining operations, has experienced losses from operations for each of the last five years, and at March 31, 1997 had negative working capital. This trend is expected to continue for the next two to three years, and possibly longer, and is expected to reverse only if and when gold is produced from the Hanover's mining properties. Hanover has not yet commissioned a feasibility study to determine whether large-scale mining of its properties is warranted, and will not do so until further exploratory work has been conducted. If large-scale mining is warranted, significant additional funds will be required to construct mining facilities and provide working capital. Although Hanover believes such funds can be obtained from several sources, including the sale of additional shares of its common stock, bank borrowings or a joint development or similar arrangement with another mining company, no assurance can be given that such funds will in fact be obtained. As the financial statements included in this Joint Proxy Statement/Prospectus make clear, Hanover's ability to continue as a going concern is predicated on its ability to obtain additional funds. Accordingly, Hanover's independent certified accountants modified their March 7, 1997 report on the company's 1996 financial statements to include an explanatory paragraph relative to a going concern uncertainty.

     EXTENSIVE REGULATION OF THE MINING INDUSTRY. Hanover's business is subject to extensive federal, state and local governmental controls and regulations, including regulation of mining and exploration operations, discharge of materials into the environment, disturbance of land, reclamation of disturbed lands, threatened or endangered species, and other environmental or ecological matters. Generally, compliance with these regulations requires Hanover to obtain permits issued by federal, state and local regulatory agencies. Certain permits require periodic renewal or review of their conditions. Although Hanover believes it is currently in compliance with all such permitting requirements, it cannot predict whether it will be able to obtain and maintain all permits needed for anticipated future mining operations. Compliance requirements for new mines and mills may require substantial additional control measures that could materially affect the cost of proposed operations or delay the commencement of such operations.

     RISKS INHERENT IN MINING. Hanover is subject to all of the risks inherent in the mining industry, including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geologic formations, cave-ins, flooding and periodic interruptions due to inclement weather. These risks could result in damage to, or destruction of, Hanover's mineral properties and any production facilities it may construct, personal injury, environmental damage, delays, monetary losses and legal liability. Although Hanover can be expected to maintain insurance within ranges of coverage consistent with industry practice, no assurance can be given that such insurance will be available at economically feasible premiums. Insurance against environmental risks (including pollution or other hazards resulting from the disposal of waste products generated from exploration and production activities) is not generally available to Hanover or other companies in the mining industry.

     THE EFFECT OF FLUCTUATING GOLD PRICES. Hanover's operations are significantly influenced by the prices of gold. Gold prices fluctuate widely and are affected by numerous factors beyond it's control, such as inflation, the strength of the United States dollar and foreign currencies, global and regional demand, and the political and economic conditions of major gold producing countries throughout the world.

     NO PROVEN OR PROBABLE RESERVES. It has not yet been established whether Hanover's mining properties in the Virginia City Mining District contain either proven or probable reserves, and no assurance can be given that any reserves will be established. Although Hanover believes that significant reserves exist on the properties, based on engineering and geological studies which have been completed, it has not undertaken a significant evaluation of the properties nor commissioned the preparation of an independent reserve report.

                   Glossary of Significant Mining Terms

     Some of the terms used in this Joint Proxy Statement/Prospectus are defined below.

     affiliate. An affiliate is defined by the SEC's rules and regulations to be a person who controls, is controlled by, or is under common control with another person. Persons who are directors or executive officers of
Hanover are affiliates of Hanover.      Persons who hold or control 10% or
more of Hanover's Common Stock are also affiliates. Finally, corporations that were subsidiaries of Hanover were also affiliates of Hanover.

     Ag.  silver.

     Au.  gold.

     AuEq. Gold equivalent, being a measurement of gold and silver on a combined basis calculated to reflect the price and recovery differentials between the two metals.

     alluvial. Adjectivally used to identify minerals deposited over time by moving water.

     Archean.  An era in geologic time 3.4 billion years ago.

     claims or mining claims. A right or privilege granted under federal or state mining statutes to explore a property for mineralization, and, if warranted, to develop the property and exploit the minerals.

     deposit. A mineral deposit is a mineralized underground body which has been intersected by sufficient closely-spaced drill holes or underground sampling to support sufficient tonnage and average grade(s) of metal(s) to warrant further exploration or development activities. A deposit does not qualify as a commercially minable ore body (reserves) under standards promulgated by the Securities and Exchange Commission until a final, comprehensive economic, technical and legal feasibility study based upon test results has been concluded.

     development stage. Activities related to the preparation of a commercially minable deposit for extraction.

     exploration stage. Activities such as drilling, bulk sampling, assaying and surveying related to the search for minable deposits.

     fault or faulting. A fracture in the earth's crust accompanied by a displacement of one side of the fracture with respect to the other and in a direction parallel to the fracture.

     grade. A term used to assign value to reserves, such as ounces per ton or carats per ton.

     heap leaching. A gold extraction process involving the percolation of cyanide solution through crushed ore heaped on an impervious pad or base.

     igneous. Rocks formed by the cooling and solidifying of magna or lava.

     intrusive. Rock which while molten penetrated into or between other rocks, but solidified before reaching the surface.

     lode mining. The extraction of ore from a deposit occurring in place within definite boundaries separating it from the adjoining rocks magnetic surveying. A mineral exploration technique which employs a magnetometer to measure the magnetic intensity of an area to determine possible mineralization.

     mineralization. The presence of minerals in a specific area or geological formation.

     ore. A natural aggregate of one or more minerals which, at a specified time and place, may be mined and sold at a profit or from which some part may be profitably separated.

     overburden. Waste rock and other materials which must be removed from the surface in order to mine underlying mineralization.

     placer mining. The extraction of ore from sediment rich in concentrated mineralization due to the high specific gravity of the mineralization.

     polymetallic. Adjectivally used to describe a deposit or formation containing many minerals.

     production stage. Activities related to the actual exploitation or extraction of a mineral deposit.

     reserves. That part of a mineral deposit which could be economically and legally extracted or produced at the time of determination. Reserves are subcategorized as either PROVEN (MEASURED) RESERVES, for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, and grade and/or quality are computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and geologic character is so well defined that size, shape, depth and mineral content are well-established; or PROBABLE (INDICATED) RESERVES, for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, yet the sites for inspection, sampling and measurement are farther apart.

     shear zone. A tabular zone of rock which has been crushed and fragmented by parallel fractures due to "shearing" along a fault or zone of weakness. Shear zones can be mineralized with ore-forming solutions.

     schists. A strongly foliated crystalline rock which readily splits into sheets or slabs as a result of the planar alignment of the constituent crystals.

     trend.  The directional line of a rock bed or formation.

     volcanic or volcanogenic rock. Rock composed of clasts or pieces that are of volcanic composition.



      [The balance of this page has been intentionally left blank.]

                JOINT PROXY STATEMENT/PROSPECTUS SUMMARY

CERTAIN INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS SUMMARIZED BELOW. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                      Hanover Gold Company, Inc.

     Hanover is an exploration stage mining company that holds significant mining claims and leases in the Alder Gulch area of the historic Virginia City Mining District of southwestern Montana. Its efforts, at least since 1995, have been aimed at consolidating its land position in the district in order to facilitate continued exploration and development, and to make its holdings more attractive to potential development partners such as major mining companies. At March 31, 1997, its mining properties consisted of 482 contiguous claims and one state mining lease located in the Alder Gulch area of the district.

     The company recently entered into a Reorganization Agreement with Easton-Pacific providing for the merger of Easton-Pacific into the company, in exchange for 7,000,000 shares of Hanover's Common Stock. Easton-Pacific owns or controls 36 patented mining claims, 151 unpatented claims and two state mining leases covering the upper part of the Browns Gulch, Hungry Hollow and Barton Gulch areas of the Virginia City Mining District. These properties are generally contiguous to Hanover's mining claims and lease in the Alder Gulch area. The merger has been approved by the boards of directors of Hanover and Easton-Pacific, and is expected to be approved by the shareholders of each company at meetings to be held on September 17 and September 18, 1997, respectively. If the merger is completed, as is expected, Hanover's consolidation efforts in the district will have been largely concluded.

     Hanover has no established proven or probable reserves, although exploration activities on the properties conducted by it and others support the existence of a potential, significant mineralized gold deposit. A mineralized deposit is a mineralized body which has been delineated by appropriate drilling or underground sampling to support estimates of tonnage and average mineral grade. A mineralized deposit does not qualify as a reserve until a comprehensive evaluation has been completed and the economic feasibility of exploiting the deposit has been determined.
Hanover has not yet undertaken a comprehensive evaluation of its mining properties and probably will not do so until it has obtained the financial assistance of a development partner and conducted additional exploration.

     Hanover was incorporated as a Delaware corporation in 1984. Its principal executive offices are located at 1000 Northwest Boulevard, Suite 100, Coeur d'Alene, Idaho 83814, and its telephone number is (208) 664-4653. Hanover also maintains a web site at http://wwp.hanovergold.com where additional information can be obtained.

     More detailed information concerning Hanover and its mining properties is included in the sections of this Joint Proxy Statement/Prospectus entitled "The Company" and "Business". The terms and conditions of Hanover's proposed merger with Easton-Pacific, and more detailed information concerning Easton-Pacific and its mining properties, are included in the section entitled "Easton-Pacific and the Easton-Pacific Transaction". Historical and proforma combined financial information concerning Hanover and Easton-Pacific, and the two companies in combination, is included in the section entitled "Supplemental Financial Information" and in the Financial Statements. Information concerning Hanover's management and the ownership of its Common Stock is included in the "Management" and "Principal Stockholders" sections, and a description of the Common Stock is included in the section entitled "Description of Capital Stock".

                Easton-Pacific and Riverside Mining Company

     Easton-Pacific is an exploration stage mining company that owns or controls 36 patented mining claims, 151 unpatented claims and two state mining leases covering the upper part of the Browns Gulch, Hungry Hollow and Barton Gulch areas of the Virginia City Mining District. These properties form a contiguous claim block adjacent to the west side of Hanover's mining properties in the Alder Gulch area of the district.

     The company was incorporated in Montana in 1959 and has conducted only limited exploration activities since inception. Since 1996, it has been in discussions with Hanover regarding the consolidation of their respective land positions in the Virginia City Mining District in order to make these holdings more attractive to potential development partners. These discussions are described below, in the section entitled "The Easton-Pacific Transaction".

     Easton-Pacific uses the same office as its secretary, which is located at 21 Courthouse Square, St. Cloud, Minnesota 56303. The company pays no rent for this facility. Easton-Pacific also leases a facility in Montana to store ore samples, for which it pays a nonaffiliate rental at the rate of $40 per month.

     More detailed information concerning Easton-Pacific, its mining properties, its management and the ownership of its capital stock is included in the section of this Joint Proxy Statement/Prospectus entitled "Easton-Pacific". The terms and conditions of Easton-Pacific's proposed merger with Hanover are included in the section entitled "The Hanover/Easton-Pacific Transaction", and historical and proforma combined financial information concerning Easton-Pacific and Hanover, and the two companies in combination, is included in the section entitled "Supplemental Financial Information" and in the Financial Statements.

                              The Offering

     The securities offered pursuant to this Prospectus consist of:
7,000,000 shares of Common Stock offered by Hanover to the shareholders of Easton-Pacific in connection with the merger of Easton-Pacific into Hanover under the terms of the Reorganization Agreement; up to 2,000,000 shares of Common Stock offered by Hanover for sale to the public for cash; and 6,356,248 previously issued shares of Common Stock, and 205,000 shares of Common Stock issuable upon the exercise of outstanding stock options, which are offered for resale by the Selling Stockholders.

     This Joint Proxy Statement/Prospectus sets forth important information to be considered by Hanover's and Easton-Pacific's shareholders in conjunction with their shareholder meetings to consider the merger. Assuming Hanover's and Easton-Pacific's shareholders approve the merger, and all other conditions to closing set forth in the Reorganization Agreement are met, these shares will be deemed to have been sold to the Easton-Pacific shareholders as of the effective time set forth in the Reorganization Agreement. Certificates for the Hanover shares are expected to be issued within 45 days of the date the merger is approved.

     The shares of Common Stock offered by Hanover for sale for cash will be offered and sold on Hanover's behalf by certain of its directors and executive officers, who will not be compensated for such sales, from time-to-time during the twelve month period commencing with the date of this Joint Proxy Statement/Prospectus. The prices received for these shares will equal the closing sales prices of the Common Stock as reported on the Nasdaq SmallCap Market as of the dates of sale. Proceeds from the sale of these shares will be used for general corporate purposes, including additional exploration of the company's mining properties.

     The shares of Common Stock offered for resale by the Selling Stockholders will also be sold during the twelve month period commencing with the date of this Joint Proxy Statement/Prospectus, in the over-the-counter market, in other permitted public sales or in privately negotiated transactions, at market prices or at negotiated prices. The Selling Shareholders acquired these shares at prices or values per share equal to then-prevailing market prices for the Common Stock for cash, in exchange for their interests in corporations that were formerly affiliated with Hanover and have since been merged into Hanover, as consideration for mining properties and other assets conveyed to Hanover, for services rendered on Hanover's behalf and as consideration for the guarantee of some of Hanover's obligations. Hanover will receive no proceeds from the sale of the shares offered for resale by the Selling Stockholders.

     Some of the Selling Stockholders whose shares would otherwise be eligible for resale under this Joint Proxy Statement/Prospectus have entered into lock-up agreements with Hanover limiting the number of shares that can be resold. The persons who are parties to these agreements are either present or former affiliates of Hanover, or persons who are affiliates of Easton-Pacific. The present and former Hanover affiliates who are parties to these agreements are generally prohibited from reselling more than 30% of their shares during the six-month period ending September 3, 1997. The Easton-Pacific affiliates who are parties to these agreements are prohibited from reselling any of their shares acquired in the merger prior to December 26, 1997, and are prohibited from thereafter reselling more than one-half of the number of shares they own until July 15, 1998, following which the lock-up prohibitions terminate. See "Selling Stockholders and "Plan of Distribution."

     As of the date of this Joint Proxy Statement/Prospectus, 23,204,411 shares of Hanover's Common Stock were outstanding or deemed outstanding pursuant to presently exercisable options. See "Management" and "Principal Stockholders."

                          The Merger Transaction

     THE REORGANIZATION AGREEMENT. Under the terms of the Reorganization Agreement, Hanover will issue 7,000,000 shares of its Common Stock, valued at $7,000,000, upon the conversion of, and in exchange for the outstanding capital stock of Easton-Pacific. Assuming the merger is approved by Easton-Pacific's and Hanover's shareholders, each Easton-Pacific shareholder who votes to approve the merger and does not elect to exercise dissenter's appraisal rights will receive 6.721656 shares of Common Stock for each share of Easton-Pacific capital stock registered in such shareholder's name. No fractional shares will be issued and no payment will be made for fractional shares. Rather, fractional shares will be rounded to the nearest whole share of Common Stock into which the Easton-Pacific capital stock is converted.

     SHAREHOLDER APPROVAL REQUIREMENTS. Completion of the merger is subject to the approval of the Reorganization Agreement by Easton-Pacific's and Hanover's shareholders at meetings to be held prior to September 30, 1997 for such purpose. Pursuant to the Delaware General Corporation Law and Hanover's bylaws, the holders of a majority of Hanover's shares of Common Stock are required to approve the Reorganization Agreement; pursuant to the Montana Business Corporation Act and Easton-Pacific's bylaws, the holders of two-thirds of Easton-Pacific's shares of capital stock are required to give such approval. The holders of 17.8% of the outstanding shares of Easton-Pacific's capital stock have executed irrevocable proxies authorizing their proxies and attorneys-in-fact to vote in favor of the merger, and the holders of 35.6% of the outstanding shares of Common Stock of Hanover have expressed their intention to vote in favor of the merger.

     RECOMMENDATIONS OF THE BOARDS OF DIRECTORS. Hanover's and Easton-Pacific's boards of directors have approved the Reorganization Agreement and recommend that it be approved by the shareholders of their respective companies. The directors of each company believe that the combination of Easton-Pacific and Hanover will make their mining properties in the Virginia City Mining District more conducive to exploration and development, and more attractive to a potential development partner. If the merger is approved by the shareholders, Hanover's land position in the district will increase to 669 patented and unpatented claims and three state mining leases encompassing a contiguous area of approximately 25 square miles.

     DISSENTER'S APPRAISAL RIGHTS. Easton-Pacific's shareholders have statutory rights of appraisal under the Montana Business Corporation Act in connection with the merger, meaning that if they vote against the Reorganization Agreement and take other steps to perfect their rights, they will be entitled to receive the fair value of their Easton-Pacific shares in cash. No such rights are available to Hanover's shareholders.

     TAX CONSEQUENCES OF THE MERGER. Hanover and Easton-Pacific will each treat the merger for federal income tax purposes as a reorganization under section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), meaning that neither Hanover nor Easton-Pacific, nor any of their shareholders, will be required to recognize any gain or other income or loss from the transaction for federal income tax purposes. Easton-Pacific will receive an opinion of counsel to Hanover to such effect at closing.

     More detailed information concerning the merger transaction is set forth elsewhere in this Joint Proxy Statement/Prospectus, in the section entitled "The Easton-Pacific Transaction".

                               Risk Factors

     An investment in the Common Stock is extremely risky and is suitable only for persons who can afford a loss of their investment. Hanover is an exploration stage mining company that has lost money in every year since its inception. It has only limited cash resources and no proven or probable reserves. Development of its mining properties and the mining properties it will acquire through the merger of Easton-Pacific is contingent on a number of factors, including additional drilling and other exploratory activities to determine whether a commercially minable ore body exists, the preparation of a comprehensive feasibility study, compliance with all regulatory and environmental permitting requirements, and the procurement of funds or the negotiation of other arrangements, such as a joint venture with a major mining company, to cover the significant costs and expenses of opening and operating a mine. See "Risk Factors."

                              RISK FACTORS

THE PURCHASE OF HANOVER'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING MATTERS SHOULD BE CAREFULLY CONSIDERED IN DETERMINING WHETHER A PURCHASE OF THE COMMON STOCK IS CONSISTENT WITH YOUR INVESTMENT OBJECTIVES.

NO ESTABLISHED MINERAL RESERVES; NO SIGNIFICANT MINING OPERATIONS

     Hanover has not yet established whether its mining properties contain a commercially viable ore body, or reserves, and no assurance can be given that such an ore body will be established. As a consequence, Hanover cannot presently determine whether development of its mining properties will occur. Significant additional drilling and other exploratory activities will have to be undertaken before a decision to develop the properties can be made.

     Although certain members of Hanover's management are or were affiliated with other companies engaged in significant mining operations, the company itself has engaged in only limited and relatively insignificant mining operations since its inception. See "The Company", "Business" and "Management."

HISTORY OF LOSSES

     Hanover has lost money in each year since its inception. It reported a net loss of $686,057 for the six months ended June 30, 1997, and a net loss of $1,328,327 for the year ended December 31, 1996. Cumulative losses for the period from inception through June 30, 1997, were $6,599,155. Hanover received only limited revenues from mining operations conducted in 1994 and 1995, and such operations have since been suspended. For the first six months of 1996, it reported a net loss of $763,921, and for the years ended December 31, 1995 and 1994, it reported losses of $2,329,190 and $1,362,954, respectively. Hanover expects to incur losses from operations for the next several years or until such time, if ever, as it profitably develops its mining properties. Primarily as a result of these losses, Hanover's independent certified public accountants modified their report on the company's 1996 financial statements to include an explanatory paragraph relative to a going concern uncertainty. See "Selected Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operation", "Business" and the Financial Statements.

NO PROJECT DEVELOPMENT FUNDING

     Hanover's mining assets presently consist of 482 contiguous claims and one mining lease, all in the Alder Gulch area, which are in the exploration stage. (It will acquire an additional 187 claims and two state mining leases in areas contiguous to the Alder Gulch area if the merger of Easton-Pacific is completed.) Hanover currently estimates that expenditures for ongoing operations, inclusive of amounts payable to the landowner-lessors of its mining claims, will total approximately $1,800,000 during the remainder of 1997, and may be significantly more in ensuing years if, as and when its mining properties are placed into production. Hanover expects to fund 1997 expenditures from proceeds to be received from the sale of the 2,000,000 shares of Common Stock offered by the company for cash pursuant to this Prospectus; from funds expected to be contributed to a joint venture comprising the company and another mining company, assuming it is successful in negotiating such an arrangement; and from possible additional sales of Common Stock. Hanover presently does not have any agreement, understanding or arrangement with another mining company regarding joint exploration or development of its mining properties, and no assurance can be given such a joint venture arrangement can be successfully negotiated. Similarly, no assurance can be given that Hanover will be successful in obtaining funds through the sale of additional shares of its Common Stock, were it to undertake an offering. Hanover's estimate of capital expenditures for the project is based upon currently available information and could increase or decrease depending upon a number of factors beyond its control. It is not unusual in new mining operations to experience unexpected problems during the development phase. As is described under "
- Risks Inherent in the Mining Industry Generally," the mining business is subject to a number of risks and hazards, and there can be no assurance these risks and hazards will be avoided if, as and when Hanover develops its mining properties. See "The Company", "Business" and "Easton-Pacific" and "The Easton-Pacific Transaction."

SIGNIFICANT RENTAL AND ROYALTY OBLIGATIONS

     Approximately half of Hanover's mining claims at June 30, 1997 were leased claims coupled with purchase options. Hanover does not own the majority of its mining claims outright, but instead leases the claims from various landowner-lessors under various lease and purchase option agreements, to whom it pays rentals and royalties in exchange for the right to conduct mining activities. These payments in most cases are credited toward the purchase price of the claims under the purchase option provisions of the leases. If such payments are made, as is expected, Hanover will acquire ownership of the mining claims outright, and, in some instances, the entire real property interest of the landowner-lessor. Conversely, if such payments are not made, its interest in the claims will revert to the respective landowners. Hanover's obligations under these leases and purchase options were $8,469,000 at December 31, 1996, of which $1,358,000 is payable in 1997, $1,458,000 is payable in 1998, $1,804,000 is payable in 1999, $2,312,000 is payable in 2000, $902,000 is payable in 2001 and $635,000 is payable thereafter. Production royalty obligations with respect to these claims become payable once minerals are produced, and range from 0.5% to 5%. Although Hanover presently does not have sufficient funds to meet its rental obligations to the landowner-lessors of its mining claims, one of its affiliates and other persons have guaranteed the payment of such obligations through September 7, 1998, pursuant to guaranties given in connection with the proposed acquisition of Easton-Pacific. If Hanover cannot obtain additional funds to meet its obligations thereafter, as they become due, it will forfeit its interests in these claims. See "Business" and "Easton-Pacific" and "The Easton-Pacific Transaction."

PART-TIME MANAGEMENT

     Hanover's current chairman and president, James A. Fish, is also vice president and general counsel of N. A. Degerstrom, Inc., Spokane, Washington, a privately-held company engaged in railroad, heavy highway and bridge construction, large open pit mining and worldwide mineral exploration. Neal A. Degerstrom, the president of N. A. Degerstrom, Inc., is also a director and principal shareholder of Hanover and one of several persons comprising the Degerstrom group of investors, whose members own approximately 29% of the company's Common Stock outstanding or deemed outstanding as of the date of this Joint Proxy Statement/Prospectus (approximately 21% assuming the merger with Easton-Pacific is completed and all 2,000,000 shares of Common Stock offered hereby for cash are sold). Wayne Schoonmaker, the company's secretary and treasurer, is a certified public accountant whose duties are divided between Hanover and other clients for whom he performs accounting services. Frank Duval, who may be deemed to be an executive officer of the company, and who has acted on its behalf as an advisor since late 1995, is affiliated with another mining company that filed for protection from creditors under federal bankruptcy law within the past ten years. See "Management."

TRANSACTIONS WITH AFFILIATES

     Hanover's business dealings have been frequented, at least historically, by transactions involving the company and directors, officers or other affiliates of the company. These have included the acquisition of mining claims and interests by two subsidiary corporations controlled by certain of these affiliates, the 1996 merger of these two subsidiaries into Hanover in exchange for shares of Hanover's Common Stock, and recent purchases of Hanover Common Stock in private placement transactions by affiliates or by persons who have had prior dealings with these affiliates. Although Hanover's board of directors and management believe these transactions and dealings were on terms as favorable as those that could have been negotiated with non-affiliated third parties, the fact remains that minority shareholders of the company did not have the ability to influence the company's decision to engage in these transactions. And while the board of directors and management intend to continue to operate the continue in a manner that is consistent with their fiduciary obligations to all of the companies shareholders, no assurance can be given that future transactions between the company and one or more of its affiliates will not occur. Junior mining companies such as Hanover face significant obstacles in obtaining financing to conduct their businesses, and it is not uncommon for affiliates of these companies to provide such financing, to the exclusion of other possible sources, and thereby increase their control. Holders of Hanover's Common Stock do not enjoy preemptive rights, meaning that they do not have the right to participate in offerings of the company's Common Stock in order to maintain their respective
percentage interests in the company.   See "Management", "Principal
Stockholders" and "Certain Transactions."

SHARES ELIGIBLE FOR FUTURE SALE

     As the result of the registration under the Securities Act of the 15,561,248 shares of Common Stock offered by this Joint Proxy Statement/Prospectus, approximately 19.7 million shares of Common Stock, inclusive of shares publicly offered by Hanover in 1993 and 1994, are now available for sale in the secondary market. These shares represent approximately 85% of Hanover's Common Stock deemed outstanding as of the date of this Joint Proxy Statement/Prospectus (approximately 86% if all 2,000,000 shares offered by Hanover to the public for cash pursuant to this Joint Proxy Statement/Prospectus are sold). Approximately 50% of these shares are owned by directors, executive officers and other affiliates of Hanover.

LIMITED NATURE OF TRADING MARKET FOR COMMON STOCK

     Although Hanover's Common Stock is approved for quotation on the Nasdaq SmallCap Market, trading activity in this market is often characterized by low volumes and infrequent transactions. As a consequence, the sale from time-to-time of the shares offered by this Joint Proxy Statement/Prospectus, and resales of the Common Stock offered by the Selling Stockholders, may have the effect of depressing the market price of the Common Stock.
The high and low closing sales prices for the Common Stock for the 52-week period preceding the date of this Joint Proxy Statement/Prospectus, as reported by the Nasdaq market, were $3.06 and $0.31 per share, respectively. The high and low trading volume in the Common Stock during such period were 15,000 shares and 125,000 shares, respectively. See "Market for Capital Stock" and "Description of Capital Stock."

RISKS INHERENT IN THE MINING INDUSTRY GENERALLY

     Hanover is subject to all of the risks inherent in the mining industry, including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geologic formations, cave-ins, flooding and periodic interruptions due to inclement weather. Such risks could result in damage to, or destruction of, mineral properties and production facilities, personal injury, environmental damage, delays, monetary losses and legal liability. Hanover does not presently maintain insurance covering environmental or other catastrophic liabilities, and is not expected to do so unless and until it is economically feasible to do so. Insurance against environmental risks (including pollution or other hazards resulting from the disposal of waste products generated from exploration and production activities) is not generally available at present. Were Hanover to be subjected to environmental liabilities, the payment of such liabilities would reduce the funds available to it for operations or other purposes. Were it unable to fund fully the cost of remedying an environmental problem, it might be required to suspend operations or enter into interim compliance measures pending completion of remedial activities. In addition to the foregoing risks, Hanover will also encounter or be subject to competition from other mining companies having significantly greater resources, governmental regulation of its mining activities and practices, the speculative nature of mineral exploration and development, operating hazards, fluctuating metals prices, and inflation and other economic conditions over which it has no control. See "Business."

ENVIRONMENTAL MATTERS

     Hanover's mining properties are located in southwestern Montana, which is an historical mining area. Although Hanover believes it will meet existing criteria for additional permits and approvals necessary to large scale development, substantial planning will be required in order to comply with the requirements of existing and proposed laws and regulations, and no assurance can be given that large scale development of its mining properties, if warranted, will be timely realized. See "Business."

FLUCTUATING PRICES OF GOLD

     Hanover's ability to obtain additional funds through a joint venture or other arrangement with another mining company or otherwise, and its ability to develop it mining properties, if warranted, will be significantly influenced by the price of gold. Gold prices fluctuate widely and are affected by numerous factors beyond its control, such as inflation, the strength of the United States dollar relative to foreign currencies, global and regional demand, and the political and economic conditions of major gold producing countries throughout the world. During the five-year period preceding the date of this Joint Proxy Statement/Prospectus, world gold prices have fluctuated from a high of $414.80 per ounce in February of 1996 to a low of $317.30 per ounce in July of 1997.

VALUATION ANALYSIS NOT THE SAME AS A FAIRNESS OPINION

     Although the boards of directors of Hanover and Easton-Pacific have approved the merger of Easton-Pacific into Hanover and have recommended to their respective shareholders that the merger be approved, neither board has requested nor received an opinion from an independent investment banking firm or other financial intermediary to the effect that the merger is fair, from a financial point of view to the shareholders of either company. In making its recommendation, the Easton-Pacific board of directors has relied, however, on the valuation analysis of an independent consulting geologist retained by the company to analyze the mining claims and interests held by each company, the results of historical exploration and limited development activities conducted by each company, the mineralization and potential for additional mineralization of these claims and interests, and the relative positions of each company in the Virginia City Mining District. Neither Hanover nor Easton-Pacific is engaged in development activities, and neither has yet established whether its mining properties contain a commercially viable ore body, or reserves, and no assurance can be given that such an ore body will be established. Consequently, the valuation analysis should not be relied upon as an opinion of the actual value of each company, or of the financial fairness of the merger transaction to the shareholders of either. See "The Easton-Pacific Transaction".

                              THE COMPANY

     Hanover is an exploration stage mining company that holds significant mining claims and leases in the Alder Gulch area of the historic Virginia City Mining District of southwestern Montana. It was organized as a Delaware corporation in 1984 and began acquiring its claims in the district in 1990, through affiliated corporations that were subsequently acquired by Hanover through merger, and through a series of subleasing, option and purchase agreements with nonaffiliated third parties.

     Until 1996, Hanover's activities were conducted from offices located in Roslyn, New York, near New York City. In early 1996, the company moved its offices to Coeur d'Alene, Idaho and restructured its management, all in conjunction with an investment by a group of Spokane, Washington investors, lead by Neal A. Degerstrom, that enabled the company to meet its rental and royalty obligations to the landowner-lessors of its mining claims. These investments were made pursuant to the terms of a securities purchase agreement between the company and Mr. Degerstrom dated June 1, 1995, as amended, pursuant to which the company issued and sold 6,000,000 shares of Common Stock to Mr. Degerstrom and associated persons over a seventeen-month period, at prices ranging from $0.35 per share to $1.00 per share.

     The securities purchase agreement also gave Mr. Degerstrom the conditional right to nominate three members for election to the Company's board of directors and to appoint a new president. Mr. Degerstrom exercised his director nomination rights at meetings of the board of directors of the Company held on August 17, 1995 and September 13, 1995, at which times he, James A. Fish and F. D. Owsley were elected to the seven-person board of directors. The presidential appointment rights were exercised at a meeting of the board of directors held on March 3, 1996, at which time Mr. Fish was appointed to succeed Fred R. Schmid; Mr. Fish was also appointed to succeed Mr. Schmid as chairman in May of 1996. The nomination and appointment rights granted to Mr. Degerstrom will continue to be exercised so long as he and his associated purchasers collectively own at least fifteen percent (15%) of the Company's outstanding common stock. The company and its board of directors have agreed to take such action as is appropriate and consistent with their powers to ensure that such rights can be exercised.

     Mr. Degerstrom and these other investors individually held approximately 35% of the outstanding shares of Common Stock of Hanover as of August 1, 1997, and also held stock options, which, if exercised, would increase their combined ownership of the company to approximately 40%.

     Hanover has been engaged in exploration and limited development activities in the Alder Gulch area more or less continuously since 1992. During 1992, interests in certain claims then held by affiliated corporations were contributed to a joint venture that, in turn, entered into a mining venture agreement with Kennecott. Under the terms of this mining venture, Kennecott was to have received an interest in the claims and certain options and other rights, in exchange for which it was to have conducted a multi-year work program and paid interim rentals and royalty obligations to the landowner-lessors of Hanover's claims. Kennecott withdrew from the mining venture in March of 1995, when it was unable to acquire additional claims in the Alder Gulch area believed necessary to support large scale development.

     Hanover's exploration and development activities in the Alder Gulch area have consisted of some underground development, diamond drilling, mapping and sampling, lithologic logging of the drill holes, metallurgical testing and assaying. No mining or milling activities have occurred since Kennecott's withdrawal from the mining venture. All subsequent exploration activities have been funded by Hanover.

     Since 1995, Hanover has pursued a strategy of acquiring additional mining claims in the Alder Gulch area and renegotiating the terms under which certain of the claims were previously acquired, all in an effort to consolidate its land position in order to facilitate continued exploration and development and make its holdings more attractive to potential development partners. A significant component of this strategy is the proposed merger of Easton-Pacific into Hanover discussed elsewhere in this Joint Proxy Statement/Prospectus.

     Hanover's principal executive offices are located in a 1,850-square foot leased facility at 1000 Northwest Boulevard, Suite 100, Coeur d'Alene, Idaho 83814. In addition, the Company leases a small exploration office in Helena, Montana. At August 1, 1997, the Company employed two full-time and two part-time management, finance and administrative employees.

                       MARKET FOR CAPITAL STOCK

     Prices for Hanover's Common Stock are quoted on the Nasdaq SmallCap Market under the symbol "HVGO". The following table sets out the high and low prices per share for the Common Stock for the first quarter of 1997 and all of 1996 and 1995 as reported by Nasdaq. The prices reported reflect inter-dealer prices, without regard to retail mark-ups, mark-downs or commissions, and do not necessarily reflect actual transactions. High and low sales prices are shown for all quarters.


                              1997                1996                1995
                          High      Low       High      Low       High      Low
                          ----      ---       ----      ---       ----      ---
First Quarter            $1-5/8    $1-1/16   $2-3/8    $1-5/16   $1-5/8    $  1/4
Second Quarter (1)       $ 5/16    $1        $2-7/8    $1-3/8    $3-1/16   $  5/16
Third Quarter            $ 5/16    $  7/8    $1-11/16  $1        $2-1/2    $1-3/16
Fourth Quarter                               $1-11/16  $1-1/8    $2        $  3/4
________________


(1)  Through August 1, 1997.

     Hanover had approximately 260 stockholders of record as of August 1, 1997, which includes certain depositories, brokerage firms and other institutions holding the shares for multiple beneficial owners. Based on mailings made in connection with its 1996 special meeting of stockholders, Hanover believes its shares are beneficially owned by approximately 2,000 persons.

                               DIVIDENDS

     Hanover has never declared a cash or stock dividend and does not expect to do so in the future. Any earnings generated from future mining activities will likely be retained by Hanover and used as working capital.



      [The balance of this page has been intentionally left blank.]

                           CAPITALIZATION

     The following table sets out Hanover's actual capitalization at June 30, 1997 on an historical basis and the pro forma capitalization of Hanover and Easton-Pacific combined. The table should be read in conjunction with the historical financial statements of Hanover and Easton-Pacific, and the pro forma combined financial statements, appearing elsewhere in this Joint Proxy Statement/Prospectus. No adjustment has been made to give effect to the sale of 2,000,000 shares of Common Stock offered for sale by the Company in this offering. Hanover will not receive any proceeds from the sale of the shares reoffered by the Selling Stockholders under this Joint Proxy Statement/Prospectus. See "Index to Financial Statements."



                                        Historical                      Pro Forma
                                   ----------------------        ---------------------------

                                   Hanover        Easton              Combined
                                   -------        ------              --------
                                                  (dollars in thousands)

Notes payable to stockholders      $    73        $170                $   243
Long-term debt                         209           -                    209
Stockholders' Equity:
 Preferred stock, $.001 par value;
  shares authorized 2,000,000, no
  shares outstanding                     -           -                      -
 Common stock, $.0001 par value;
  shares authorized 48,000,000;
  outstanding 26,886,443 pro forma
  combined (2)                           2         756                      3
Additional paid-in capital          16,554           -                 24,309
Deposits on common stock             1,424           -                  1,424
Deficit accumulated during the
 development stage                  (6,599)       (625)                (7,224)
                                    ------         ---                 ------
Total stockholders' equity          11,381         131                 18,512
                                    ------         ---                 ------
Total capitalization               $11,663        $301                $18,964
                                    ======         ===                 ======
--------------------------


(1) Gives effect to the repayment of notes payable to a shareholder of Easton-Pacific from funds received from the sale of the Common Stock offered hereby for cash.

(2) Gives effect to the issuance of 7,000,000 shares of Common Stock in exchange for all of the issued and outstanding shares of capital stock of Easton-Pacific. Excludes 3,817,968 shares issuable upon the exercise of outstanding stock options.

                   SELECTED FINANCIAL INFORMATION

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL INFORMATION

     The following table contains summary historical and pro forma financial information of Hanover and Easton-Pacific. The information has been derived from the financial statements of Hanover and Easton-Pacific and the pro forma combined financial statements appearing elsewhere in this Joint Proxy Statement/Prospectus. The quarterly financial information at June 30, 1997 and for the six month periods ended June 30, 1997 and 1996 are derived from Hanover's and Easton-Pacific's unaudited financial statements and include all adjustments, consisting of only normal, recurring adjustments, that management of the companies consider necessary to fairly present such information. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year ending December 31, 1997. This information should be read in conjunction with the financial statements of Hanover and Easton-Pacific, the pro forma combined financial statements and managements' discussion and analysis of the financial statements appearing elsewhere in this Joint Proxy Statement/Prospectus.


Hanover Gold Company, Inc.
Historical Financial Information

                                                                 At December 31,
                                    ---------------------------------------------------------------------
                                        1996           1995           1994           1993           1992
                                        ----           ----           ----           ----           ----
Summary of Balance Sheets:

Working capital (deficit)          $   (49,331)   $  428,469     $   31,422     $1,815,006     $  259,171
Current assets                         203,722       894,229      1,029,081      3,052,439        395,078
Total assets                        10,806,150     8,441,690      8,646,755      7,962,755      3,231,756
Current liabilities                    253,053       465,760        997,659      1,237,433        135,907
Long-term obligations                  194,065             0              0              0        690,366
Total liabilities                      447,118       465,760      1,267,789      1,487,433        826,273
Stockholders' equity                10,359,032     7,975,930      7,378,966      6,475,322      2,405,483

Summary of Statements of
 Operations:

Revenues (1)                             3,510       499,299        216,418             0         135,262
Net loss (2)                        (1,328,327)   (2,329,190)    (1,362,954)     (256,769)      (314,878)
Net loss per share                        (.08)        (0.20)         (0.14)        (0.03)         (0.06)



(1) Cumulative revenues for the period from inception (May 2, 1990) through December 31, 1996 were $1,151,958.

(2) Cumulative losses for the period from inception (May 2, 1990) through December 31, 1996 were $5,913,098.


Summary Pro Forma Combined Statement
of Operations Data For the Six Month
Period Ended June 30, 1997

                          Historical                  Pro Forma (1)
                    ---------------------         -------------------------
                     Hanover        Easton             Combined
                     -------        ------             --------

Revenue             $       -      $      -            $         -
Net loss             (686,057)      (59,518)              (745,575)
Loss per share      $   (0.04)                         $     (0.03)
Shares used in
  computing loss
  per share         19,874,208                          26,874,208


Summary Pro Forma Combined Statement
of Operations Data for the Year
Ended December 31, 1996

                          Historical                   Pro Forma (1)
                    ---------------------         -------------------------
                      Hanover       Easton             Combined
                      -------       ------             --------
Revenue             $     3,510    $    50,765         $    54,275
Net loss             (1,328,327)       (80,633)         (1,408,960)
Loss per share            (0.08)                             (0.06)
Shares used in
  computing loss
  per share          17,418,318                         24,418,318



Summary Pro Forma Combined Balance
Sheet Data As of June 30, 1997

                               Historical                Pro Forma (2)
                        ----------------------    -------------------------
                          Hanover        Easton             Combined
                          -------        ------             --------

Working capital
  (deficit)            $    53,285    $(221,576)         $(  218,291)
Current assets             200,849        3,263              154,112
Total assets            11,707,104      355,220           19,062,324
Current liabilities        147,564      224,839              372,403
Long-term liabilities      178,703            -              178,703
Stockholders' equity    11,380,837      130,381           18,511,218

------------------------------


(1) Reflects the acquisition of Easton-Pacific as if it had occurred on January 1, 1996 for the year ended December 31, 1996, and January 1, 1997 for the six month period ended June 30, 1997.

(2) Reflects the acquisition of Easton-Pacific as if it had occurred on June 30, 1997.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATION


SUMMARY

     1996 was a year of slow but sustained progress for Hanover. During the year, the company substantially completed its objective of consolidating the mining properties in the Alder Gulch area, both by acquiring additional claims and interests from nonaffiliated parties and by completing the merger of its Hanover Resources and Group S affiliates. Toward the end of the year, Hanover also was able to renew drilling activities on the properties. These activities have enhanced the company's knowledge and understanding of the Alder Gulch properties, and have contributed to its ongoing geological and metallurgical evaluation. Although management continues to believe the properties lend themselves to large scale development, as of the date of this Joint Proxy Statement/Prospectus the company does not have the cash resources necessary for development nor a development agreement with any major mining company.

     Hanover had hoped to conclude negotiations during the year for the acquisition of significant additional mining claims and interests contiguous to those of the Company held by Easton-Pacific, but was unable to do so owing to substantial differences of opinion concerning the value of Easton-Pacific's assets and uncertainty regarding possible environmental liabilities associated with certain of these assets. As is disclosed elsewhere in this Prospectus, however, the company and Easton-Pacific were able to resolve these differences and have entered into a reorganization agreement pursuant to which Hanover will acquire all of the outstanding capital stock of Easton-Pacific, whereupon Easton-Pacific will become merged into the company. The transaction with Easton-Pacific is subject to approval by the company's and Easton-Pacific's shareholders, and is expected to close no later than September 30, 1997.

     Hanover continued to be supported during the year with equity capital from the investor group formed in 1995 and lead by Neal A. Degerstrom, who is affiliated with the company, and with equity capital derived late in the year from the public sale of 1,000,000 shares of its Common Stock at the price of $1.25 per share. As this Joint Proxy Statement/Prospectus makes clear, Hanover intends to issue additional shares of its Common Stock to the public during 1997, in order to meet its ongoing obligations to the landowner-lessors of the various mining claims it leases, and to provide working capital for continued exploration of its mining properties.

     Hanover continues to receive expressions of interest from a number of North American mining companies concerning a joint venture or other economic arrangement to explore and develop its mining properties. It previously reported that such an arrangement would be negotiated and concluded during 1996, however the uncertainty within the mining industry resulting from the Montana clean water citizens initiative prevented this from happening. Hanover has revised its estimate and now believes such an arrangement can be negotiated and concluded during 1997. This estimate is predicated on the occurrence of certain events during 1997, including continued favorable results from exploration activities conducted on the Alder Gulch properties, prevailing prices for gold and continued progress in the company's efforts to consolidate additional claims and interests in the area, including those of Easton-Pacific.

RESULTS OF OPERATIONS

     COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30, 1996. During the six months ended June 30, 1997, Hanover generated no revenues. This compares to approximately $3,500 in revenues realized during the six-month period ended June 30, 1996 from the sale of carbon product stockpiled at an inactive mine. Depreciation and amortization expense increased to $225,000 in 1997 versus $14,000 in 1996 as a result of amortization expense of $243,000 in 1997 related to the Company's deferred guaranty fee. General and administrative expenses decreased to $423,000 for the six-month period ended June 30, 1997, compared to $786,000 for the six-month period ended June 30, 1996. The decrease is principally attributed to expenses incurred in 1996 related to the relocation of Hanover's headquarters from New York to Idaho. For the six-month period ended June 30, 1997, Hanover experienced a loss of $686,000 or $0.04 per share, compared to a loss of $764,000, or $0.05 per share, during the comparable period in the previous year.

     COMPARISON OF YEARS ENDED DECEMBER 31, 1996 AND 1995. Hanover realized revenues of approximately $3,500 during the year ended December 31, 1996, which resulted from the sale of carbon product stockpiled at its inactive mine. This compares to revenues of approximately $499,000 during the prior year, which were comprised of $249,000 in revenue from the sale of refined gold and $250,000 in revenue from an option payment under the Kennecott mining venture. The disparity in revenues between 1996 and 1995 is attributable to the fact that Hanover suspended mining operations in March of 1995, due to a lack of funds following Kennecott's withdrawal from the mining venture. Hanover's milling operations were suspended in April of 1995.

     Operating expenses decreased to $1,312,000 for the year ended December 31, 1996 from $2,826,000 for the year ended December 31, 1995 (54%). The overall decrease was primarily due to the suspension of mining and milling activities in 1995. As a result, there were no costs of goods mined in 1996, as compared to 1995, when the cost of goods mined was $1,077,000. Additionally, in 1995 Hanover wrote down the carrying value of a note receivable due from a related party mill operator by $780,000 to reflect the receivable's estimated net realizable value. General and administrative expenses increased to $1,285,000 in 1996 from $931,000 in 1995. The increase in general and administrative expenses was primarily due to a $100,000 increase in salaries and payroll costs associated with officers and personnel hired during 1996, professional fees of approximately $80,000 incurred in 1996 in connection with the company's acquisition of Hanover Resources and Group S, and an increase in facility-related expenses of approximately $50,000 which are attributable to the establishment of the Coeur d'Alene, Idaho offices. Primarily as a result of the foregoing factors, Hanover recognized a net loss of $1,328,000 in 1996 versus a net loss of $2,329,000 in 1995.

     COMPARISON OF YEARS ENDED DECEMBER 31, 1995 AND 1994. Hanover's Company's revenues were $499,000 in the year ended December 31, 1995, from $216,000 for the prior year, an increase of 131%. This was due, in part, to the receipt in 1995 of $250,000 from an option payment under the Kennecott mining venture. Hanover's revenues from the sale of refined gold were $249,000 in 1995, from $216,000 in the prior year, primarily as a result of volume increases. As previously noted, the company suspended its mining and milling activities in March and April of 1995, respectively, following Kennecott's withdrawal from the mining venture.

     The cost of goods mined was $1,077,000 in 1995, from $911,000 in 1994, an increase of 18%. This increase was due to a increased production during 1995. In 1995, Hanover also wrote down the carrying value of its note receivable due from a related party mill operator by $780,000 to reflect the receivable's estimated net realizable value. General and administrative expenses were $931,000 in 1995, as compared to $738,000 in 1994, an increase of 26%. This was primarily as a result of increases in officers' salaries, printing expenses and insurance costs during the year. Interest income was $30,000 in 1995, from $98,000 in 1994, a decrease of 69%. This decrease was primarily due to lower levels of invested funds during the year. As a result of the foregoing factors, Hanover lost $2,329,000 in 1995, compared to a net loss of $1,363,000 in 1994.

     RECENT ACCOUNTING PRONOUNCEMENTS. In March 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). This pronouncement provides a different method of calculating earnings per share than is currently used in accordance with ABP 15, "Earnings per Share". SFAS 128 provides for the calculation of basis and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. Hanover does not anticipate that SFAS 128 will have an effect on its reported loss per share.

LIQUIDITY AND CAPITAL RESOURCES

     Hanover is an exploration stage mining company and for financial reporting purposes has been categorized as a development stage company since its inception. At June 30, 1997, it had no recurring sources of revenue and negative working capital. The company has incurred losses and experienced negative cash flows from operations in every year since its inception. Additionally, as a consequence of Kennecott's withdrawal from the mining venture in March of 1995, Hanover assumed full responsibility for certain landowner rental and royalty obligations pertaining to its Alder Gulch mining claims. At June 30, 1997, those rental and royalty obligations payable in 1997 and 1998 were approximately $1,358,000 and $1,458,000. (Easton-Pacific's annual obligations over the same two-year period totalled approximately $40,000. These obligations will be assumed and become payable by Hanover if the proposed merger with Easton-Pacific is completed.)

     These conditions give rise to substantial doubt about the company's ability to continue as a going concern. Accordingly, the company's independent certified public accountants modified their March 7, 1997 report accompanying the company's December 31, 1996 financial statements to include an explanatory paragraph relative to a going concern uncertainty. Hanover's management believes the company will meet its 1997 obligations (including those obligations assumed from Easton-Pacific, if the merger is completed) using existing funds and funds to be derived from the anticipated sale of 2,000,000 additional shares of its common stock. These shares are being offered on a best efforts basis, however, and no assurance can be given that any of the shares will be sold. In addition, an affiliate of the company and others have guaranteed Hanover's payments to the landowner-lessors of its mining claims through 1997 and for the first nine months of 1998 if Hanover is unable to obtain necessary funds.
Nonetheless, unless the company is able to negotiate a joint venture or other agreement with a major mining company for the continued exploration and development of the Alder Gulch properties, it may continue to experience a shortage of working capital.

     Hanover has incurred aggregate losses of $6,599,000 from inception through June 30, 1997 because it has not yet been able to commence commercial mining operations on its properties. Its inability to achieve this objective is attributable to a number of factors, including Kennecott's unexpected withdrawal from the mining venture in 1995 and the company's lack of success through 1995 in consolidating the various claims and interests in the area. Although Hanover has been able to conduct exploration and limited development activities on the properties, primarily as the result of its former arrangement with Kennecott and, to a lesser extent, as the result of exploration and evaluation work it performed itself in 1995 and 1996, significant additional work must be undertaken to determine whether the properties will support commercial mining operations. Hanover has received expressions of interest from several North American mining companies regarding a joint venture or other economic arrangement to explore and develop the properties, but has not yet concluded such an arrangement. Management now believes such an arrangement can be concluded during 1997.

     As is discussed elsewhere in this Joint Proxy Statement/Prospectus, Hanover has restructured its management and taken a number of significant steps to consolidate the Alder Gulch mining properties. In addition, it has completed a compilation of geologic and other technical data generated from its and Kennecott's prior exploration activities. (See the section of this Joint Proxy Statement/Prospectus entitled "Business.") Management believes these activities will have a positive effect on Hanover's performance during 1997, and that the company will be successful in negotiating a joint venture or other agreement with a major mining company to explore and, if warranted, develop its properties.

     At June 30, 1997, Hanover had a deferred tax asset of approximately $2,070,000. A valuation allowance equal to this amount has been established. Management cannot determine that it is more likely than not that the company will realize the benefits from these deferred tax assets.

     Although Hanover's operations are subject to general inflationary pressures, these pressures have not had a significant effect on operations, particularly since early 1995 when mining and processing operations were suspended for lack of funds. If the company resumes exploration and development activities, which can be expected to occur during 1997, if it is successful in negotiating a joint venture or other agreement with a major mining company, inflation will result in an increase in the cost of goods and services necessary to its mining operations.

     On March 17, 1997, Neal A. Degerstrom, who is affiliated with Hanover, guaranteed the payment of Hanover's obligations to the landowner-lessors of its mining claims through September 7, 1998, up to the aggregate amount of $2,891,210, which amount approximates Hanover's obligations to these landowner-lessors during the period of the guaranty. As consideration for the guaranty, Hanover granted Mr. Degerstrom three year options to purchase up to 2,312,968 shares of Hanover's Common Stock at an exercise price of $1.25 per share. The fair value of these options, as determined using the Black-Scholes option pricing model, is approximately $1,450,000 and will be amortized to expense over the guaranty period. Payments made by Mr. Degerstrom pursuant to the guaranty will be credited toward the exercise of such options. Effective April 29, 1997, Mr. Degerstrom assigned two-thirds of these options equally to two nonaffiliated individuals, each of whom undertook to guarantee the payment to Mr. Degerstrom of one-third of the amount Mr. Degerstrom is required to pay Hanover during the term of his guaranty. The guaranty was given by Mr. Degerstrom in connection with the reorganization agreement, dated as of April 30, 1997, between Hanover and Easton-Pacific.

     As is disclosed elsewhere in this Joint Proxy Statement/Prospectus, the company is a party to a March 25, 1996 agreement covering the purchase from Tabor Resources Corporation of certain mining claims and interests located in the Alder Gulch area. This agreement is also the subject of pending litigation, as is also disclosed elsewhere herein. Hanover issued Tabor 525,000 shares of common stock to Tabor in the transaction and also agreed that, if, during the two year period commencing with the effective date of the agreement, the average bid price of the common stock did not exceed $2.00 per share for a consecutive 30-day period prior to April of 1998, it would issue Tabor such number of additional shares as was necessary to raise the aggregate market value of the shares then owned by Tabor to $2.00. At August 1, 1997, the closing sales price of Hanover's common stock, as reported on the Nasdaq SmallCap Market, was $0.88. Were this price to remain constant, Hanover would be obligated to issue Tabor an additional 675,000 shares of its common stock pursuant to the agreement. This would have the effect of reducing Hanover's per share stockholders' equity from approximately $0.58 to approximately $0.56, based on the company's unaudited financial statements as at June 30, 1997, and may make it more difficult for the company to raise additional funds from the sale of its Common Stock in the future.

     Cash flows for the six months ended June 30, 1997 and for each of the years in the three-year period ended December 31, 1996 were as follows:

     SIX MONTHS ENDED JUNE 30, 1997. During the six months ended June 30, 1997, Hanover's cash position increased $42,000, to $138,000. During the six-month period, Hanover used $444,000 in operating activities, primarily as a result of the reported $686,000 net loss. Investing activities used $917,000, primarily due to $890,000 in expenditures related to Hanover's mineral properties. During the period, Hanover received $1,424,000 from six individuals as a deposit on common stock to be sold pursuant to a proposed public offering. If the offering does not occur, these funds will be refunded, together with accrued interest.

     YEAR ENDED DECEMBER 31, 1996. Hanover's operating activities consumed $1,513,000 in 1996, primarily as a result of the net loss of $1,328,000 during the year and a decrease in accounts payable of $215,000. $1,354,000 of this amount was used in investing activities, primarily in the form of payments made with respect to the company's mineral properties. The company generated $2,229,000 from financing activities during the year, primarily as a result of funds received through the sale of its common stock. As a result of the foregoing, Hanover's cash position decreased by $638,000, to $96,000 at December 31, 1996.

     YEAR ENDED DECEMBER 31, 1995. Hanover's operating activities consumed $1,629,000 in 1995, primarily as a result of the net loss of $2,329,000 during the year, as adjusted for noncash expenses of $200,000 in marketing fees received in exchange for Common Stock, a $780,000 write down in the carrying value of a note receivable and a decrease of $423,000 in accrued expenses. $822,000 of this amount was used in investing activities during the year, primarily in the form of payments with respect to the company's mineral properties. The company generated $2,463,000 from financing activities during the year, primarily as a result of funds received through the sale of its common stock. As a result of the foregoing, Hanover's cash position increased by $12,000, to $735,000 at December 31, 1995.

     YEAR ENDED DECEMBER 31, 1994. Hanover's operating activities consumed $1,779,000 in 1994, primarily as a result of the net loss of $1,363,000 during the year, an increase in inventory and prepaid expenses of $225,000 and a decrease of $254,000 in accrued expenses. $2,694,000 was used in investing activities during the year, primarily in the form of payments of with respect to the company's mineral properties, which aggregated $1,591,000, and in the form of a $973,000 advance to a related party under a note receivable. The company generated $2,225,000 from financing activities during the year, primarily as a result of funds received through the sale of its common stock. As a result of the foregoing, Hanover's cash position decreased by $2,248,000, to $723,000 at December 31, 1994.


                               BUSINESS

Background and Business Strategy

     BACKGROUND. Hanover is an exploration stage mining company. It does not own an operating mine and has no other revenue-producing mining activities. Moreover, it is not expected to commence mining activities, at least with respect to its properties in the Virginia City Mining District, until the following events have occurred: significant additional exploration activities on the company's Alder Gulch mining properties have been completed; a determination has been made that the properties contain a commercially minable ore body; all required mining and environmental permitting applications have been approved; a comprehensive feasibility study of proposed mining operations has been prepared; and financing of the mine has been obtained.

     BUSINESS STRATEGY. Hanover's efforts, at least since 1995, have been primarily directed toward acquiring mining claims and interests in the Alder Gulch area of the district in an effort to consolidate its land position, facilitate continued exploration and development, and make the area more attractive to potential development partners. A significant component of this strategy is Hanover's agreement with Easton-Pacific providing for the merger of Easton-Pacific into Hanover. During 1995 and 1996, Hanover added approximately 353 mining claims to its holdings in the Alder Gulch area, including those claims it acquired through the 1996 merger of two affiliated corporations. If the merger of Easton-Pacific is approved later this year, as is expected, significant additional properties will be added to Hanover's land position. Easton-Pacific owns or controls 42 patented mining claims, 151 unpatented claims and two state leases in the Browns Gulch, Hungry Hollow and Barton Gulch areas of the Virginia City Mining District. These properties form a contiguous claim block adjacent to the west side of the company's properties in the Alder Gulch area of the district.

     Hanover believes its efforts to consolidate and control what now constitutes a significant portion of the Virginia City Mining District will make it easier to attract the interest of a major mining partner having the resources to finance additional exploration activities and, if commercial development is warranted, the costs and expenses associated with building and operating a large scale mine. Management had been hopeful that a development partner would have been identified in 1996, and that a joint venture or other arrangement covering these activities would have been fully negotiated. This did not occur, however, largely because of the uncertainty created by a Montana citizens' initiative that, had it passed, would have imposed stringent new water quality controls on the company and other mining companies operating in the state. Management is optimistic that Hanover will identify a development partner and conclude a joint venture or other agreement in 1997.

     MERGER OF SUBSIDIARY COMPANIES. As previously reported, Hanover completed the merger of two subsidiary companies, Hanover Resources, Inc. and Group S Limited, with and into the company on September 12, 1996, in exchange for 2,270,486 shares of Common Stock which were distributed to the former shareholders of Hanover Resources and Group S and the distribution of an additional 3,625,000 shares of Common Stock to Hanover Resources' shareholders in exchange for the same number of shares of Hanover's Common Stock then held by Hanover Resources.

     The boards of directors and shareholders of Hanover, Hanover Resources and Group S approved the merger for a variety of reasons, the principal one being to consolidate the mining properties of the three companies under Hanover, so that Hanover could move forward in a simple, straightforward manner with continued exploration and development of the properties. Hanover accounted for the merger as a combination of entities under common control, as a consequence of which the assets of Hanover Resources and Group S were recorded at cost and no value was ascribed to good will.

     RECENT CONSOLIDATION ACTIVITIES. Hanover has made significant progress since 1995 in consolidating the claims and interests in the Virginia City Mining District. The most recent of these activities are discussed below.

     AGREEMENT TO ACQUIRE EASTON-PACIFIC. Hanover announced on March 10, 1997 that it had entered into a letter agreement with Easton-Pacific for the acquisition of all of the issued and outstanding shares of capital stock of Easton-Pacific, following which Easton-Pacific will be merged into the company. Information concerning Easton-Pacific, its mining properties and the terms of the proposed merger is set forth in the section of this Joint Proxy Statement/Prospectus entitled "Easton-Pacific and the Easton-Pacific Transaction." The acquisition will be accounted for as a purchase.

     LEGAL PROCEEDINGS WITH TABOR RESOURCES. Effective March 25, 1996, Hanover entered into an asset purchase agreement with Tabor Resources Corporation, a Minnesota corporation, for the purchase of ten patented mining claims, 120 unpatented mining claims and one state mining lease covering properties located in the Alder Gulch area. Hanover issued Tabor 525,000 shares of Common Stock in the transaction and also agreed that, if, during the two year period commencing with the effective date of the agreement, the average bid price of the common stock did not exceed $2.00 per share for a consecutive 30-day period prior to April of 1998, it would issue Tabor such number of additional shares as was necessary to raise the aggregate market value of the shares then owned by Tabor to $2.00.

     As part of the transaction, Hanover also agreed to prepare and file a registration statement under the Securities Act covering the shares issued to Tabor, cause such registration statement to be declared effective within six months of the effective date of the agreement, and thereafter maintain the registration statement in effect for a period of eighteen months to enable Tabor to resell the shares (and to enable other selling stockholders to sell additional shares of common stock also covered by the registration statement) should it so choose. In addition, Hanover granted Tabor certain piggy-back registration rights under the Securities Act, the effect of which is to enable Tabor to include any shares remaining unsold following the termination of effectiveness of the registration statement described above in any registration statement subsequently filed by the company relating to securities to be sold for the account of the company or for the accounts of any of its affiliates.

     The agreement between Hanover and Tabor further provided that, pending effectiveness of the registration statement, conveyancing documents covering the claims sold to the company and certificates evidencing 400,000 of the 525,000 shares issued to Tabor were to be held in escrow. The agreement further provided that, in the event the registration statement was not declared effective within six months of closing, such documents and certificates, at Tabor's election, would be returned to the respective parties and the transaction would be deemed to have been rescinded.

     The registration statement required to be filed by Hanover was declared effective by the SEC on September 3, 1996. Shortly following the effective date, and despite the company's compliance with all of the terms and conditions of its agreement with Tabor, Tabor informed the company that it was withholding authorization to release the conveyancing documents and the share certificates from escrow. As a consequence, Hanover initiated an action against Tabor in United States District Court for the

Eastern District of Washington (Case No. CS-96-663-FVS) on October 4, 1996 for breach of contract and injunctive relief. Subsequently, Tabor filed counterclaims against Hanover alleging violations of the registration and antifraud provisions of federal securities law.

     Hanover has deposed the principal witnesses in this matter and expects soon to file motions seeking summary judgment in its favor on its breach of contract claims against Tabor, and specific performance of Tabor's obligations, and dismissal of Tabor's counterclaims. The company believes the terms and conditions of its asset purchase agreement with Tabor are clear and unambiguous, and that the federal district court in which the action is now pending will not accept the argument that a consent requirement contained in the parties' escrow agreement changed the substantive terms of the transaction to grant Tabor the right in its discretion to rescind the transaction prior to termination of the escrow. The company also believes that Tabor cannot establish any securities law claim where it was provided access to all material information concerning Hanover and acknowledged such access in closing the transaction, particularly since its complaints about nondisclosure concern matters unknown at the time of the transaction, or which were immaterial, or which were not information of a sort that a registration statement would provide. Hanover finally believes that Tabor can not demonstrate that its alleged damages are causally related to any acts or omissions of Hanover or its agents.

Hanover's Alder Gulch Mining Properties

     LOCATION OF THE PROPERTIES. Hanover's mining properties are located in the historic Alder Gulch area of the Virginia City Mining District in southwestern Montana, approximately 50 miles southeast of Butte, Montana. Gold was first discovered in the area in 1863. An estimated 2.5 million to 10 million ounces of gold have been produced from placer operations in the Alder Gulch that extended from the townsite of Summit 15 miles downstream to the town of Alder, Montana. Gold has also been produced from lode mines in the area since the late nineteenth century, although reliable production records are not available. Hanover believes the historical mining activity and the geology of the district are indicative of large gold-bearing mineral systems, and that the area has a very high potential for additional discovery. At March 31, 1997, Hanover's properties consisted of 482 contiguous mining claims and one state mining lease covering an area of approximately 15.4 square miles. The topography of the area is mountainous, however the properties are seasonally accessible by road.

     Hanover's properties in the Alder Gulch area are more particularly identified on the maps which appear at pages 21 and 22 of this Joint Proxy Statement/Prospectus. The mining properties owned or controlled by Easton-Pacific, which will be acquired by Hanover if the merger with Easton-Pacific is completed, are also identified on these maps.

     THE NATURE OF HANOVER'S INTEREST IN THE PROPERTIES. Hanover does owns 109 of its 482 Alder Gulch mining claims outright and pays rentals and royalties to the underlying landowner-lessors for the right to conduct mining activities on those claims it does not own. These payments in most cases are credited toward the purchase price of the claims under the purchase option provisions of the leases. If such payments are made, as is expected, Hanover will acquire ownership of the mining claims, and in some instances the entire real property interest of the landowner-lessor. Conversely, if such payments are not made, Hanover's interest in the claims will revert to the respective landowners. The company's obligations pursuant to these leases and purchase options were $8,469,000 at December 31, 1996, of which $1,358,000 is payable in 1997, $1,458,000 is payable in
1998, $1,804,000 is payable in 1999, $2,312,000 is payable in 2000,
$902,000 is payable in 2001 and $635,000 is payable thereafter. Production royalty obligations with respect to these claims, which become payable once minerals are produced from the claims, range from 0.5% to 5% of net smelter returns. As previously noted, Neal A. Degerstrom, who is an affiliate of the Company, and others have guaranteed the payment of Hanover's obligations to these landowner-lessors for the period ending September 7, 1998. These guarantees were given in connection with Hanover's proposed acquisition of Easton-Pacific.

     The cost of maintaining Hanover's mining properties has been borne exclusively by Hanover since March of 1995, when Kennecott terminated its mining venture agreement with the company. This cost has been substantial; during the two-year period ended December 31, 1996, Hanover has expended approximately $2,117,804 just to meet its rental and royalty obligations to the landowner-lessors of the properties. In addition, Hanover has spent another $3,204,972 during these two years to support its operations and conduct limited exploration work, apart from the amounts required to maintain its properties. If the company is not able to secure a major mining partner for the properties, it will have to consider other development alternatives. These alternatives have not yet been identified.

                             [MAP TO BE ADDED]

                             [MAP TO BE ADDED]

     THE GEOLOGY OF THE ALDER GULCH PROPERTIES. Mineralization on Hanover's Alder Gulch properties is hosted by Archean metamorphic rocks. These rocks have been subjected to one or more metamorphic events and subsequent orogenic folding and faulting. The Kearsarge-Apex mineralization occurs within a major shear zone cutting carbonate facies iron formation. Data compiled by Hanover indicate that this mineralization is disseminated in the iron formation and irregularly distributed as high grade gold zones within the shear. Gold is associated with quartz, iron carbonate, green mica, biotite, garnet, graphite and pyrite. Post-metamorphic hydrothermal alteration indicates the possibility of additional types of mineralization in the area. Mineralization is disrupted by high and low angle post-mineral faulting.

     At the Eagle Black mine in Hungry Hollow, a different style of gold mineralization has been observed. Gold occurs in rock composed primarily of medium-to-course grained potassium feldspar with layered and disseminated iron oxide. Assays of this type of rock commissioned by Hanover range from 0.111 to 0.299 ounces per ton. The extent of this rock type is uncertain, due to a general lack of outcropping in the area. The gold-bearing rock has been variously interpreted to be a primary sedimentary bed, a widespread potassic alteration of pre-existing gneiss, or an alteration of selvage along an undiscovered vein or shear. The Eagle Black mine area has not been tested by recent drilling.

     Another different style of gold mineralization has been observed at the Bartlett mine. Here, the mineralized rock is located along the hanging wall of a large silicified dolomite outcrop. According to historical records, production from the mine was small but high grade. Although the old mine workings are now caved in and inaccessible, samples collected from the mine dump area carry gold in concordant quartz-ankerite veins within the dolomite, and in graphitic-ankeretic shear zones occurring along the contacts of the dolomitic marble. This style of mineralization also occurs the General Shafter and Pearl mines.

     EXPLORATION AND DEVELOPMENT ACTIVITIES. During 1993 and 1994 Kennecott conducted a surface drilling program on Hanover's Alder Gulch claims. Eight diamond drill core holes were drilled to test the Big Vein and the Kearsarge Vein. These holes encountered significant mineralization. During 1994 and 1995, Hanover drove approximately 3,000 feet of lateral and cross cut workings in the Kearsarge and Apex mines, and drilled 23 diamond drill holes along and between the Big Vein and the Kearsarge Vein to evaluate and extend the mineralization encountered by Kennecott's drilling. This was supplemented by the drilling of four additional diamond drill holes along the Kearsarge-Apex shear zone in October of 1996.

     Information compiled by Hanover during 1996 included the results of mapping and sampling of the workings, lithologic logging of all underground drill holes, and splitting and assaying previously unassayed intervals of the holes. The drill holes intercept mineralization over a strike length of 1,000 feet with a thickness that varies from 100 to 200 feet and a vertical extent of at least 480 feet. The deepest hole ends in mineralization. Mineralization is open in all directions, particularly to depth.

     The following table sets forth information concerning drill holes representative of the grades and thickness encountered at the Kearsarge-Apex shear zone.

     Drill Hole     From       To       Length         Au opt
     ----------     ----      -----     ------         ------

     UGKS 1          95.0     135.0      40.0          0.061
     UGKS 4          85.0     109.9      24.9          0.020
                    140.0     213.0      73.0          0.109
     UGKS 5          55.0      75.8      20.8          0.076
                    114.7     191.0      76.3          0.115
     UGKS 9          45.4      80.0      34.6          0.088
                    155.0     229.6      74.6          0.152
     UGKS 11         51.0     106.2      55.2          0.213
     UGKS 12          0.0     138.8     138.8          0.092
     7000-1           5.5     103.9      98.4          0.222
     7000-3           9.6     110.4     100.8          0.379
     7000-6           5.0      88.6      83.6          0.094
     KS 1           305.0     507.0     202.0          0.191
     KS 2           313.0     383.0      70.0          0.051
                    428.0     453.0      25.0          0.135
                    465.0     507.0      42.0          0.157
     KS 4           311.0     371.0      60.0          0.031
     KS 5           404.0     479.0      75.0          0.094
     KS 8           295.0     480.0     185.0          0.095

     Based on its examination of the drill core, the underground workings, and the geology maps and cross sections, Hanover believes that the mineral system is more extensive than the two parallel vein systems. The Big Vein and Kearsarge Vein and the interval between these structures are mineralized. The mineralization occurs in lenticular shaped bodies that vary in thickness along strike and dip. Additional drilling will be required to detail the configuration of the mineralization and to define its limits in three dimensions. For this reason, this mineralization is not considered a reserve. The size of the mineralized deposit to an average depth of 500 feet below the surface is estimated to be 6,000,000 tons with an average grade of .083 ounces of gold per ton. The thickness and grade of mineralization, combined with metallurgical studies indicate that open pit mining and a gravity processing system followed by carbon-in-leach milling would be effective and efficient methods for extracting the resource.

     EXTENT OF THE MINERALIZED DEPOSIT. Based upon compilations of data derived from its limited exploration activities in 1995 and 1996, and data collected earlier by Kennecott, Hanover believes its Alder Gulch properties contain a mineralized gold deposit of approximately 26 million tons having an average grade of .0615 ounces per ton. A mineralized deposit is not the same as a proven reserve or even a probable reserve. A mineralized deposit is a mineralized body that has been delineated by appropriate drilling or underground sampling to support an estimate of tonnage and average mineral grade. A mineralized deposit will qualify as a reserve only if a comprehensive evaluation based on unit cost, grade, recovery and other factors is conducted, and a determination is made that it is economically feasible to exploit the deposit. An evaluation of Hanover's properties has not yet been undertaken, and cannot be undertaken until significant additional exploration work has been performed.

     FUTURE EXPLORATION ACTIVITIES. Hanover expects to conduct further exploration activities on the Alder Gulch properties during 1997, but has not yet established an exploration budget. The amount to be expended in 1997 will depend on the company's ability to negotiate a joint development or other arrangement with another mining company during the year, and on its cash position during the year. Any such exploration activities are expected to include a continuation of surface geologic mapping and sampling, and additional diamond core drilling on the Kearsarge and Apex claims to define further the extent and grade of mineralization on these prospects. These activities will likely be supplemented by an airborne geophysical survey, extensive surface mapping and core drilling on other targets, to the extent funds are available.

     MINING, ENVIRONMENTAL AND OTHER MATTERS PERTAINING TO PROPERTIES.

     OVERVIEW. Hanover, like other mining companies doing business in the United States, is subject to a variety of federal, state and local statutes, rules and regulations designed to protect the quality of the air and water in the vicinity of its mining operations. These include "permitting" or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements designed to mitigate the effects of discharges into the environment during mining operations, and reclamation or post-operation requirements designed to remediate the lands effected by a mining facility once commercial mining operations have ceased.

     Federal legislation and implementing regulations adopted and administered by the Environmental Protection Agency, the Forest Service, the Bureau of Land Management, the Fish and Wildlife Service, the Army Corps of Engineers and other agencies--in particular, legislation such as the federal Clean Water Act, the Clean Air Act, the National Environmental Policy Act and the Comprehensive Environmental Response, Compensation and Liability Act--have a direct bearing on domestic mining operations. These federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations.
Hanover's Alder Gulch properties are located in Montana, which, despite its history as a major mining area, has in the last decade gradually limited mine development as tourism and environmental concerns have assumed greater economic and political importance. Although mines continue to be approved for development in the state, the cost and uncertainty associated with the permitting process have resulted in fewer mining applications and higher operating costs for those mining companies seeking to do business in the state. These laws are briefly discussed below.

     THE CLEAN WATER ACT. The federal Clean Water Act is the principal federal environmental protection law regulating mining operations. The Act imposes limitations on waste water discharges into waters of the United States, including discharges from point sources such as mine facilities.
In order to comply with the Clean Water Act, Hanover will be required to obtain one or more permits which will control the level of effluent discharges from its proposed mining and processing operations.

     THE CLEAN AIR ACT. The federal Clean Air Act limits the ambient air discharge of certain materials deemed to be hazardous and establishes a federal air quality permitting program for such discharges. Hazardous materials are defined in enabling regulations adopted under the Act to include various metals and cyanide, the latter of which is used in heap leach recovery processes. The Act also imposes limitations on the level of particulate matter generated from mining operations, and Hanover may be required to adopt dust control techniques in all phases of mining in order to comply with these limitations.

     THE NATIONAL ENVIRONMENTAL POLICY ACT. The National Environmental Policy Act ("NEPA") requires all governmental agencies to consider the impact on the human environment of major federal actions as therein defined. Because Hanover's Alder Gulch mining properties are located on federal lands, mining operations on those lands will likely be conditioned on the preparation, review and approval of an environmental impact statement outlining in detail the environmental effects of such operations and the company's efforts to ameliorate such effects.

     THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT. The federal Comprehensive Environmental, Response, Compensation and Liability Act ("CERCLA") imposes clean-up and reclamation responsibilities with respect to unlawful discharges into the environment, and establishes significant criminal and civil penalties against those persons who are primarily responsible for such discharges.

     MONTANA ENVIRONMENTAL LAWS AND REGULATIONS. Montana has adopted counterparts to NEPA and CERCLA, being the Environmental Policy Act and the Metal Mine Reclamation Act, both of which are administered by the Department of Lands. The state has also adopted the Air Quality Act and Water Quality Act, which parallel to a large extent the provisions of the Clean Air Act and Clean Water Act; these statutes are administered through various bureaus of the Department of Environmental Quality.

     A Montana citizen's initiative, known as I-122, which sought to impose more stringent point source discharge limitations on operations affecting Montana's streams and rivers, was defeated during the 1996 general election. Had the 1996 initiative been approved, the operators of new metals mines in Montana would have been required to remove specified levels of carcinogens, toxins, metals and nutrients produced from mining operations before discharging them into a river or stream. Under current law, untreated wastes are discharged into specified "mixing zones" of a river or stream, and are thereby diluted to ostensibly safe levels; these mixing zones are required to be continuously monitored to ensure that contaminants do not exceed these levels. No assurance can be given that proponents of the initiative will not seek to reintroduce the measure in the future. It is not presently known whether the initiative, if reintroduced and approved, would materially affect Hanover's proposed operations in the Alder Gulch.

     HANOVER'S PERMITTING STATUS. Gold was first discovered in the Alder Gulch area in 1863, and extensive mining activities in the area continued until the 1940s, when production from conventional mining processes dwindled. As a consequence of these activities, Hanover believes it will experience less difficulty in obtaining permits for large scale mining development than would be the case were it seeking to develop an area that had no history of mining operations. The company has obtained certain permits and approvals in conjunction with the limited exploration and minor development activities conducted on the Alder Gulch properties from 1993 to 1996, and believes that it will meet existing criteria for additional permits and approvals necessary to large scale development.

     Nonetheless, substantial planning will be required if Hanover is to meet the requirements of existing laws and regulations, and no assurance can be given that any proposed plans to conduct large scale development of the Alder Gulch properties will be timely realized. Extensive data regarding the effect of any such development on the air water quality of the area is being collected and analyzed at significant cost to the company, and will be presented to the various regulatory agencies in the future, in the form of a mine development and reclamation plan. These agencies will then review and evaluate the plan, and are free to reject it or impose additional requirements which could increase the cost of development to a level beyond that deemed economically feasible. Hanover may encounter opposition from local environmental groups and organizations once its development plans are presented to the regulatory authorities and made available for public comment.

OTHER ACTIVITIES

     Hanover continually evaluates other precious metals mining opportunities for possible acquisition or joint venture, and from time-to-time engages in exploratory discussions regarding such opportunities. As of the date of this Prospectus, it has no agreement, understanding or arrangement with any person or entity, other than Easton-Pacific, regarding the acquisition of additional mining properties.

                            EASTON-PACIFIC

     OVERVIEW OF EASTON-PACIFIC.

     Easton-Pacific is an exploration stage mining company that holds significant mining claims and a lease in the Browns Gulch, Hungry Hollow and Barton Gulch areas of the Virginia City Mining District of southwestern Montana. These properties form a contiguous claim block adjacent to the west side of Hanover's mining properties in the Alder Gulch area of the district.

     The company was incorporated in Montana in 1959. In early 1960, it reopened and attempted to mine gold from the Easton mine. These efforts proved unsuccessful, largely because of capital constraints. In September of that year, the company leased the Easton mine to two individuals who conducted mining operations over a period of sixteen years, or until 1976, when the mine was shut down.

     Easton-Pacific's efforts to explore and develop its mining properties have been limited. In November of 1988, it entered into a joint operation agreement with BHP-Utah International, Inc. ("BHP Utah") providing for the exploration and, if warranted, development of its mining properties. Under this agreement, BHP Utah was to have expended approximately $1.6 million over a four-year period to conduct exploration work, and was to have made annual payments to the company totaling approximately $340,000, increasing to $350,000 per year at the end of the period. In return for these expenditures, BHP Utah was to have received interests in Easton-Pacific's properties ranging from 40% to 60%, plus the option to increase its interests by an additional 20% by paying the company an additional $3 million.

     The joint operation agreement was terminated by BHP Utah in November of 1989, following the completion of its obligations to Easton-Pacific for the prior year. Beginning in mid-1994, the company entered into discussions with Kennecott regarding a mining venture agreement for the exploration and possible development of the company's properties. No agreement was reached. As a consequence, Kennecott later terminated its 1994 mining venture agreement with Hanover covering properties contiguous to those of the company.

     Since 1996, Easton-Pacific has been in discussions with Hanover regarding the consolidation of their respective land positions in the Virginia City Mining District in order to make these holdings more attractive to potential development partners. This discussions are described below, in the subsection entitled "Background of the Merger Transaction".

     Easton-Pacific uses the same office as its secretary, which is located at 21 Courthouse Square, St. Cloud, Minnesota 56303. The company pays no rent for this facility. Easton-Pacific also leases a facility in Montana to store ore samples, for which it pays a nonaffiliate rental at the rate of $40 per month.

     EASTON-PACIFIC'S MINING PROPERTIES; HISTORICAL MINING ACTIVITIES;
GEOLOGY.

     Easton-Pacific's holdings in the Virginia City Mining District include interests in 36 patented claims, 151 unpatented claims and two state mining leases. The claims cover the upper part of Browns Gulch, Hungry Hollow and Barton Gulch, and are more particularly identified on the maps which appear at pages 21 and 22 of this Joint Proxy Statement/ Prospectus. The company holds an additional 35 patented and 58 unpatented claims near Pony, Montana, and four patented and seven unpatented claims near Norris, Montana. Pony and Norris are some 35 miles northwest of Virginia City.
The company acquired its claims, beginning in 1959. The company holds some of its claims outright, and, like Hanover, is obligated to pay rentals or royalties to landowner-lessors under various lease and option agreements as a condition to ownership of other claims. Land payments and related claim fees payable by Easton-Pacific during 1997 are approximately $32,300, and future payments are approximately $102,000 over the next three years. Production royalty obligations with respect to these claims become payable once minerals are produced, and range from 5% to 7%.

     Historic mines on Easton-Pacific's properties include the Easton, Pacific, High Up, Irene, Marietta, Metallic and Little Lode mines. The Easton mine was at one time the largest historic lode producer in the Virginia City Mining District, with recorded production of approximately 50,000 ounces of gold and over one million ounces of silver.

     The Easton mine was discovered in 1873 and operated until 1914. Ore was mined from multiple high-angle quartz veins carrying auriferous pyrite, galena, sphalerite and chalcopyrite, with minor tetrahedrite, argenite, autellurides and stibnite. The ore was processed by a ten stamp mill with a cyanide circuit. The mine closed in 1913 due to litigation over ownership, not lack of ore.

     The US Grant mining company entered into an agreement with the original Easton mine owners in 1947, and for two years thereafter drove a new 4,200-foot tunnel at the 600-foot level. No significant ore was produced as a result of these efforts, although lower grade ore occurring as halos around the high grade veins was discovered. No modern drilling has been done to explore this potential.

     The Pacific mine was discovered in 1871 and was originally mined in the early years of the district. Ore mined from a small open pit at the mine site from 1960 to 1976, and was processed at the Easton mill. The little exploration work that has been done on the Easton-Pacific properties since then has been concentrated in the Pacific pit area.

     The High Up and Irene mines were worked periodically from the 1870s to 1941. The mine workings are now inaccessible; as a consequence, assessments of mineral potential have been based on historic records and maps. These records indicate that the mines produced between 10,000 and 15,000 ounces of gold, at an average grade of nearly 0.5 ounces per ton. Silver was also produced from the mines, at a ratio eight times that of gold production. A 1913 mine report described the ore body of the High Up mine as a shear zone with good gold grades in quartz veins and in adjacent fault clay and breccia. According to a 1941 report, ore having an average grade of 0.6777 ounces per ton from a 2.5 to 3.5-foot zone of the High Up mine was sampled in that year.

SELECTED FINANCIAL INFORMATION

Easton-Pacific and Riverside Mining Company
Selected Financial Information



                              At December 31                         At July 31,
                              --------------      -----------------------------------------------------
                                   1996           1996           1995           1994           1993
                                   ----           ----           ----           ----           ----


Summary of Balance Sheets:

Working capital (deficit)     $(162,058)          $(141,401)     $(79,299)      $(39,422)      $(41,904)
Current assets                   12,745               8,268        21,462         13,325         58,585
Total assets                    364,702             356,249       360,014        347,986        382,431
Current liabilities             174,803             149,669       100,761         52,747        100,489
Long-term obligations                 0                   0             0              0          5,000
Total liabilities               174,803             149,669       100,761         52,747        105,489
Stockholders' equity            189,899             206,580       259,253        295,239        276,492

Summary of Statements of
 Operations:

                          Five Months Ended
                          December 31, 1996
                          -----------------

Revenues                         31,196              64,665        58,207        173,942         52,252
Net income (loss)               (16,681)            (52,637)      (35,986)         5,612        (51,918)



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     OVERVIEW. Easton-Pacific holds certain patented and unpatented mining claims, and leases, covering properties located in the Virginia City Mining District of southwestern Montana. To date, the company has been primarily involved in exploration activities on these properties. These activities and other corporate activities have been funded from proceeds received from the sale of timber on the properties, and from borrowings from related parties.

     RESULTS OF OPERATIONS.

     FIVE MONTHS ENDED DECEMBER 31, 1996. Easton-Pacific generated approximately $31,000 in revenue from timber sales during the five month period ended December 31, 1996. During the same period, Easton-Pacific incurred expenses of approximately $50,000, which was primarily comprised of expenses relating to harvesting timber and other general corporate expenses. As a result of the foregoing, Easton-Pacific reported a net loss for the period of $17,000.

     COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30, 1996. Easton-Pacific generated no revenue during the six-month periods ended June 30, 1997 and 1996. During the six-month period ended June 30, 1997, expenses increased to $60,000, compared to expenses of $44,000 for the six months ended June 30, 1996, primarily as the result of interest expense on related party borrowings.

     COMPARISON OF YEARS ENDED JULY 31, 1996 AND 1995. During the year ended July 31, 1996, Easton-Pacific generated revenues of $65,000 from timber sales, compared to $58,000 in the prior year. Operating expenses in 1996 were $124,000, compared to $99,000 in the prior year. The increase in expenses is primarily the result of professional fees incurred during the year, in connection with negotiations regarding the merger of Easton-Pacific with and into Hanover. Primarily as the result of the increase in expenses, Easton-Pacific's net loss increased to $53,000 in 1996, compared to $35,000 in the prior year.

     COMPARISON OF YEARS ENDED JULY 31, 1995 AND 1994. During the year ended July 31, 1995, Easton-Pacific generated revenues of $58,000 from timber sales, compared to $174,000 in the prior year. Operating expenses in 1995 were $99,000, compared to $165,000 in the prior year. The decrease in expenses is primarily the result of a decrease in exploration activities during 1995. Primarily as the result of the decrease in timber revenues, Easton-Pacific's net loss increased to $36,000 in 1996, compared to net income of $6,000 in the prior year.

     LIQUIDITY AND CAPITAL RESOURCES

     As previously stated, Easton-Pacific has historically financed its operations through the sale of timber from its Virginia City properties, and from borrowings from related parties. At March 31, 1997, the company had approximately $3,000 in current assets and current liabilities of $195,000, creating a negative working capital position of $192,000. Easton-Pacific's plans for addressing this negative position include continued forbearance relating to amounts due to one of its shareholders, cessation of exploration activities and the effectuation of the proposed merger with Hanover.

     At March 31, 1997, Easton-Pacific had a deferred tax asset of approximately $47,000. A valuation allowance equal to 50% of this amount has been established as management cannot determine if this amount will be realized.







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                                   30

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

The following table sets forth as of August 1, 1997 the names of, and number of shares of capital stock of the Company beneficially owned by, persons known to the Company to own more than five percent (5%) of the Company's capital stock; the names of, and number of shares beneficially owned by each director and executive officer of the Company; and the number of shares beneficially owned by, of all directors and executive officers as a group. At such date, the number of shares of capital stock of the Company outstanding was 1,041,410 shares.

                              Amount and Nature of
                              Beneficial Ownership
                              (all direct unless                  Percent
Name of Owner                  otherwise noted)                   of Class
-------------                 --------------------               ----------

Robinson Bosworth III               67,282 (1)                      6.5%
David M. Daniel (2),(3)             21,485                          2.1%
N. A. Degerstrom, Inc.              85,000 (4)                      8.2%
Elizabeth E. Fisher (2),(5)         30,575 (6)                      2.9%
Lewis Fisher (2)                    42,250 (7)                      4.1%
Richard J. Fisher (8)               40,560 (9)                      3.9%
Kathleen Fisher                    248,750 (10)                    23.9%
Keith F. Hughes (2)                 16,416                          1.6%
Edward L. Maier (2),(11)            36,900                          3.5%
James J. Nierengarten (2),(12)      60,000                          5.8%
Nicholas C. Wilson (13)             53,000                          5.1%

All directors and executive
 officers as a group
 (6 persons) (14)                  185,126                         17.8%
______________________

(5) Includes 20,000 shares held by the Robinson Bosworth Jr. Family Trust, 282 shares held by the Martha C. Bosworth Trust and 11,000 shares held by Mr. Bosworth's spouse.
(6)  Director of the Company.
(3) Mr. Daniel has been president of the Company since May 20, 1997. He was formerly vice president of the Company.
(4) N. A. Degerstrom, Inc. is controlled by Neal A. Degerstrom, a director of Hanover. Includes 10,000 shares held by Mr. Degerstrom, 1,000 shares held by Frank Duval and 1,000 shares held by James A. Fish, each of whom is an affiliate of Hanover.
(5)  Mrs. Fisher has been vice president of the Company since May 20, 1997.
(6) Includes 22,500 shares owned jointly with Lewis Fisher, Mrs. Fisher's spouse.
(7) Includes 22,500 shares owned jointly with Elizabeth Fisher, Mr. Fisher's spouse.
(8) Mr. Fisher was president and a director of the Company until May 20, 1997, when he resigned these positions.
(9) Includes 40,000 shares owned by Karifico, a corporation jointly controlled by Mr. Fisher and his spouse.
(10) Includes 40,000 shares owned by Karifico, a corporation jointly controlled by Mrs. Fisher and her spouse. Also includes 126,250 shares held by Mrs. Fisher as custodian for her children.
(11) Such shares are held jointly with Mr. Maier's spouse. Includes 2,000 shares held by Mr. Maier as custodian for his child.
(12) Mr. Nierengarten is secretary and treasurer of the Company.
(13) Consists of 39,250 shares held by Mr. Wilson, 5,000 shares held by Mr. Wilson as custodian for his children, 2,750 shares held by Mr. Wilson's spouse and 6,000 shares held by Mrs. Wilson as custodian for such children.
(14) Excludes duplicative shares jointly held or controlled. See footnotes 3, 6, 7, 8, 9 and 10 above.

CERTAIN TRANSACTIONS

At December 31, 1996, July 31, 1996 and July 31, 1995, Easton-Pacific had outstanding borrowings from James Nierengarten, its secretary and a director, aggregating $157,000, $132,000 and $72,000, respectively. Proceeds received under these borrowings were used to fund Easton-Pacific's operating expenses. These borrowings are evidenced by a series of promissory notes, are unsecured, are due on demand and bear interest at the rate of 12% per annum. These obligations will be assumed by Hanover if the Reorganization Agreement is approved, and will be paid within 120 days of the date Easton-Pacific is merged into Hanover.

                    THE EASTON-PACIFIC TRANSACTION

     BACKGROUND OF THE MERGER TRANSACTION. Discussions regarding a possible combination of Easton-Pacific and Hanover have occurred since late 1995, following an unsuccessful attempt by persons now affiliated with Hanover to gain control of Easton-Pacific earlier that year through a tender offer for its shares.

     On February 26, 1996, Easton-Pacific and Hanover entered into a letter of intent contemplating the merger of the company into Hanover in exchange for shares of Hanover's Common Stock. That letter of intent expired in July of 1996, following extensive due diligence investigations, partly out of concern over potential environmental liabilities associated with a small abandoned mine site and related water impoundment area on Easton-Pacific's Pony and Norris mining claims some 35 miles from the Alder Gulch area, and partly out of concern that these claims could not be segregated from Easton-Pacific's Virginia City claims in what was intended to be a tax-free transaction to Easton-Pacific's shareholders.

     Following termination of the letter of intent, Hanover commissioned a hydrologic review of the abandoned mine site area and held discussions with representatives of the Montana Department of Environmental Quality.
Hanover concluded that potential environmental liabilities associated with the mine site were not as significant as earlier believed, and that, in any event, the company would likely not be identified as a primarily responsible party under CERCLA, the Montana Environmental Policy Act or the Montana Metal Mine Reclamation Act, and would not be required to undertake remediation activities on the site. Based largely on the results of this review, Hanover in early 1997 renewed merger discussions with a special committee appointed by Easton-Pacific's board of directors, resulting in a letter agreement between the companies on March 7, 1997. This letter agreement was superseded by the Reorganization Agreement that was signed on April 30, 1997.


     TERMS AND CONDITIONS OF THE MERGER TRANSACTION. Under the terms of the Reorganization Agreement, Hanover will issue 7,000,000 shares of its Common Stock, valued at $7,000,000, upon the conversion of, and in exchange for the outstanding capital stock of Easton-Pacific. Assuming the merger is approved by Easton-Pacific's and Hanover's shareholders, each Easton-Pacific shareholder who votes to approve the merger and does not elect to exercise dissenter's appraisal rights (see "Dissenter's Appraisal Rights" below) will receive 6.721656 shares of Common Stock for each share of Easton-Pacific capital stock registered in such shareholder's name. No fractional shares will be issued and no payment will be made for fractional shares. Rather, fractional shares will be rounded to the nearest whole share of Common Stock into which the Easton-Pacific capital stock is converted.

     Completion of the merger is conditioned on the following: the approval of the Reorganization Agreement by Easton-Pacific's and Hanover's shareholders at meetings to be held prior to September 30, 1997 for such purpose; the absence of any material adverse change in Easton-Pacific's business or the condition of its mining properties; the continuing truthfulness and accuracy of representations and warranties given by Easton-Pacific and Hanover in the Reorganization Agreement; the receipt by Easton-Pacific of the opinion of Randall & Danskin, P.S., counsel to Hanover, to the effect that the merger will be tax-free to the Easton-Pacific shareholders (see "Federal Income Tax Consequences of the Transaction" below); evidence that the Degerstrom guaranty of Hanover's rental and royalty obligations to the landowner-lessors of its mining claims is in effect; the absence of perfected dissenters' appraisal rights by the holders of more than 10% of Easton-Pacific's capital stock; and the delivery, at closing, of various certificates. Any or all of these conditions, other than approval by the shareholders of each company, may be waived at or prior to closing by the party or parties for whose benefit the conditions are given. Neither Easton-Pacific nor Hanover foresee any difficulty in obtaining shareholder approval of the Reorganization Agreement and completing the merger prior to September 30, 1997. Unless it is renewed, the Reorganization Agreement will terminate on December 31, 1997 if the merger has not by then been completed.

     The Reorganization Agreement is included in this Joint Proxy
Statement/Prospectus as Exhibit A. Shareholders are encouraged to read it for more specific information concerning its provisions.

     ACCOUNTING TREATMENT. Hanover is required to account for the merger as a purchase of assets, as opposed to a pooling of interests. Under purchase accounting, Easton-Pacific's assets and liabilities will be recorded at the current fair values, and the excess, if any, of the purchase price (namely, the market value of the 7,000,000 shares of Common Stock given by Hanover in the transaction) over the fair values will be recorded as goodwill and amortized on Hanover's balance sheet over a prescribed period. The increased value assigned to Easton-Pacific's assets will be depreciated or amortized over assigned periods of estimated future benefit. Such depreciation and amortization will have the effect of depressing any future earnings Hanover may have during such periods.

     RECOMMENDATION OF HANOVER'S BOARD. Hanover's board of directors has approved the Reorganization Agreement and recommended that it be approved by Hanover's shareholders. Hanover's directors believe the combination of Easton-Pacific and Hanover will make their mining properties in the Virginia City Mining District more conducive to exploration and development, and more attractive to a potential development partner. If the merger is approved by the shareholders, Hanover's land position in the district will increase to 669 patented and unpatented claims and three state mining leases encompassing a contiguous area of approximately 25 square miles.

     In making its recommendation, Hanover's directors considered a number of factors, primarily the fact that Hanover's mining venture with Kennecott and Easton-Pacific's joint operation agreement with BHP Utah were each terminated because additional properties in the Alder Gulch area could not be obtained. Hanover's board believes Kennecott's and BHP Utah's former agreements were indicative of the level of interest that can be expected from major mining companies if the Hanover and Easton-Pacific properties are consolidated, and that such a consolidation will enhance Hanover's ability to negotiate a mining venture or other agreement with a major mining company resulting in extensive exploration of the properties and possible large scale development. Although the Hanover directors have received no assurance that the consolidation of Hanover's properties with those of Easton-Pacific will lead to such a result, they believe the likelihood of such an agreement will be significantly enhanced by the merger.

     The Hanover directors also believe the consideration to be given by Hanover in the merger--namely, 7,000,000 shares of its Common Stock valued at $7,000,000--is fair and reasonable. Although Easton-Pacific has not explored its properties to the same degree as Hanover, historical evidence suggests that the Easton-Pacific properties may have significant potential mining value. The board of directors is mindful of the fact that the consideration to be given to Easton-Pacific in the merger is not based on detailed technical studies prepared by outside experts; nonetheless, it was arrived at, in part, on Hanover's analysis of its own comprehensive technical data of the area, and as the result of prolonged arms-length negotiations between representatives of Easton-Pacific and Hanover. The board of directors believes the consideration to be given in the merger is a fair representation of the value of each company and of both companies in combination.

     RECOMMENDATION OF EASTON-PACIFIC'S BOARD. Easton-Pacific's board of directors has likewise approved the Reorganization Agreement and recommended that it be approved by Easton-Pacific's shareholders. Easton-Pacific's directors, like Hanover's, believe the combination of Easton-Pacific and Hanover will make their mining properties in the Virginia City Mining District more conducive to exploration and development, and more attractive to a potential development partner.

     In making its recommendation, Easton-Pacific's directors considered a number of factors, primarily the fact that Easton-Pacific's earlier joint operation agreement with BHP Utah was terminated because additional properties in the Alder Gulch area could not be obtained. The Easton-Pacific board believes the consolidation of the Hanover and Easton-Pacific properties in the merger will enhance Hanover's ability to negotiate a mining venture or other agreement with a major mining company resulting in extensive exploration of the properties and possible large scale development. The board of directors also gave consideration to the following additional factors: Hanover's success in consolidating other claims and interests in the Virginia City Mining District and its current land ownership position in the district; its progress in compiling extensive geological and metallurgical information generated through its and others' exploration and development activities in the area; the carrying value of Hanover's properties; the mining industry backgrounds and reputations of Hanover's directors, officers and principal shareholders; historical market prices for Hanover's Common Stock; the tax free nature of the transaction; and the fact that Hanover's shareholders will receive freely transferable shares of Hanover's Common Stock in the transaction.

     Easton-Pacific's directors also believe the consideration to be received from Hanover in the merger--namely, 7,000,000 shares of Hanover's Common Stock valued at $7,000,000--is fair and reasonable. As noted above, Easton-Pacific has not explored its properties to the same degree as Hanover and does not have the same body of technical and other data regarding the potential mining value of its properties as Hanover does with respect to its properties. Consequently, in recommending to its shareholders that the Reorganization Agreement be adopted, the Easton-Pacific board has relied, in part, on a valuation analysis dated as of August 1, 1997, that was prepared, at the board's request, by Roger C. Steininger, an independent consulting geologist based in Reno, Nevada. The Steininger analysis is restricted to technical aspects concerning the geology, exploration potential and gold resources of Easton-Pacific's properties, and those of Hanover, and does not address the minability of the known mineralized deposits on the properties, processing approaches or environmental issues. Nonetheless, based on the analysis and other factors, including the arms-length nature of the negotiations between Easton-Pacific and Hanover, the Easton-Pacific board concluded that the consideration to be given in the merger is a fair representation of the value of each company and of both companies in combination.

     Easton-Pacific's directors also considered the fact that the company does not have the cash resources to explore or develop its mining properties, and that the prospect of obtaining financing for such purposes was remote. The directors believe its properties can be explored and developed, if at all, only if they are consolidated with those of Hanover in the merger, and Hanover is thereafter successful in attracting a major mining company to enter into a joint development or other arrangement to fund such activities.

     DISSENTER'S APPRAISAL RIGHTS. Easton-Pacific's shareholders have statutory rights of appraisal under the Montana Business Corporation Act in connection with the merger, meaning that if they vote against the Reorganization Agreement and take other steps to perfect their rights, summarized below, they will be entitled to receive the fair value of their Easton-Pacific shares in cash.

     The procedures for exercising and perfecting these appraisal rights are complicated, and for this reason Easton-Pacific's shareholders are urged to read the relevant provisions of the Montana Business Corporation Act, which are included in this Joint Proxy Statement/Prospectus as Exhibit
B. The following is only a summary of these procedures and is not intended to be inclusive.

     A shareholder wishing to exercise these rights must vote against approving the Reorganization Agreement, and prior to the taking of such vote, must also deliver written notice to Easton-Pacific that he intends to demand written payment for his shares if the Reorganization Agreement is approved. If the Reorganization Agreement is approved, Easton-Pacific must within ten days send written notice to the shareholder, accompanied by a form for demanding payment and related information. The shareholder must thereafter return the form to Easton-Pacific, accompanied by the shareholders stock certificates, within the time prescribed by the form, which may not be less than 30 nor more than 60 days.

     Upon receipt of the form and the shareholder's stock certificates, Easton-Pacific (through Hanover) will pay the shareholder the fair value of his shares, accompanied by financial information and a statement of how the fair value was determined. Should the shareholder disagree with Easton-Pacific's fair value determination, he must reject the payment, following which either Easton-Pacific (through Hanover) or the shareholder may initiate a court proceeding in Montana to adjudicate such value. The costs of any such proceeding, including the costs of any appraisers or other experts, shall be borne by Easton-Pacific (through Hanover), but, at the court's discretion, may also be assessed against the stockholder.

     Hanover's shareholders do not enjoy statutory rights of appraisal in connection with the merger.

     FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION. Easton-Pacific and Hanover will each treat the merger for federal income tax purposes as a reorganization under section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), meaning that neither Easton-Pacific nor Hanover, nor any of their shareholders, will be required to recognize any gain or other income or loss from the transaction for federal income tax purposes. Easton-Pacific will receive an opinion of Randall & Danskin, P.S., Spokane, Washington, counsel to Hanover, to such effect at closing. The foregoing discussion of the federal income tax consequences of the transaction is based upon the opinion of such firm.








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                                   34

                               MANAGEMENT

Directors and Executive Officers

     The names, ages, business experience for at least the past five years and positions of Hanover's directors and executive officers are set out below. Such information is as of the date of this Joint Proxy Statement/Prospectus. Hanover's board of directors consists of seven members, all of whom serve until the next annual meeting of stockholders or until their successors are elected and qualified. Hanover's executive officers are appointed by the board of directors. Mr. Degerstrom, Mr. Fish and Mr. Owsley were each appointed to the board of directors in September of 1995, and Mr. Fish was elected president of the company in March of 1996, all pursuant to the terms of a securities purchase agreement between Hanover and Mr. Degerstrom. Mr. Fish was elected chairman of the board of directors in May of 1996. Mr. Schmid and Mr. Young will complete their tenures as directors this year and have not be renominated.


     Name                     Age       Position

     James A. Fish            66        Chairman, President and Chief
                                        Executive Officer
     Neal A. Degerstrom       72        Director
     Pierre Gousseland        75        Director
     F.D. Owsley              64        Director
     Laurence Steinbaum       73        Director
     Nicholas S. Young        48        Director
     Frank D. Duval (1)       61        Acting Operations Manager
     William Neal (2)         44        Exploration Manager
____________________

(1) Mr. Duval has not been elected an executive officer of Hanover, but may be deemed to be an executive officer by virtue of his activities on its behalf.

(2)  Mr. Neal is not an executive officer of Hanover.

Biographies of Directors, Executive Officers and Key Individuals

     JAMES A. FISH. Mr. Fish has been a director of Hanover since September of 1995, and has been its President since March of 1996 and its Chairman and Chief Executive Officer since May of 1996. He is also Vice President and General Counsel for N. A. Degerstrom, Inc., positions he has held since September of 1987. Prior to that, he was in private law practice with the firm of Winston & Cashatt in Spokane from 1980 through 1987, and at the firm of Fish, Schultz & Tombari from 1962 through 1980. Mr. Fish was employed as superintendent at S&F Construction from 1955 through 1962. He received a bachelor of arts degree in geology from Berea College in Kentucky in 1952 and a law degree from Gonzaga University School of Law in 1962.

     NEAL A. DEGERSTROM.  Mr. Degerstrom has been a director of Hanover
since September of 1995.   He is President of N. A. Degerstrom, Inc.,
Spokane, Washington, a privately-held company which has been engaged in railroad, heavy highway, bridge and dam construction, large open pit mining and worldwide mineral exploration since 1904, and prior to that was the managing partner of N. A. Degerstrom Company, the predecessor in interest to N. A. Degerstrom, Inc. Mr. Degerstrom has been a member of the Advisory Board of the College of Engineering at Washington State University, president of the Spokane Chapter of Associated General Contractors, a member of the Society of Explosives Engineers and the Society of Mining Engineers, and a trustee of the Northwest Mining Association. He received a Civil Engineering degree from Washington State University in 1949.

     PIERRE GOUSSELAND. Mr. Gousseland has been a director of Hanover since July of 1992, and is also currently a director of SIRE, Latin-American Gold Company, Royal Gold, Inc., Guyanor Resources S.A. and Golden Star Resources Ltd. He was the former Chairman of the Board, Chief Executive Officer and director of AMAX, a director with AIG, Inc., Chase Manhattan International, Degussa AG, French American Banking Corp., Saurer Group Investments Ltd., IBM World Trade Europe/Middle
East Africa Corp. and Pancontinental Mining Europe GmbH. Mr. Gousseland received the degree of Ingenieur Civil des Mines from the Ecole Nationale Superieure des Mines and a law degree from the Sorbonne. He has been awarded the National Order of Merit in France and the Chevalier of Legion of Honor from France.

     F. D. OWSLEY. Mr. Owsley has been a director of Hanover since September of 1995. He was formerly employed by ASARCO as General Manager of its Northwest Mining Department and was responsible for the company's silver mining operations in the Coeur d'Alene Mining District and its lead-zinc and silver-copper mines in Colorado and Montana. Mr. Owsley spent
34 years with ASARCO in various mining positions with the company before his retirement in 1993. He graduated from Montana School of Mines with a bachelor of sciences degree in mining engineering in 1955 and has received honorary degrees from the Montana College of Mineral Science and Technology.

     LAURENCE STEINBAUM. Mr. Steinbaum has been a director of Hanover since December of 1994. From October 1990 through December 1994, he was co-chairman of Hanover's Board of Advisors. Since 1986 he has been a private financier and owner/investor of several businesses, including restaurants, real estate and oil and gas producing companies. Between 1960 and 1985, he was Executive Director of the Sommerset Hills School, a private school located in New Jersey for handicapped children, which he owns. From 1975 to 1980, he owned a major dredging company in Florida. He graduated from New York University in 1951 receiving a bachelor of sciences degree and completed courses toward a Masters Degree at New York University's School of Social Sciences.

     NICHOLAS S. YOUNG. Mr. Young has been a director of Hanover, Hanover International, Inc. and Hanover Resources since October of 1990. From October 1990 through December 1994, he was co-chairman of Hanover's Board of Advisors. He is presently a director of Spencer Stuart, a privately-held executive search firm headquartered in New York City. Since July of 1992, Mr. Young has served as President of TriCoastal Steel Corp. and as a Vice President of Citibank, where he founded and managed the Global Gold Business Department, which provided corporate financing and investment banking services to governments, corporations and private investors using gold as the medium of exchange. Prior to joining Citibank, Mr. Young held various sales, marketing, trading and management positions with AMAX, Kennecott and Hudson Bay Mining Company. He attended Franconia College and Harvard Business and Management School.

     FRANK D. DUVAL. Mr. Duval presently serves in an ex officio capacity as acting operations manager of Hanover and exercises responsibility with respect to its day-to-day operations. He is also presently the president and a director of Midnite Mines, Inc., based in Spokane, Washington. From 1974 until his resignation in 1987, Mr. Duval served in various capacities as a director or executive officer of Pegasus Gold Inc., a major North American mining company, which he founded. He is also a co-founder and principal shareholder of Montana Reserves Company, a privately-held mining company which, until operations were curtailed in 1995, was a joint venture partner with Noranda Minerals Corp. in a large copper and silver project located in Sanders and Lincoln counties, Montana. Mr. Duval has been engaged in the mining business in various capacities for over 30 years.

     In 1991, Star Phoenix Mining Company, an Idaho corporation with which Mr. Duval was affiliated as its president, a director and a significant shareholder, filed for protection from creditors under federal bankruptcy law following the termination by Hecla Mining Company of a lease and option agreement between Star Phoenix and Hecla covering mining properties in the Coeur d'Alene Mining District in northern Idaho. Mr. Duval is also one of several guarantors of indebtedness incurred by Star Phoenix. As a consequence of its bankruptcy, a creditor of Star Phoenix brought suit against Mr. Duval based on the guaranty and obtained a judgment against Mr. Duval which has not yet been fully satisfied. This judgment is presently the subject of further court review.

     WAYNE SCHOONMAKER. Mr. Schoonmaker was appointed Secretary, Treasurer and Principal Accounting Officer of Hanover in January of 1996. From 1981 until 1993, he was Financial Manager of the Northwest Mining Department of ASARCO, and from 1978 until 1991, was Chief Accountant at ASARCO's Troy Unit in Montana, where he was responsible for the installation and implementation of the accounting system for the start-up Troy mine. From July of 1978 through December of 1978, Mr. Schoonmaker was Assistant Treasurer of the Bunker Hill Company, and from 1964 to 1978, was Assistant Corporate Secretary of Hecla Mining Company. Mr. Schoonmaker received a bachelor of sciences degree in accounting from the University of Montana in 1962 and masters degree in business administration from the University of Idaho in 1987.

     WILLIAM NEAL. Mr. Neal has been associated with Hanover as its Exploration Manager since November of 1996. From 1987 until joining the company, he served as a senior geologist with Battle Mountain Gold Company in its domestic exploration group. Prior to that, he worked as a geologist for Chevron Resources and as a consultant to First Miss Corporation. Mr. Neal has over eighteen years' experience in mineral exploration, primarily in the western United States. He received a bachelor of sciences degree in geology from Colorado State University in 1977 and a master of science degree in geology from Washington State University in 1987.

Committees of the Board of Directors

     Hanover maintains an audit committee and a nominating committee of its board of directors. The audit committee is presently comprised of directors Owsley, Fish and Steinbaum, and has duties relating to Hanover's internal accounting controls, the year-end audit of its financial statements and its relationship with its independent auditors. The nominating committee is currently comprised of directors Degerstrom, Owsley and Steinbaum, and is responsible for identifying persons to serve as executive officers and directors of the company.

Section 16(a) Reporting Obligations

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by the SEC's regulations to furnish Hanover with copies of all Section 16(a) reports they file. Based solely on its review of copies of these reports, Hanover believes that during the year ended December 31, 1996, Messrs. Fish, Degerstrom, Gousseland, Schmid, Steinbaum, Young and Duval were delinquent in reporting changes in their stock ownership on Form 4, and that Mr. Schoonmaker was delinquent in reporting his initial stock ownership on Form 3.

Executive Compensation

     SUMMARY COMPENSATION TABLE. The following table discloses compensation received by Hanover's current and former president and chief executive officer for the years ended December 31, 1996, 1995 and 1994. No other executive officer's salary and bonus exceeded $100,000 in any of these years.

                              Annual Compensation
--------------------------------------------------------------------------
                                                                  Other
Executive                                                         Annual
Officer                  Year       Salary         Bonus       Compensation
---------                ----       ------         -----       ------------

James A. Fish (1)        1996      $ 75,000       $     0        $    0
President and Chief      1995             0             0             0
  Executive Officer      1994             0             0             0

Fred R. Schmid
Former President and     1996             0        90,000 (2)         0
Chief Executive          1995       137,435             0             0
  Officer                1994       126,445       150,000 (3)         0



                          Long-Term Compensation
-----------------------------------------------------------------------------------------
                                     Dollars      Securities
                                     Value of     Underlying                    All Other
Executive                           Restricted     Options/       LTIP           Compen-
Officer                  Year      Stock Awards      SARS        Payouts         sation
---------                ----      -------------  ----------     -------        ---------

James A. Fish (1)        1996      $     0        $     0        $     0        $     0
President and Chief      1995            0              0              0              0
  Executive Officer      1994            0              0              0              0

Fred R. Schmid
Former President and     1996            0              0              0              0
Chief Executive          1995            0              0              0              0
  Officer                1994            0              0              0              0

________________


(1) Mr. Fish succeeded Fred R. Schmid as president and chief executive officer of Hanover in March of 1996. Mr. Fish's annual salary is payable in the form of cash ($3,750 per month) and restricted shares of Common Stock ($3,750 in value per month, issued annually), based on 60% of the average of the "asked" market prices of the Common Stock as reported on the Nasdaq SmallCap Market during the preceding calendar month.

(2) Consists of compensation paid to Mr. Schmid pursuant to the terms of a consulting agreement entered into in March of 1996. This agreement was terminated as of December 31, 1996.

(3) Consists of a bonus awarded to Mr. Schmid in 1994 for his services in raising the initial working capital for Hanover and completing its public financing. No director, executive officer or other affiliate of Hanover will receive any commission, bonus or other form of remuneration or payment with respect to the offer and sale of the 2,000,000 shares of Common Stock offered for cash by Hanover pursuant to this Joint Proxy Statement/Prospectus.

     OVERALL COMPENSATION POLICY. Salaries paid to Hanover's executive officers are determined by the board of directors and by a compensation committee of the board, which is responsible for considering specific information and making recommendations to the full board. The compensation committee is comprised of two outside directors appointed annually by Hanover's board of directors and presently comprises Mr. Gousseland and Mr. Steinbaum. In considering and recommending executive compensation, the compensation committee reviews factors such as individual executive compensation, corporate performance, stock price appreciation and the total return to stockholders. The committee also considers executive compensation levels within a peer group of publicly-held North American gold-mining companies and, at least historically, takes into account the views of the company's chief executive officer.

     Hanover's executive compensation philosophy has been designed with the following objectives: to attract and retain the best possible executive talent; to provide an economic framework to motivate these executives to achieve goals consistent with the company's business strategy; to provide an identity between executive and stockholder interests through stock option plans; and to provide a compensation package that recognizes an executive's individual results and contributions to the company's overall business objectives.

     SALARY. The key elements to Hanover's executive compensation philosophy are salary and incentive stock options. The compensation committee of the board acts on salary levels of officers and the stock plan committee of the board acts on employee stock option awards. Together, these committees design an overall compensation package for each executive.

     Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the market for executive talent, the latter of which provides a comparison of salaries for comparable positions at other gold mining companies. The salary levels of the chief executive officer and other executive officers of the company for the following calendar year are generally established by the board of directors at its December meeting or at a later special meeting of the board. Specific individual performance and overall corporate performance are reviewed in determining the compensation level of each individual officer. The compensation committee, where appropriate, also considers other performance measures, such as safety, environmental awareness and improvements in relations with the company's stockholders, employees, the public and government regulators.
In evaluating the performance and setting the compensation of the chief executive officer and the other executive officers, the compensation committee, board of directors and stock option plan committee have traditionally maintained salary compensation at levels below those of other companies within the company's peer group. In order to compensate for these lower salaries, the chief executive officer and other executive officers of the company have historically been granted performance incentives in the form of incentive stock options.

     CASH BONUSES. From time to time, the board of directors and the compensation committee may approve cash bonuses to executives and key employees, based on outstanding achievement in the performance of their respective duties. No cash bonuses have been awarded since 1994.

     STOCK OPTIONS. Hanover maintains one stock option plan, the 1995 Stock Option Plan. The plan provides for the issuance of incentive stock options intended to qualify under Section 422A of the Internal Code, and options that are not qualified under the Code. Key individuals, including officers and directors who are also employees, are eligible to receive grants of options under the plan. All options are exercisable at prices equivalent to the mean of the high and low sales prices of the Common Stock, as reported by the Nasdaq SmallCap Market as of the date of grant. As of the date of this Joint Proxy Statement/Prospectus, options for 800,000 shares of Common Stock had been granted, and options for 3,200,000 additional shares were available for grant under the plan.

     The plan is jointly administered by the stock option plan committee and by the board. The primary function of the stock option plan committee is to review and evaluate the fairness of the recommendations of management concerning proposed grants of options to directors and executive officers. The primary function of the board in such matters is to consider the recommendations of the stock option plan committee and to authorize proposed grants of options to such persons. Stockholder approval of the plan was obtained at the 1996 special meeting of shareholders, for the purposes of qualifying the plan pursuant to Rule 16b-3 promulgated under the Exchange Act.

     OPTIONS GRANTED IN 1996; OPTION EXERCISES AND OPTION VALUES. No options were granted during the year ended December 31, 1996 to Hanover's executive officers identified in the preceding table. No options were exercised during the year by such persons or were held by such persons at year end.

                      PRINCIPAL STOCKHOLDERS

     The following table sets forth as of August 1, 1997 the names of, and number of shares beneficially owned by, persons known to Hanover to own more than five percent (5%) of its Common Stock; the names of, and number of shares beneficially owned by each of its directors and executive officers; and the number of shares beneficially owned by, of all of its directors and executive officers as a group. At such date, the number of shares of Common Stock outstanding or deemed outstanding pursuant to presently exercisable options was 23,204,411 shares.

                              Amount and Nature of
                              Beneficial Ownership
                               (all direct unless           Percent
Name of Owner                   otherwise noted)            of Class
-------------                 --------------------          --------

James A. Fish (1), (2)                151,421             less than 1%

Neal A. Degerstrom (1), (3)         6,770,990               29.2%

Pierre Gousseland (1), (4)            190,017             less than 1%

F. D. Owsley (1), (5)                  29,000             less than 1%

Fred R. Schmid (1), (6)             3,397,092               14.6%

Laurence Steinbaum (1), (7)           447,856                1.9%

Nicholas S. Young (1), (8)            719,307                3.1%

Frank Duval                              100 (9)          less than 1%

All directors and executive officers
  as a group (8 persons) (10)      11,573,683               49.9%
____________________

(1)  Director of the company.

(2) Mr. Fish is Chairman, President and Chief Executive Officer of the company. The shares attributed to Mr. Fish include 103,000 shares acquired pursuant to the securities purchase agreement described in footnote 3, below. Such shares are also attributed to Neal A. Degerstrom in the foregoing table.

(3) The foregoing table attributes to Mr. Degerstrom all of the shares purchased by Mr. Degerstrom and his permitted assigns pursuant to the securities purchase agreement dated as of June 1, 1995, as amended. Although all shares purchased by Mr. Degerstrom and his assigns are shown in the table above as beneficially owned by Mr. Degerstrom, a
     Schedule 13D dated June 20, 1995, as amended through the date of this Prospectus, filed by Mr. Degerstrom and others states that 3,434,190 of such shares have been registered in Mr. Degerstrom's or his company's own name, representing approximately 14.8% of the Common Stock outstanding or deemed outstanding at such date. The
     Schedule 13D filed by Mr. Degerstrom and his permitted assigns also states that none of the persons identified as reporting persons in the
     Schedule 13D controls the voting or disposition of any shares of Common Stock other than those shares owned by each such person, and on this basis Mr. Degerstrom disclaims beneficial ownership of the shares owned by his assigns. On March 17, 1997, the board of directors granted Mr. Degerstrom four year options to purchase up to 2,312,968 shares of Common Stock as consideration for his guarantee of certain obligations in connection with the company's agreement to acquire Easton-Pacific. Mr. Degerstrom subsequently assigned 1,541,978 of these options to two individuals who agreed to severally guarantee a portion of these obligations. (See "Easton-Pacific and the Easton-Pacific Transaction".) These options are exercisable by Mr. Degerstrom and the two other co-guarantors at the price of $1.25 per share.

                [Footnotes continued on following page.]

(4) Includes 100,000 shares issuable pursuant to presently exercisable options granted under Hanover's 1995 Stock Option Plan.

(5) The shares attributed to Mr. Owsley were acquired pursuant to the securities purchase agreement described in footnote 3, above, and have also been attributed to Mr. Degerstrom in the foregoing table.

(6) Includes 425,000 shares issuable to Mr. Schmid and his son, Stephen Schmid, under Hanover's 1995 Stock Option Plan. In addition, members of Mr. Schmid's family beneficially own an additional 2,514,136 shares issued upon the merger of Hanover Resources and Group S into Hanover, which, when combined with Mr. Schmid's shareholdings, represent approximately 16% of the outstanding Common Stock as of the date of this Prospectus. Mr. Schmid disclaims beneficial ownership of the shares owned by members of his family.

(7) Includes 125,000 shares issuable pursuant to presently exercisable options granted under Hanover's 1995 Stock Option Plan and 5,000 shares owned beneficially and of record by Mr. Steinbaum's spouse.

(8) Includes 150,000 shares issuable pursuant to presently exercisable options granted under Hanover's 1995 Stock Option Plan.

(9) According to a Schedule 13D previously filed by Mr. Degerstrom on behalf of himself, Mr. Duval and others (see footnote 3, above), Mr. Degerstrom and Mr. Duval had an understanding pursuant to which Mr. Duval could have purchased up to one-half of the shares acquired by Mr. Degerstrom and N.A. Degerstrom, Inc. pursuant to the securities purchase agreement between Mr. Degerstrom and Hanover, at the prices paid by Mr. Degerstrom and N.A. Degerstrom, Inc. for such shares. That understanding was terminated in April of 1997.

(10) See footnotes 2, 3, 5 and 9, above.

     LOCK-UP AGREEMENTS. Hanover's directors, members of the Schmid family and members of the Degerstrom group of investors have each entered into lock-up agreements with Hanover limiting the number of shares each may resell over time. These lock-up agreements were entered into in August of 1995, as consideration for the registration under the Securities Act of the shares of Common Stock offered for resale under this Prospectus by these persons. (See "Selling Stockholders".)

     The lock-up agreements generally provide that a selling stockholder may not resell more than 15% of his or her shares during each of two successive six-month periods commencing March 4, 1997 and September 4, 1997, effectively limiting total sales by each person to no more than 30% of his or her shares during the twelve month period ending on March 3, 1998. Despite the foregoing limitations, a selling stockholder is free to transfer any number of his or her shares to the that stockholder's children or relatives, by gift or otherwise, and may also transfer any number of shares in a private sale, provided, in each case, that any such shares shall continue to be subject to the restrictions set forth in the lock-up agreement.

     As used in the agreement, the term "private sale" is be defined to mean any non-public sale effected by the selling stockholder and the purchaser of such selling stockholder's shares, without the assistance or intervention of a securities broker or dealer, which occurs outside the medium of the Nasdaq SmallCap Market or any other securities exchange or secondary market on which shares of the Hanover's Common Stock are traded or prices therefor are quoted.

     The lock-up agreements further provide that Hanover will undertake, at its sole cost and expense, to register any additional shares each selling stockholder desires to register for resale under the Securities Act after this Prospectus expires. The lock-up agreements also provide that, in the event a selling stockholder who is also a director or executive officer ceases to be affiliated with Hanover in these capacities, he or she shall be free of the lock-up restrictions, provided, however, that if such selling stockholder offers any shares for sale for a period of six months thereafter, he or she shall direct such offer to Hanover, and then to the Degerstrom group of stockholders and the other directors and executive officers, who shall each have a ten-day right of first refusal to purchase the same.

     Hanover has also entered into lock-up agreements with certain affiliates of Easton-Pacific in connection with the proposed merger of Easton-Pacific into the company, limiting the number of shares of Common Stock these persons may resell. These agreements provide that no shares of Common Stock may be resold by such persons prior to December 26, 1997, and that for the period commencing December 28, 1997 and ending July 15, 1998, only one-half of each person's Common Stock may be resold. The lock-up provisions of the agreement terminate on July 15, 1998.

                          CERTAIN TRANSACTIONS

     As is previously discussed in this Joint Proxy Statement/Prospectus, on March 17, 1997, Neal A. Degerstrom, who is affiliated with Hanover, guaranteed the payment of Hanover's obligations to the landowner-lessors of its mining claims and leases through September 7, 1998, up to the aggregate amount of $2,891,210, which amount approximates Hanover's obligations to these landowner-lessors during the period of the guaranty. As consideration for the guaranty, Hanover granted Mr. Degerstrom three year options to purchase up to 2,312,968 shares of Hanover's Common Stock at an exercise price of $1.25 per share. Payments made by Mr. Degerstrom pursuant to the guaranty will be credited toward the exercise of such options. Effective April 29, 1997, Mr. Degerstrom assigned two-thirds of these options equally to two nonaffiliated individuals, each of whom undertook to guarantee the payment to Mr. Degerstrom of one-third of the amount Mr. Degerstrom pays at any time during the term of his guaranty.
The guaranty was given by Mr. Degerstrom in connection with the reorganization agreement, dated as of April 30, 1997, between Hanover and Easton-Pacific.

     As is also previously discussed in this Joint Proxy Statement/ Prospectus, on September 12, 1996 Hanover completed the merger of two subsidiary companies, Hanover Resources, Inc. and Group S Limited, with and into the company on September 12, 1996, in exchange for 2,270,486 shares of Common Stock which were distributed to the former shareholders of Hanover Resources and Group S and the distribution of an additional 3,625,000 shares of Common Stock to Hanover Resources' shareholders in exchange for the same number of shares of Hanover's Common Stock then held by Hanover Resources. The boards of directors and shareholders of Hanover, Hanover Resources and Group S approved the merger for a variety of reasons, the principal one being to consolidate the mining properties of the three companies under Hanover, so that Hanover could move forward in a simple, straightforward manner with continued exploration and development of the properties. Hanover accounted for the merger as a combination of entities under common control, as a consequence of which the assets of Hanover Resources and Group S were recorded at cost and no value was ascribed to goodwill.

     Hanover believes the terms and conditions of these transactions were as good as could have been negotiated with a nonaffiliated third party.









      [The balance of this page has been intentionally left blank.]

                          SELLING STOCKHOLDERS

     The following table sets out as of the date of this Joint Proxy Statement/Prospectus the name of each Selling Stockholder known to the Company to own any of the shares included in the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; any position, office or other material relationship between the Selling Stockholder and the Company within the past three years; the number of shares of Common Stock known to the Company to be beneficially owned by the Selling Stockholder at such date; the number of shares offered hereby by the Selling Stockholder; and the number of shares of Common Stock and percentage ownership interest of the Selling Stockholder following this offering. Hanover previously filed a registration statement with the SEC that was declared effective on September 3, 1996. The prospectus included in that registration statement reoffered many of the shares that are also reoffered by the Selling Stockholders in this Joint Proxy Statement/Prospectus. Some of the Selling Stockholders may have sold all or a part of their shares since the date of that registration statement, as a consequence of which the following table may not accurately reflect their current shareholdings.


                                                      Shares of Common Stock
                                   --------------------------------------------------------------
                                     Beneficially      Offered           Remaining After Offering
Name                                    Owned          Hereby               and Percentage (1)
----                                 ------------      -------           ------------------------

STOCKHOLDERS WHO ACQUIRED SHARES IN
MERGER OF HANOVER RESOURCES AND
GROUP S WITH AND INTO THE COMPANY:

William McCoy                            80,065         80,065                   0   /    0    %
Joseph Belden                            24,463         24,463                   0   /    0    %
Nicholas Young (2)                      544,307        163,292             381,015   /    1.18 %
Laurence Steinbaum (2)                  287,076         86,123             200,953   / less than 1%
Manuel Garcia                            55,601         55,601                   0   /    0    %
Paul Stevens                            184,503        184,503                   0   /    0    %
Anthony Sharkey                          38,341         38,341                   0   /    0    %
Stephen J. Schmid                       365,987        109,796             256,191   / less than 1%
Robert C. Schmid                        234,189         70,257             163,932   / less than 1%
Susan E. Schmid                         234,189         70,257             163,932   / less than 1%
Paul G. Schmid                          234,189         70,257             163,932   / less than 1%
Heidi A. Schmid                         234,189         70,257             163,932   / less than 1%
Mary Anna Schmid                      1,170,943        351,283             819,660   /    2.54 %
Fred Schmid (2)                         325,000         97,500             227,500   / less than 1%
Michael Koronsky                         12,232         12,232                   0   /    0    %
Selig Zises                              55,601         55,601                   0   /    0    %
Joseph Katz                             400,046        400,046                   0   /    0    %
Paul Schratwieser                        83,360         83,360                   0   /    0    %
Joseph Sussen                            83,360         83,360                   0   /    0    %
Mark Epstein                            218,930        218,930                   0   /    0    %
Wendy Braunstein                          6,990          6,990                   0   /    0    %
Roseann Gedman                           33,851         33,851                   0   /    0    %
Alfred J. Arsenault                      80,476         80,476                   0   /    0    %
Floyd Kimble                            166,715        166,715                   0   /    0    %
Pierre Gousseland (2)                    50,017         15,005              35,012   / less than 1%
Ira Kent                                166,715        166,715                   0   /    0    %
Thomas Neff                             121,906        121,906                   0   /    0    %
Frank Wheaton                           152,074        152,074                   0   /    0    %
Castel SA                                40,938         40,938                   0   /    0    %
Gertrude Gary                            40,939         40,939                   0   /    0    %
Signature Development Group, Inc.        40,939         40,939                   0   /    0    %
Phyllis Schwartz                         40,939         40,939                   0   /    0    %
Atlantic Marketing Group, Inc.           26,786         26,786                   0   /    0    %
Canopus Limited                          29,815         29,815                   0   /    0    %
Axel Wallenberg                          29,815         29,815                   0   /    0    %

                   [Table continued on following page.]

                                   42


                                                  Shares of Common Stock
                                   --------------------------------------------------------------
                                     Beneficially      Offered           Remaining After Offering
Name                                    Owned          Hereby              and Percentage (1)
----                                 ------------      -------           ------------------------
DEGERSTROM GROUP STOCKHOLDERS:

Neal A. Degerstrom (2)                1,834,190 (4)    669,942             1,164,248 /    3.62 %
N.A. Degerstrom, Inc. (3)             1,600,000 (4)    120,000             1,480,000 /    4.60 %
James A. Fish (2)                        43,000         12,900                30,100 / less than 1%
James F. Etter                          400,000        120,000               280,000 / less than 1%
Hobart Teneff                         1,541,989 (5)    171,300             1,370,689 /    4.26 %
Raymond A. Hanson                     1,541,989 (6)    201,300             1,340,689 /    4.16 %
Michael Coleman                          53,000         40,100                30,100 / less than 1%
Susan Roberts                            70,000         21,000                49,000 / less than 1%
James Bradbury                           42,500         15,000                27,500 / less than 1%
Merlin Bingham                           57,000         17,100                39,900 / less than 1%
F. D. Owsley (2)                         29,000          8,700                20,300 / less than 1%
Chester Chastek                         133,000         39,900                93,100 / less than 1%
Steve Teneff                            150,000         45,000               105,000 / less than 1%
Roy Pearson                             133,000         39,900                93,100 / less than 1%
John Czinger                             34,000         10,200                23,800 / less than 1%
Robert Kistler                          187,500         37,500               150,000 / less than 1%
James Workland                            7,500          2,250                 5,250 / less than 1%
David Levitch                             7,500          2,250                 5,250 / less than 1%
John Steinmetz                           10,000          3,000                 7,000 / less than 1%
William Winkler                         110,800          9,000               101,000 / less than 1%
Robert Kovacevich                        25,000          7,500                17,500 / less than 1%
Frank Sallee                            400,000         60,000               340,000 /    1.40 %
Ralph Welsh                              15,000          4,500                10,500 / less than 1%
Thomas Schenk                             5,000          1,500                 3,500 / less than 1%
David Peterson                           75,000          7,500                67,500 / less than 1%

OTHER SELLING STOCKHOLDERS:

Tabor Resources Corporation             525,000        525,000                   0   /    0    %
Roy A. Moen and Marlene Moen            382,500 (7)    382,500 (7)               0   /    0    %
Moen Builders, Inc.                      67,500         67,500                   0   /    0    %
United Reef Petroleum Ltd.              150,000        150,000                   0   /    0    %
Patrick Harrison                         47,000         47,000                   0   /    0    %
Estate of William Marston                22,679         22,679                   0   /    0    %
William Goodridge                        10,000 (8)     10,000 (8)               0   /    0    %
Karilla of Waterford Limited            200,000        200,000                   0   /    0    %
____________________


(1) The number of shares of Common Stock outstanding or deemed outstanding as of the date of this Joint Proxy Statement/Prospectus was 23,204,411 shares. Following this offering, 32,204,411 shares will be outstanding or deemed outstanding.

(2) Messrs. Young, Steinbaum, Schmid, Gousseland, Degerstrom, Fish and Owsley are directors of Hanover. Mr. Fish is also Chairman, President and Chief Executive Officer of Hanover.

(3)  N.A. Degerstrom, Inc. is controlled by Neal A. Degerstrom.

(4) See Note 9 to the Principal Stockholders table at page 40 of this Joint Proxy Statement/Prospectus.

                [Footnotes continued on following page.]

(5) Consists of 771,000 shares purchased by Mr. Teneff under the terms of a securities purchase agreement between Hanover and Neal A. Degerstrom, and options for the purchase of 770,989 shares granted to Mr. Teneff as consideration for his partial guaranty of Hanover's obligations to the landowner-lessors of its mining claims. Such options are exercisable at the price of $1.25 per share during the four-year period ending March 17, 2001.

(6) Consists of 771,000 shares purchased by Mr. Hanson under the terms of a securities purchase agreement between Hanover and Neal A. Degerstrom, 100,000 of which are owned by the company controlled by Mr. Hanson, and options for the purchase of 770,989 shares granted to Mr. Hanson as consideration for his partial guaranty of Hanover's obligations to the landowner-lessors of its mining claims. Such options are exercisable at the price of $1.25 per share during the four-year period ending March 17, 2001.

 (7) Includes 200,000 shares of Common Stock issuable pursuant to presently exercisable options. Such options are exercisable at the price of $2.00 per share and expire on April 27, 1999.

(8) Includes 5,000 shares of Common Stock issuable pursuant to presently exercisable options. Such options are exercisable at the price of $2.50 per share and expire on November 1, 1997.


                        PLAN OF DISTRIBUTION

Sales by the Selling Stockholders

     The Selling Shareholders propose to sell the shares from time-to-time or at any time during a period of twelve months from the date of this Joint Proxy Statement/Prospectus, in transactions in the over-the-counter market, in other permitted public sales, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

     Some or all of the shares may be sold in transactions involving broker-dealers, who may act solely as agent or may acquire shares as principal. Broker-dealers who participate in such transactions as agent may receive commissions from Selling Stockholders and, if they act as agent for the purchaser, also from the purchaser. Selling Stockholders and any such broker-dealer may be deemed to be "underwriters", as that term is defined in Section 2(11) of the Securities Act. Any commissions received by any such broker-dealers in connection with any such sales, and any profits received from the resale of shares acquired by such broker-dealers as principal, may be deemed to be underwriting discounts and commissions pursuant to the Securities Act.

     Hanover has agreed to indemnify the Selling Stockholders for certain liabilities, including liabilities arising under the Securities Act, in conjunction with the offer and sale of the shares by the Selling Stockholders pursuant to this Joint Proxy Statement/Prospectus. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing, or to directors, officers and controlling persons of the company pursuant to applicable provisions of the Delaware General Corporation Law and the company's bylaws, Hanover has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by Hanover of expenses incurred or paid by a director, officer, Selling Stockholder or controlling person in a successful defense of any action, suit or proceeding) is asserted by such person in connection with the shares offered by this Joint Proxy Statement/Prospectus, Hanover will, unless in the opinion of its counsel such matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     Hanover has also agreed to indemnify Easton-Pacific for certain liabilities, including liabilities arising under the Securities Act, pursuant to the Reorganization Agreement. Easton-Pacific has similarly indemnified Hanover for such liabilities under the Reorganization Agreement.

Sales by the Company

     TERMS OF SALE. Subject to the terms and conditions set forth in this Joint Proxy Statement/Prospectus, certain of the directors and executive officers of Hanover have agreed to offer and sell 2,000,000 shares of Common Stock to the public on Hanover's behalf on a best efforts basis, at prices equal to or possibly exceeding the closing sales prices of the Common Stock as reported on the Nasdaq SmallCap Market as of the dates of sale. Hanover's obligation to issue these shares is not conditioned upon the receipt of minimum subscriptions from the sale of the shares. No commission or other form of remuneration will be paid to any director or executive officer in connection with these sales. The company has agreed to indemnify those of its directors and executive officers participating in the offering against certain liabilities, including liabilities under the Securities Act.

     USE OF PROCEEDS. The net proceeds Hanover receives from the sale of the shares of Common Stock offered by it for cash pursuant to this Joint Proxy Statement/Prospectus will be approximately $2,425,000, assuming all of such shares are sold at the assumed price of $1.25 per share. Hanover will use these net proceeds to fund limited drilling and other exploration activities on its mining properties during 1997, to pay general and administrative expenses, to pay related party indebtedness of approximately $175,000 incurred by Easton-Pacific and assumed by Hanover as part of the proposed merger, and as working capital. Net proceeds represent the gross sales price of the shares, less anticipated legal, accounting, printing and filing costs of $75,000 incurred in the registration of the shares and the preparation of this Joint Proxy Statement/Prospectus


                    DESCRIPTION OF CAPITAL STOCK

Overview

     Hanover is authorized under its articles of incorporation, as amended, to issue up to 50,000,000 shares of capital stock, of which 48,000,000 shares are designated Common Stock, par value $.0001 per share, and 2,000,000 shares are designated preferred stock, par value $.001 per share, issuable in one or more series, with such rights, preferences, limitations and other characteristics as the board of directors may from time-to-time determine.

Common Stock

     Holders of Common Stock are entitled to one vote per share upon all matters on which they have the right to vote. Shares of Common Stock do not have preemptive rights and are not subject to redemption. Holders of Common Stock are entitled to receive such dividends as may be declared by Hanover's board of directors out of funds legally available therefore, subject to the preferential dividend rights of holders of any outstanding shares of preferred stock. In the event Hanover dissolves or winds up of its affairs, holders of Common Stock will be entitled to share ratably in all of its remaining assets, after payment of all creditors and any preferential liquidating dividends payable to the holders of any outstanding shares of preferred stock. The Common Stock is fully paid and nonassessable.

     The transfer agent and registrar for the Common Stock is TransSecurities International, Inc., 2510 North Pines Road, Suite 202, Spokane, Washington 99206.

Preferred Stock

     The preferred stock is issuable in one or more series by resolution adopted by at least two-thirds of Hanover's board of directors, without stockholder approval, with such rights, preferences, limitations and other characteristics as the board of directors may determine. No shares of preferred stock were outstanding as of the date of this Joint Proxy Statement/Prospectus.

     Some corporate and securities law commentators believe that companies having authorized preferred stock are less vulnerable to unsolicited takeovers (and by implication, the higher prices that may be paid to shareholders in an unsolicited takeover), since preferred stock can be issued by a board of directors as a defensive strategy to such offers. Other commentators believe that the issuance of preferred stock as a defensive strategy increases the price eventually paid to shareholders in a successful takeover because the specter of such issuance forces an offeror to negotiate price with the board of directors. Hanover is not aware of any unsolicited takeover attempt, and cannot predict whether any such attempt would be made. Similarly, Hanover's board of directors has not adopted a prospective defensive strategy to an unsolicited takeover attempt utilizing the preferred stock, and is not expected to consider or adopt any such strategy in the absence of such an attempt. It is the present position of the board of directors that any such defensive strategy should be adopted, if at all, only after the terms and conditions of any such takeover attempt have been made known and the board of directors, together with its financial advisors, have had an opportunity to study the offer and its effect on the company and its shareholders.

Shares Eligible for Future Sale

     Prior to this offering, there has been only a limited public market for Hanover's Common Stock. Future sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

     Upon completion of this offering, there will be 32,204,411 shares of Common Stock outstanding or deemed outstanding pursuant to presently exercisable options. Of these shares, the 15,561,248 shares sold in this offering and 4,135,600 previously outstanding shares will be transferable without restriction under the Securities Act, unless purchased or held by an "affiliate" of Hanover, as that term is defined in Rule 144. The remaining shares outstanding after completion of this offering will be "restricted securities" as defined in Rule 144. Restricted securities and securities held by affiliates may be sold only if registered under the Securities Act or if they qualify for an exemption from registration, including an exemption pursuant to Rule 144.

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Joint Proxy Statement/Prospectus, a person who has beneficially owned restricted securities for at least one year would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are subject to a certain manner of sale provisions, notice requirements and the availability of current public information about the company. A person who is not deemed an affiliate of Hanover at any time during the three months preceding a sale, and who has beneficially owned restricted securities for at least two years, is entitled to sell such shares under Rule 144(k) without regard to volume limitations, manner of sale provisions, notice requirements or the availability of current public information. Rule 144A under the Securities Act permits the immediate sale by the current holders of restricted securities of all or a portion of their shares to certain qualified institutional buyers as defined in Rule 144A.

                              LEGAL MATTERS

     Hanover's attorneys, Randall & Danskin, P.S., 1500 Seafirst Financial Center, Spokane, Washington 99201, have passed upon the legality of this offering on behalf of the company.


                                 EXPERTS

     The financial statements of Hanover Gold Company, Inc. included in this Joint Proxy Statement/Prospectus have been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing. The report of BDO Seidman, LLP contains an explanatory paragraph regarding Hanover's ability to continue as a going concern. Hanover's financial statements as of December 31, 1995 and 1994, and for each of the four years then ended, have been included in this Joint Proxy Statement/Prospectus in reliance on the report of Zeller Weiss & Kahn, Mountainside, New Jersey, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Easton-Pacific included in this Joint Proxy Statement/Prospectus have been audited by Terrence J. Dunne, independent certified public accountant, to the extent and for the periods set forth in his report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such individual as an expert in accounting and auditing.

     Roger C. Steininger, independent consulting geologist, has rendered an analysis to Easton-Pacific in connection with the proposed merger of Easton-Pacific into Hanover. Such analysis is referenced in this Joint Proxy Statement/Prospectus with the consent of Mr. Steininger.

                  SUPPLEMENTAL FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Statements of Hanover

     On April 30, 1997, Hanover entered into a reorganization agreement with Easton-Pacific to acquire all of the issued and outstanding shares of capital stock of Easton-Pacific in exchange for 7,000,000 shares of Common Stock of Hanover, following which Easton-Pacific will be merged into Hanover. The following unaudited pro forma consolidated financial statements and accompanying footnotes give effect to the proposed acquisition of Easton-Pacific, accounted for as a purchase of the assets acquired and the liabilities assumed, recorded at their estimated fair values. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Hanover and Easton-Pacific appearing elsewhere in this Joint Proxy Statement/Prospectus.

     The accompanying pro forma consolidated financial statements as of June 30, 1997 and for the six months ended June 30, 1997, and for the year ended December 31, 1996, illustrate the effect of the Easton-Pacific acquisition on Hanover's financial position and results of operations. The accompanying unaudited pro forma consolidated balance sheet gives effect to the acquisition of Easton-Pacific as if it had occurred on June 30, 1997. The pro forma consolidated statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 assume the Easton-Pacific acquisition occurred on January 1, 1996 and January 1, 1997.

     The pro forma consolidated financial statements are not indicative of Hanover's financial position or results of operations at the beginning of the periods presented, had such acquisition then occurred, nor do they project Hanover's financial position or results of operations in the future. The pro forma consolidated financial statements are based on management's current estimate of the allocation of the purchase price of Easton-Pacific, and actual allocations may differ. Management does not believe any deviations from the estimated allocations shown in the pro forma condensed financial statements will be material.



       [The balance of this page has been intentionally left blank.]

                        Hanover Gold Company, Inc.
                    (a development stage enterprise)
              Pro Forma Condensed Consolidated Balance Sheet
                             June 30, 1997
                              (Unaudited)


                              Historical                        Pro Forma
                         ------------------------      ---------------------------
                                                                                                          Combined
                                                       Purchase       Consolidated
                         Hanover   Easton-Pacific      Adjustment       Companies
                         -------   --------------      ----------     ------------
Current Assets:
  Cash                   $138,524    $  2,513          $(50,000) (a)  $    91,037
  Prepaid expenses
    and other
    current assets         62,325         750                              63,075
                          -------     -------           --------       ----------
Total current
 assets                   200,849       3,263           (50,000)          154,112
  Mineral properties,
   net                 11,380,604     328,448          7,050,000 (a)   18,759,052
  Property and equip-
   ment, net              102,227                                         102,227
   Other assets            23,424      23,509                              46,933
                       ----------     -------           ---------      ----------
Total assets          $11,707,104    $355,220          $7,000,000     $19,062,324
                       ==========     =======           =========      ==========

Current Liabilities:
  Accounts payable
   and accrued
   expenses           $    44,230    $ 54,839          $              $    99,069
  Notes payable
   to shareholder          73,405     170,000                             243,405
  Current portion of
   long-term debt          29,929                                          29,929
                       ----------     -------           ---------      ----------
Total current
 liabilities              147,564     224,839                   -         374,403
  Long-term debt,
   less current
     portion              178,703                                         178,703
                       ----------     -------           ---------      ----------
Total liabilities         326,267     224,839                   -         551,106
                       ----------     -------           ---------      ----------
Stockholders' Equity
  Preferred stock               -           -                                   -
  Common stock (19,886,443
  shares outstanding -
  historical; 26,886,443
  shares outstanding -
  pro forma)                1,989     755,635             700 (a)           2,689
                                                     (755,635) (a)
  Additional paid
   in capital          16,554,253                   6,999,300 (a)      24,309,188
                                                      755,635 (a)
  Deposit on
   common stock         1,423,750                                       1,423,750
  Deficit accumulated
   during the
   development stage   (6,599,155)  (625,254)                          (7,224,409)
                       ----------    -------        ---------          ----------
Total stockholders'
 equity                11,380,837    130,381        7,000,000          18,511,218
                       ----------    -------        ---------          ----------
Total liabilities
 and stockholders'
 equity               $11,707,104   $355,220       $7,000,000         $19,062,324
                       ==========    =======        =========          ==========


                                   48


                         Hanover Gold Company, Inc.
                     (a development stage enterprise)
           Pro Forma Condensed Consolidated Statement of Operations
                  Six Month Period Ended June 30, 1997
                               (Unaudited)


                                                                       Pro Forma
                                                       Purchase       Consolidated
                         Hanover   Easton-Pacific      Adjustment      Companies
                         -------   --------------      ----------     ------------

Revenues                 $     -      $      -         $    -         $    -

General and administra-
  tive expenses           678,785       49,984                          728,769
                          -------       ------          --------       --------
Operating loss           (678,785)     (49,984)             -          (728,769)

Interest income
  (expense), net            5,176       (9,534)                          (4,358)
Loss on sale of
  equipment               (12,448)                                      (12,448)
                          -------       -------         ---------       -------
Net loss                $(686,057)     $(59,518)       $    -         $(745,575)
                          =======       =======         =========       =======

Loss per share          $   (0.04)                                    $   (0.03)
                         ========                                       =======
Weighted average shares
     outstanding        19,874,208                                    26,874,208
                        ==========                                    ==========


                                   49

                          Hanover Gold Company, Inc.
                      (a development stage enterprise)
          Pro Forma Condensed Consolidated Statement of Operations
                        Year Ended December 31, 1996
                                 (Unaudited)

                                                                        Pro Forma
                                                       Purchase       Consolidated
                         Hanover   Easton-Pacific      Adjustment       Companies
                         -------   --------------      ----------     ------------

Revenues                 $    3,510   $ 50,765         $        -     $    54,275

General and administra-
  tive expenses           1,311,637    117,760                          1,429,397
                          ---------    -------          ---------      ----------
Operating loss           (1,308,127)   (66,995)                 -      (1,375,122)

Interest income
  (expense), net            (20,200)   (13,639)                           (33,839)
Loss on sale of equipment                                                       -
                          ---------    -------          ---------      ----------

Net loss                $(1,328,327)  $(80,634)        $        -     $(1,408,961)
                          =========     ======          =========       =========

Loss per share          $     (0.08)                                  $     (0.06)
                                                                       ==========

Weighted average shares
     outstanding         17,418,318                                    24,418,318
                         ==========                                    ==========

                        Hanover Gold Company, Inc.
                    (a development stage enterprise)
         Notes to Proforma Consolidated Financial Statements
                           June 30, 1997

Purchase Adjustment

An adjustment has been made to reflect the issuance of 7,000,000 shares of Hanover Common Stock to acquire all of the issued and outstanding shares of capital stock of Easton-Pacific. The fair value of the issued shares reflects recent quoted prices for the Common Stock, discounted to reflect lock-up periods and trading volume. Direct costs of the acquisition are estimated to be $50,000. The excess of the cost of acquiring Easton-Pacific over the net assets acquired has been assigned to the carrying value of Easton-Pacific's mineral properties. The acquisition of Easton-Pacific is to be accounted for as a purchase, with total cost determined at $7,050,000, which represents the fair value of the shares of common stock of Hanover being offered plus acquisition costs.

                    INDEX TO FINANCIAL STATEMENTS

Item                                                                  Page
----                                                                  ----

HANOVER'S UNAUDITED INTERIM FINANCIAL STATEMENTS:

Balance Sheets as of June 30, 1997 and December 31, 1996              F/S-3
Statements of Loss for the Six Months Ended June 30, 1997
  and 1996, and for the Period from Inception (May 2, 1990)
  through June 30, 1997                                               F/S-4
Statements of Changes in Stockholders' Equity for the Six Months
  Ended June 30, 1997 and for the Period from Inception
  (May 2, 1990) through June 30, 1997                                 F/S-5
Statements of Cash Flows for the Six Months Ended June 30,
  1997 and 1996, and for the Period from Inception (May 2, 1990)
  through June 30, 1997                                               F/S-8
Notes to Interim Financial Statements                                F/S-10

HANOVER'S AUDITED YEAR-END FINANCIAL STATEMENTS:

Report of Independent Certified Public Accountants                   F/S-12
Balance Sheets as of December 31, 1996 and 1995                      F/S-13
Statements of Loss for the Years Ended December 31, 1996,
  1995 and 1994, and for the Period from Inception (May 2,
  1990) through December 31, 1996                                    F/S-15
Statements of Changes in Stockholders' Equity for the
  Years Ended December 31, 1996, 1995 and 1994, and for the
  Period from Inception (May 2, 1990) through December 31, 1996 F/S-16 Statements of Cash Flows for the Years Ended December 31,
  1996, 1995 and 1994, and for the Period from Inception
  (May 2, 1990) through December 31, 1996                            F/S-20
Summary of Accounting Policies                                       F/S-22
Notes to Financial Statements                                        F/S-24

EASTON-PACIFIC'S UNAUDITED INTERIM FINANCIAL STATEMENTS:

Balance Sheets as of June 30, 1997 and December 31, 1996             F/S-36
Statements of Loss for the Six Months Ended June 30, 1997
  and 1996                                                           F/S-37
Statements of Changes in Stockholders' Equity for the Six Months
  Ended June 30, 1997                                                F/S-38
Statements of Cash Flows for the Six Months Ended June 30, 1997
  and 1996                                                           F/S-39
Notes to Interim Financial Statements                                F/S-40

EASTON-PACIFIC'S AUDITED YEAR-END FINANCIAL STATEMENTS:

Independent Auditor's Report                                         F/S-42
Statement of Financial Position as of December 31, 1996 and
  July 31, 1995                                                      F/S-43
Statements of Operations for the Five Months
  Ended December 31, 1996, and for the Years Ended July 31, 1996,
  1995 and 1994                                                      F/S-44
Statements of Changes in Stockholders' Equity for the Five Months
  Ended December 31, 1996, and for the Years Ended July 31,
  1996, 1995 and 1994                                                F/S-45
Statements of Cash Flows for the Five Months Ended December
  31, 1996, and for the Years Ended July 31, 1996, 1995
  and 1994                                                           F/S-46
Notes to Financial Statements                                        F/S-47

                               F/S-1

                      HANOVER GOLD COMPANY, INC.
                 UNAUDITED INTERIM FINANCIAL STATEMENTS



















                               F/S-2

                      Hanover Gold Company, Inc.
                   (a development stage enterprise)
                       Condensed Balance Sheets

                                         June 30,           December 31,
                                           1997                1996
                                        (Unaudited)           Audited
                                        -----------         ------------
Current assets:
     Cash                               $   138,524         $    96,353
     Supplies inventory                      10,000              10,000
     Prepaid expenses and other
      current assets                         52,325              97,369
                                         ----------          ----------
Total current assets                        200,849             203,722

Resource properties and claims:
     Exploration, engineering and
      site development                    2,375,745           2,288,508
     Mineral properties                   9,004,859           8,202,314
                                         ----------          ----------
Total resource properties
  and claims                             11,380,604          10,490,822

Furniture and equipment, net                102,227              88,182

Other assets                                 23,424              23,424
                                         ----------          ----------
Total assets                            $11,707,104         $10,806,150
                                         ==========          ==========

Current liabilities:
     Accounts payable                   $       241         $    70,136
     Note payable to shareholder             73,405              73,405
     Accrued expenses                        43,989              85,859
     Current portion of long-term debt       29,929              23,653
                                         ----------          ----------
Total current liabilities                   147,564             253,053

Long-term debt, less current portion        178,703             194,065
                                         ----------          ----------
Total liabilities                       $   326,267         $   447,118
                                         ==========          ==========
Stockholders' equity:
     Preferred stock, $0.001 par value;
      shares authorized 2,000,000, no
      shares outstanding                          -                   -
     Common stock, $.0001 par value,
      shares authorized 48,000,000;
      issued and outstanding 19,886,443
      and 19,843,022 shares respectively      1,989               1,984
     Additional paid-in capital          17,768,561          16,270,146
     Deferred guaranty fee (Note 2)      (1,214,308)                  -
     Deposits on common stock             1,423,750                   -
     Deficit accumulated during the
      development stage                  (6,599,155)         (5,913,098)
                                         ----------          ----------
Total stockholders' equity               11,380,837          10,359,032
                                         ----------          ----------
Total liabilities and
  stockholders' equity                  $11,707,104         $10,806,150
                                         ==========          ==========

                               F/S-3

                    Hanover Gold Company, Inc.
                (a development stage enterprise)
                  Condensed Statements of Loss
                          (unaudited)

                                   Date of Inception
                                     (May 2, 1990)           Six Months               Six Months
                                       through                  Ended                    Ended
                                    June 30, 1997           June 30, 1997            June 30, 1996
                                   -----------------        --------------           --------------

Revenue                            $ 1,151,958              $         -              $     3,510

Cost of goods mined                  1,987,483                        -                        -
                                    ----------               ----------               ----------
Gross profit (loss)                   (835,525)                       -                    3,510

Depreciation and amortization
  (Note 2)                             353,754                  255,473                   13,549
Provision for bad debt                 779,921                        -                        -

General and administrative
     expenses                        4,650,106                  423,312                  786,401
                                    ----------               ----------               ----------
Loss from operations                (6,619,306)                (678,785)                (796,440)

Interest and other income               63,887                    5,176                   32,518

Loss on disposition of assets          (43,736)                 (12,448)                       -
                                    ----------               ----------               ----------
Net loss                           $(6,599,155)             $  (686,057)             $  (763,921)
                                    ==========               ==========               ==========

Net loss per share                                          $     (0.04)             $     (0.05)
                                                             ==========               ==========

Weighted average common shares outstanding                   19,874,208               16,744,340
                                                             ==========               ==========




                               F/S-4

                         Hanover Gold Company, Inc.
                     (a development stage enterprise)
          Condensed Statements of Changes in Stockholders' Equity
                              (unaudited)


                                                                                       Deficit
                                                                                     Accumulated
From the Date of Inception                             Additional                     During the
(May 2, 1990) through             Common Stock          Paid in       Subscription    Development
June 30, 1997                   Shares     Amount       Capital        Receivable       Stage         Total
--------------------------      ------     ------      ----------     ------------   ------------     -----

Issuance of common
  stock for cash
  ($0.53 per share)              752,562     $ 75      $   402,425    $       -      $         -    $  402,500
Issuance of common
  stock for cash
  ($0.07 per share)               86,250        9            6,009            -                -         6,018
Cash contributed to capital           -         -            5,000            -                -         5,000
Net loss                              -         -                -            -         (141,114)     (141,114)
--------------------------------------------------------------------------------------------------------------

Balance, December 31, 1990       838,812       84          413,434            -         (141,114)      272,404
Issuance of common
  stock to directors
  ($.0001 per share)             200,000       20                -            -                -            20
Issuance of common stock for
  claims and engineering costs
  ($2.50 per share)              229,007       23          572,496            -                -       572,519
Issuance of common stock
  for cash
  ($0.06 per share)            2,957,506      296          166,374            -                -       166,670
Issuance of common stock
  for cash
  ($0.42 per share)              268,586       27          113,723            -                -       113,750
Exercise of stock purchase
  warrants ($.60 per share)       74,400        7           44,633            -                -        44,640
Exercise of stock purchase
  warrants ($1.25 per share)     111,500       11          139,363            -                -       139,374
Cash contributed to capital           -         -           73,850            -                -        73,850
Net loss                              -         -                -            -         (179,866)     (179,866)
--------------------------------------------------------------------------------------------------------------

Balance, December 31, 1991     4,679,811      468        1,523,873            -         (320,980)    1,203,361
Issuance of common stock
  for cash
  ($2.00 per share)             712,500        71        1,424,929            -                -     1,425,000
Issuance of common stock
  for cash
  ($0.18 per share)             218,537        22           39,978            -                -        40,000
Exercise of stock purchase
  warrants ($1.25 per share)     41,600         4           51,996            -                -        52,000
Net loss                              -         -                -            -         (314,878)     (314,878)
--------------------------------------------------------------------------------------------------------------

Balance, December 31, 1992    5,652,448       565         3,040,776           -         (635,858)    2,405,483
Issuance of common stock
  for interest in mineral
  property ($1.50 per share)    150,000        15           224,985           -                -       225,000
Issuance of common stock
  to officer for cash
  ($0.01 per share)             127,165        13               737           -                -          750
Exercise of stock purchase
  warrants ($1.60 per share)  3,061,703       306         4,749,912    (649,360)               -    4,100,858
Net loss                              -         -                 -           -         (256,769)    (256,769)
-------------------------------------------------------------------------------------------------------------

Balance, December 31, 1993    8,991,316       899         8,016,410    (649,360)        (892,627)   6,475,322
Exercise of stock purchase
  warrants ($1.60 per share)  1,328,897       133         2,126,102           -                -    2,126,235
Cancellation of subscribed
  shares ($1.60 per share)     (250,000)      (25)         (399,975)    400,000                -            -
Cash contributed to capital           -         -            98,393           -                -       98,393
Net loss                              -         -                 -           -       (1,362,954)  (1,362,954)

                                   F/S-5


                          Hanover Gold Company, Inc.
                      (a development stage enterprise)
            Condensed Statements of Changes in Stockholders' Equity
                              (unaudited)

From the Date of Inception                             Additional                     During the
(May 2, 1990) through             Common Stock          Paid in       Subscription    Development
June 30, 1997                   Shares     Amount       Capital        Receivable       Stage         Total
--------------------------      ------     ------      ----------     ------------   ------------     -----

Balance, December 31, 1994   10,070,213     1,007         9,840,930    (249,360)      (2,255,581)   7,336,996
Issuance of common stock
  for cash
  ($.35 per share)            2,142,856      214            749,786           -                -      750,000
Issuance of common stock
  for cash
  ($.35 per share)              714,286       71            249,929           -                -      250,000
Issuance of common stock
  for cash
  ($1.00 per share)             200,000       20            199,980           -                -      200,000
Issuance of common stock
  in satisfaction of
  vendor obligations
  ($1.06 per share)              69,679        7             74,089           -                -       74,096
Issuance of common stock
  in satisfaction of
  vendor obligations
  ($1.00 per share)             200,000       20            199,980           -                -      200,000
Issuance of common stock
  for cash
  ($1.00 per share)           1,000,000      100            999,900           -                -    1,000,000
Issuance of common stock
  to officer                    197,835       20                  -           -                -           20
Issuance of common stock
  pursuant to convertible
  debt                        1,348,295      135            281,313           -                -      281,448
Cash received for
  subscribed shares                   -        -                  -     249,360                -      249,360
Repurchase of previously
  issued shares
  ($1.60 per share)             (23,000)      (2)          (36,798)           -                -      (36,800)
Net loss                              -        -                 -            -       (2,329,190)  (2,329,190)
-------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995     15,920,164   1,592       12,559,109            -       (4,584,771)    7,975,930
Issuance of common stock for
  mineral property rights
  ($4.00 per share)                 5,000       1           19,999            -               -         20,000
Issuance of common stock for
  mineral property rights
  ($2.00 per share)               525,000      52        1,049,948            -               -      1,050,000
Issuance of common stock for
  mineral property rights
  ($1.56 per share)               250,000      25          389,975            -               -        390,000
Issuance of common stock for
  cash ($0.50 per share)        2,142,858     214        1,071,215            -               -      1,071,429
Issuance of common stock for
  cash, net of issuance costs
  of $70,000 ($1.25 per share)  1,000,000     100        1,179,900            -               -      1,180,000
Net loss                                -       -                -            -      (1,328,327)    (1,328,327)
--------------------------------------------------------------------------------------------------------------




                                   F/S-6

                          Hanover Gold Company, Inc.
                      (a development stage enterprise)
            Condensed Statements of Changes in Stockholders' Equity
                              (unaudited)

From the Date of Inception                             Additional                     During the
(May 2, 1990) through             Common Stock          Paid in       Subscription    Development
June 30, 1997                   Shares     Amount       Capital        Receivable       Stage         Total
--------------------------      ------     ------      ----------     ------------   ------------     -----

Balance, December 31, 1996     19,843,022   1,984       16,270,146            -      (5,913,098)    10,359,032
Issuance of common stock for
  services rendered
  ($0.95 per share) (unaudited)    43,421       5           41,245            -               -         41,250
Grant of option to director
  as compensation for guaranty
  (Note 2) (unaudited)                                   1,457,170            -               -      1,457,170
Deferred guaranty fee (Note
  2) (unaudited)                        -       -       (1,214,308)           -               -     (1,214,308)
Deposits on common stock
  (Note 2) (unaudited)                  -       -                -     1,423,750              -      1,423,750
Net loss (unaudited)                    -       -                -            -        (686,057)      (686,057)
--------------------------------------------------------------------------------------------------------------

Balance, March 31, 1997        19,886,443  $1,989      $16,554,253    $1,423,750    $(6,599,155)   $11,380,837







                                   F/S-7

                       Hanover Gold Company, Inc.
                    (a development stage enterprise)
                  Condensed Statements of Cash Flows
                             (unaudited)


                                   Date of Inception
                                     (May 2, 1990)           Six Months               Six Months
                                       through                  Ended                    Ended
                                    June 30, 1997           June 30, 1997            June 30, 1996
                                   -----------------        --------------           --------------
Operating Activities:
  Net loss                         $ (6,599,155)            $ (686,057)              $ (763,921)

Adjustments to Reconcile Net Loss to
  cash used in operating activities:
  Depreciation, depletion
   and amortization                     353,704                255,473                   13,549
  Issuance of common stock
   for services                          41,250                 41,250                        -
  Loss on disposition of assets          44,957                 12,448                        -
  Common stock issued for public
   relations fees                       200,000                      -                        -
  Common stock issued to officers
   and directors                             40                      -                        -
  Write-off note receivable             779,921                      -                        -

Changes in Operating Assets and Liabilities:
  (Increase) decrease in supplies
     inventory                         (10,000)                      -                        -
  (Increase) decrease in prepaid
     expenses                          (52,325)                 45,044                  109,605
  Increase (decrease) in accounts
     payable                            74,337                 (69,895)                 (26,632)
  Increase (decrease) in accrued
     expenses                          110,267                 (41,870)                 328,438
  (Increase) decrease in other
     assets                            (23,424)                      -                        -
                                    ----------               ---------                ---------
Net Cash Used in Operating
  Activities                        (5,080,428)               (443,607)                (285,697)
                                    ==========               =========                =========
Investing Activities:
  Proceeds from sale of equipment       15,626                     300                        -
  Repayment (advances) under
     notes receivable               (1,089,219)                      -                        -
  Purchase of furniture
     and equipment                    (314,093)                (27,898)                 (33,945)
  Additions to mineral properties   (8,497,895)               (889,782)              (2,444,148)
                                    ----------               ---------                ---------

Net Cash Used in
  Investing Activities              (9,885,581)               (917,380)              (2,478,093)
                                    ==========               =========                =========



                                   F/S-8

                       Hanover Gold Company, Inc.
                    (a development stage enterprise)
                  Condensed Statements of Cash Flows
                            (unaudited)


                                   Date of Inception
                                     (May 2, 1990)           Six Months               Six Months
                                       through                  Ended                    Ended
                                    June 30, 1997           June 30, 1997            June 30, 1996
                                   -----------------        --------------           --------------
Financing Activities:
  Repurchase and retirement
     of common stock                   (36,800)                       -                        -
  Proceeds from issuance of
     convertible debt                  215,170                        -                        -
  Capital contributions                177,243                        -                        -
  Deposits on common stock           1,423,750                1,423,750                        -
  Borrowings under note payable
     to shareholder                     73,405                        -                        -
  Collection of subscription
     receivable                        249,360                        -                        -
  Proceeds from sale of
     common stock                   13,069,225                        -                2,145,500
  Repayment of long-term debt          (66,820)                 (20,592)                       -
                                    ----------               ----------               ----------
Net Cash Provided by
     Financing Activities           15,104,533               1,403,158                 2,145,500
                                    ----------               ---------                ----------

Net Increase (Decrease) in Cash        138,524                  42,171                  (618,290)

Cash, Beginning of Period                    -                  96,353                   734,983
                                    ----------               ---------                 ---------

Cash, End of Period                $   138,524              $  138,524                $  116,693
                                    ==========               =========                ==========

Supplemental Disclosures of Cash Flow
 Information:
  Cash paid during the year for:
     Interest                      $    35,756              $    8,088                     3,623
     Income taxes                            -                       -                         -

Supplemental Schedule of Non-cash
 Investing and Financing Activities
   Mineral property rights acquired
    in exchange for:
     Issuance of common stock        2,257,518                       -                 1,460,000
     Issuance of long-term debt        263,946                       -                         -
     Notes receivables                 309,298                       -                   309,298
     Fixed assets                       66,177                       -                    35,453

 Issuance of shares of common
  stock in satisfaction of
  vendor obligations                    74,096                      -                          -

 Conversion of notes payable and
  accrued interest to common stock     281,448                      -                          -

 Equipment acquired through
  issuance of long-term debt            11,506                 11,506                          -

 Deferred guaranty fee arising
  from issuance of stock options     1,457,170              1,457,170                          -



                                   F/S-9

                       Hanover Gold Company, Inc.
                    (a development stage enterprise)
           Notes to Condensed Interim Financial Statements
                           (unaudited)


1.   Nature of business and Basis of Presentation:

The objectives of the Company are to invest in precious metal claims, namely gold and silver deposits having economic potential for development and mining and related activities in the precious metals and mining industries. The Company has been in the development stage since its inception. The Company has no recurring source of revenue and has incurred operating losses since inception. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. Management of the Company has undertaken certain actions to address these conditions. These actions include proposed public and private offerings of the Company's common stock, negotiating amendments to obligations on the Company's mineral properties, and an active search for a joint venture partner to provide the funding necessary to bring the mineral properties into production. The financial statements do not contain any adjustments which might be necessary if the Company is unable to continue as a going concern.

In the opinion of the Company's management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1997.

2.   Common Stock:

In March 1997, the Company issued a four year option to purchase 2,312,968 shares of the Company's common stock at $1.25 per share to a shareholder in exchange for the shareholder's guaranty of the Company's obligations for an eighteen month period ending in September 1998. The fair value of these options, as determined using the Black-Scholes option pricing model, is approximately $1,450,000 and will be amortized to expense over the guaranty period. The assumptions used in determining the option included a risk free interest rate of 6.5%, an expected life of four years, an expected volatility of 57% and the absence of any dividends during the period.

During the first six months of 1997, the Company received deposits for the purchase of additional shares of common stock primarily from two nonaffiliated shareholders of the Company. These deposits total $1,423,750 and will be applied toward the purchase by such shareholders of 1,139,000 shares of the Company's common stock, at the price of $1.25 per share, once the shares have been registered.





                                   F/S-10

                    HANOVER GOLD COMPANY, INC.
                  AUDITED FINANCIAL STATEMENTS









                              F/S-11

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Hanover Gold Company, Inc.
Spokane, Washington

We have audited the accompanying balance sheet of Hanover Gold Company, Inc. as of December 31, 1996, and the related statements of loss, changes in stockholders' equity and cash flows for the year then ended. We have also audited the statements of loss, stockholders' equity and cash flows for the period from inception (May 2, 1990) through December 31, 1996, except that we did not audit these financial statements for the period from inception (May 2, 1990) through December 31, 1995; those statements were audited by other auditors whose report dated March 29, 1996, expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

The financial statements give retroactive effect to the mergers of Hanover Resources, Inc. and Group S Limited which have been accounted for as a combination of entities under common control as described in Note 2 to the financial statements. We did not audit the balance sheets of Hanover Resources, Inc. and Group S Limited as of December 31, 1995 or the related statements of loss, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1994 and from inception through December 31, 1995, which statements reflect total assets of $1,750,260 at December 31, 1995 and total revenues of $0, $0 and $432,730 for the years ended December 31, 1995 and 1994 and for the period from inception (May 2, 1990) through December 31, 1995. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Hanover Gold Company, Inc., Hanover Resources, Inc., and Group S Limited for the period from date of inception (May 2, 1990) through December 31, 1995, is based solely on the reports of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Hanover Gold Company, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and the period from inception (May 2, 1990) through December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no recurring source of revenue, has incurred losses since inception and, at December 31, 1996, has negative working capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


BDO Seidman LLP
Spokane, Washington
March 7, 1997


                              F/S-12

                       HANOVER GOLD COMPANY, INC.
                    (a development stage enterprise)
                           Balance Sheets


December 31,                                    1996             1995
------------------------------------------------------------------------

ASSETS (Note 1)

Current Assets:
 Cash and cash equivalents                   $    96,353    $    734,982
 Supplies inventory                               10,000          29,494
 Prepaid expenses and other
    current assets                                97,369         129,753
------------------------------------------------------------------------

 Total current assets                            203,722         894,229

Fixed Assets:
 Mineral properties, net (Note 3)             10,490,822       7,044,705
 Furniture and equipment, net of
   accumulated depreciation of
   $63,076 and $47,675                            88,182         102,819

Other assets:
 Note receivable (Note 4)                              -          89,298
 Note receivable from a related party (Note 7)         -         220,000
 Other assets                                     23,424          19,924
 Due from shareholder                                  -          70,715
------------------------------------------------------------------------

                                             $10,806,150      $8,441,690
========================================================================

                    See accompanying summary of accounting policies and notes to financial statements.

                              F/S-13

                       HANOVER GOLD COMPANY, INC.
                    (a development stage enterprise)
                           Balance Sheets



December 31,                                    1996             1995
------------------------------------------------------------------------

Liabilities and Stockholders' Equity (Note 1)

Current Liabilities:
  Accounts payable                           $    70,136    $    284,874
  Note payable to shareholder (Note 7)            73,405          50,000
  Accrued payroll and payroll taxes               85,859         130,886
  Current portion of long-term debt (Note 5)      23,653               -
------------------------------------------------------------------------

Total current liabilities                        253,053         465,760

Long-term debt, less current portion (Note 5)    194,065               -
------------------------------------------------------------------------

Total liabilities                                447,118         465,760
------------------------------------------------------------------------

Commitments and contingencies (Notes 3, 8, 9 and 11)

Stockholders' equity: (Notes 7, 9 and 10)
  Preferred stock, $.001 par value; shares
    authorized 2,000,000, no shares outstanding        -               -
  Common stock, $.0001 par value; shares
    authorized 48,000,000; outstanding
    19,843,022 and 15,920,164                      1,984           1,592
  Additional paid-in capital                  16,270,146      12,559,109
  Deficit accumulated during
   the development stage                     (5,913,098)      (4,584,771)
------------------------------------------------------------------------

Total stockholders' equity                   10,359,032        7,975,930
------------------------------------------------------------------------

                                            $10,806,150       $8,441,690
========================================================================

                    See accompanying summary of accounting policies and notes to financial statements.


                              F/S-14

                        HANOVER GOLD COMPANY, INC.
                    (a development stage enterprise)
                          Statements of Loss

                              Cumulative
                              Amounts from
                              Date of Inception
                              (May 2, 1990) through             Year Ended December 31,
                              December 31, 1996           1996           1995           1994
-------------------------------------------------------------------------------------------------


Revenues (Note 2)             $    1,151,958           $    3,510     $    499,299   $    216,418
-------------------------------------------------------------------------------------------------

Operating expenses:
  Cost of goods mined              1,987,483                    -        1,076,668        910,815
  Depreciation and amortization       98,281               26,722           38,229         28,415
  Provision for bad debt (Note 7)    779,921                    -          779,921              -
  General and administrative
     (Note 7)                      4,226,794            1,284,915          930,982        738,350
-------------------------------------------------------------------------------------------------

Total operating expense            7,092,479            1,311,637        2,825,800      1,677,580
-------------------------------------------------------------------------------------------------

Operating loss                    (5,940,521)          (1,308,127)      (2,326,501)    (1,461,162)

Other income (expense):
  Interest income (expense), net      58,711              (20,200)          29,820         98,208
  Loss on sale of equipment          (31,288)                   -          (32,509)             -
-------------------------------------------------------------------------------------------------

Total other income (expense)          27,423              (20,200)          (2,689)        98,208
-------------------------------------------------------------------------------------------------

Net loss (Note 2)             $   (5,913,098)          $(1,328,327)   $ (2,329,190)  $ (1,362,954)
=================================================================================================

Net loss per share                                     $    (0.08)    $      (0.20)  $      (0.14)
=================================================================================================

Weighted average shares outstanding                    17,418,318       11,931,835      9,411,226
=================================================================================================


                    See accompanying summary of accounting policies and notes to financial statements.


                              F/S-15

                     HANOVER GOLD COMPANY, INC.
                 (a development stage enterprise)
                     Statements of Changes in
                       Stockholders' Equity

                                                                                       Deficit
                                                                                     Accumulated
From the Date of Inception                             Additional                    During the
(May 2, 1990) through             Common Stock          Paid in       Subscription   Development
December 31, 1996               Shares     Amount       Capital        Receivable       Stage         Total
--------------------------      ------     ------      ----------     ------------   ------------     -----

Issuance of common stock
     for cash
    ($0.53 per share)           752,562      $  75     $  402,425     $      -       $      -       $  402,500
Issuance of common stock
     for cash
    ($0.07 per share)            86,250          9          6,009            -              -            6,018
Cash contributed to capital           -          -          5,000            -              -            5,000
Net loss                              -          -              -            -       (141,114)        (141,114)
--------------------------------------------------------------------------------------------------------------

Balance, December 31, 1990      838,812         84         413,434           -       (141,114)         272,404
Issuance of common stock
  to directors
  ($.0001 per share)            200,000         20               -           -              -               20
Issuance of common stock
  for claims and engineering
  costs ($2.50 per share)       229,007         23         572,496           -              -          572,519
Issuance of common stock
  for cash
  ($0.06 per share)           2,957,506        296         166,374           -              -          166,670
Issuance of common stock
  for cash
  ($0.42 per share)             268,586         27         113,723           -              -          113,750
Exercise of stock
  purchase warrants
  ($.60 per share)               74,400          7          44,633           -              -           44,640
Exercise of stock
  purchase warrants
  ($1.25 per share)             111,500         11         139,363           -              -          139,374
Cash contributed to capital           -          -          73,850           -              -           73,850
Net loss                              -          -               -           -       (179,866)        (179,866)
--------------------------------------------------------------------------------------------------------------

Balance, December 31, 1991    4,679,811        468       1,523,873           -       (320,980)       1,203,361
Issuance of common stock
  for cash
  ($2.00 per share)             712,500         71       1,424,929           -              -        1,425,000
Issuance of common stock
  for cash
  ($0.18 per share)             218,537         22          39,978           -              -           40,000
Exercise of stock
  purchase warrants
  ($1.25 per share)              41,600          4          51,996           -              -           52,000
Net loss                              -          -               -           -       (314,878)        (314,878)
--------------------------------------------------------------------------------------------------------------


                    See accompanying summary of accounting policies and notes to financial statements.

                              F/S-16

                    HANOVER GOLD COMPANY, INC.
                 (a development stage enterprise)
                     Statements of Changes in
                       Stockholders' Equity

                                                                                       Deficit
                                                                                     Accumulated
From the Date of Inception                             Additional                    During the
(May 2, 1990) through             Common Stock          Paid in       Subscription   Development
December 31, 1996               Shares     Amount       Capital        Receivable       Stage         Total
--------------------------      ------     ------      ----------     ------------   ------------     -----

Balance, December 31, 1992     5,652,448      565        3,040,776              -      (635,858)     2,405,483
Issuance of common stock for
  interest in mineral property
  ($1.50 per share)              150,000       15          224,985              -             -        225,000
Issuance of common stock
  to officer for cash
  ($0.01 per share)              127,165       13              737              -             -            750
Exercise of stock
  purchase warrants
  ($1.60 per share)            3,061,703      306        4,749,912       (649,360)            -      4,100,858
Net loss                               -        -                -              -      (256,769)      (256,769)
--------------------------------------------------------------------------------------------------------------

Balance, December 31, 1993     8,991,316      899        8,016,410       (649,360)     (892,627)     6,475,322
Exercise of stock
  purchase warrants
  ($1.60 per share)            1,328,897      133        2,126,102              -             -      2,126,235
Cancellation of subscribed
  shares ($1.60 per share)      (250,000)     (25)        (399,975)       400,000             -              -
Cash contributed to capital            -        -           98,393              -             -         98,393
Net loss                               -        -                -              -    (1,362,954)    (1,362,954)
--------------------------------------------------------------------------------------------------------------
                    See accompanying summary of accounting policies and
                    notes to financial statements.

                              F/S-17


                     HANOVER GOLD COMPANY, INC.
                 (a development stage enterprise)
                     Statements of Changes in
                       Stockholders' Equity

                                                                                       Deficit
                                                                                     Accumulated
From the Date of Inception                             Additional                    During the
(May 2, 1990) through             Common Stock          Paid in       Subscription   Development
December 31, 1996               Shares     Amount       Capital        Receivable       Stage         Total
--------------------------      ------     ------      ----------     ------------   ------------     -----

Balance, December 31, 1994    10,070,213     1,007       9,840,930       (249,360)   (2,255,581)     7,336,996
Issuance of common stock
  for cash
  ($.35 per share)             2,142,856       214         749,786              -             -        750,000
Issuance of common stock
  for cash
  ($.35 per share)               714,286        71         249,929              -             -        250,000
Issuance of common stock
  for cash
  ($1.00 per share)              200,000        20         199,980              -             -        200,000
Issuance of common stock
  in satisfaction of
  vendor obligations
  ($1.06 per share)               69,679         7          74,089              -             -         74,096
Issuance of common stock
  in satisfaction of
  vendor obligations
  ($1.00 per share)              200,000        20         199,980              -             -        200,000
Issuance of common stock
  for cash
  ($1.00 per share)            1,000,000       100         999,900              -             -      1,000,000
Issuance of common stock
  to officer at no cost          197,835        20               -              -             -             20
Issuance of common stock
  pursuant to
  convertible debt             1,348,295       135         281,313              -             -        281,448
Cash received for
  subscribed shares                    -         -               -        249,360             -        249,360
Repurchase of previously issued
  shares ($1.60 per share)       (23,000)       (2)        (36,798)             -             -        (36,800)
Net loss                               -         -               -              -    (2,329,190)    (2,329,190)
--------------------------------------------------------------------------------------------------------------



                    See accompanying summary of accounting policies and notes to financial statements.

                              F/S-18


                       HANOVER GOLD COMPANY, INC.
                   (a development stage enterprise)
                       Statements of Changes in
                        Stockholders' Equity

                                                                                     Deficit
                                                                                     Accumulated
From the Date of Inception                             Additional                    During the
(May 2, 1990) through             Common Stock          Paid in       Subscription   Development
December 31, 1996               Shares     Amount       Capital        Receivable       Stage         Total
--------------------------      ------     ------      ----------     ------------   ------------     -----

Balance, December 31, 1995     15,920,164     1,592     12,559,109              -    (4,584,771)    7,975,930
Issuance of common stock for
  mineral property rights
  ($4.00 per share)                 5,000         1         19,999              -             -        20,000
Issuance of common stock for
  mineral property rights
  ($2.00 per share)               525,000        52      1,049,948              -             -     1,050,000
Issuance of common stock for
  mineral property rights
  ($1.56 per share)               250,000        25        389,975              -             -       390,000
Issuance of common stock for
  cash ($0.50 per share)        2,142,858       214      1,071,215              -             -     1,071,429
Issuance of common stock
  for cash, net of issuance
  costs of $70,000
  ($1.25 per share)             1,000,000       100      1,179,900              -             -     1,180,000
Net loss                                -         -              -              -    (1,328,327)   (1,328,327)
-------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996     19,843,022    $1,984    $16,270,146    $         -    $(5,913,098)   $10,359,032



                    See accompanying summary of accounting policies and notes to financial statements.

                              F/S-19

                       HANOVER GOLD COMPANY, INC.
                    (a development stage enterprise)
                       Statements of Cash Flows


          Increase (Decrease) in Cash and Cash Equivalents

                              Date of Inception
                                (May 2, 1990)
                                  through
                                December 31,                    Year Ended December 31,
                                   1996                     1996         1995           1994
-------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net loss                    $(5,913,098)             $(1,328,327)   $(2,329,190)   $(1,362,954)
Adjustments to reconcile
net loss to net cash used
in operating activities:
  Loss on sale of equipment        32,509                        -         32,509              -
  Depreciation and depletion       98,231                   26,722         38,229         28,415
  Common stock issued for public
    relations fees                200,000                        -        200,000              -
  Common stock issued to officer
    and directors                      40                        -             20              -
  Write-off of note receivable    779,921                        -        779,921              -
Changes in operating assets
and liabilities:
  (Increase) decrease in
     supplies inventory           (10,000)                  19,494        151,744       (110,799)
  (Increase) decrease in
     prepaid expenses             (97,369)                  32,384         (5,057)      (113,557)
  (Increase) decrease in
     other assets                 (23,424)                  (3,500)          (269)          (255)
  Increase (decrease) in
     accounts payable             144,232                 (214,738)       (73,090)        34,535
  Increase (decrease) in
     accrued expenses             152,137                  (45,027)      (423,395)      (254,179)
------------------------------------------------------------------------------------------------

Net cash used in
 operating activities         (4,636,821)               (1,512,992)    (1,628,578)    (1,778,794)
------------------------------------------------------------------------------------------------

Investing activities:
  Proceeds from sale
     of equipment                 15,326                         -         13,871              -
  Net repayments (advances)
   under shareholder advances          -                    70,715          1,085        (51,440)
  Repayments (advances) under
     notes receivable         (1,089,219)                        -         38,021       (972,794)
  Purchase of furniture
     and equipment              (286,195)                  (78,262)       (40,614)       (77,980)
  Additions to mineral
     properties               (7,608,113)               (1,346,696)      (834,510)    (1,591,334)
------------------------------------------------------------------------------------------------

Net cash used in
 investing activities         (8,968,201)               (1,354,243)      (822,147)    (2,693,548)
------------------------------------------------------------------------------------------------



                    See accompanying summary of accounting policies and notes to financial statements.


                              F/S-20

                       HANOVER GOLD COMPANY, INC.
                    (a development stage enterprise)
                       Statements of Cash Flows


          Increase (Decrease) in Cash and Cash Equivalents

                              Date of Inception
                                (May 2, 1990)
                                  through
                                December 31,                    Year Ended December 31,
                                   1996                     1996         1995           1994
-------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
  Borrowings under note
     payable to shareholder        73,405                     23,405          50,000           -
  Proceeds from sale of
     common stock              13,069,225                   2,251,429      2,200,000   2,126,235
  Proceeds from issuance of
     convertible debt             215,170                           -              -           -
  Repayment of long-term debt     (46,228)                    (46,228)             -           -
  Collection of subscription
     receivable                   249,360                           -        249,360           -
  Repurchase and retirement
     of common stock              (36,800)                          -        (36,800)          -
  Capital contributions           177,243                           -              -      98,393
------------------------------------------------------------------------------------------------

Net cash provided by
 financing activities          13,701,375                   2,228,606      2,462,560   2,224,628
------------------------------------------------------------------------------------------------

Net increase (decrease)
 in cash                           96,353                    (638,629)        11,835  (2,247,714)

CASH AND CASH EQUIVALENTS,
 beginning of period                    -                     734,982        723,147   2,970,861
------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
 end of period                $    96,353                   $  96,353      $ 734,982   $ 723,147
================================================================================================


Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                  $    24,045                   $  23,181      $    864    $       -
    Income taxes              $         -                   $       -      $      -    $       -

Supplemental schedule of non-cash investing and financing activities (Note 10)


                    See accompanying summary of accounting policies and notes to financial statements.


                              F/S-21

                         HANOVER GOLD COMPANY, INC.
                      (a development stage enterprise)
                       Summary of Accounting Policies

---------------------------------------------------------------------------

Nature of Business  Hanover Gold Company, Inc. ("Hanover" or the "Company")
                    is a development stage enterprise principally engaged in acquiring and maintaining gold mining properties in southwestern Montana for exploration and future development. The Company, which is the successor company to an entity incorporated in the state of Delaware in 1984, commenced its operations in May 1990.

                    In 1996, the Company acquired all of the issued and outstanding shares of Group S Limited ("Group S") and Hanover Resources, Inc. ("Resources"). As the controlling shareholders of Group S and Resources were also shareholders and officers of Hanover, the acquisitions were accounted for as a combination of entities under common control similar to a pooling of
                    interests.   Accordingly, the accounts of Group S and
                    Resources were recorded at their historical bases and their operations and cash flows have been included in Hanover's financial statements as if the acquisitions had occurred on May 2, 1990. (See Note 2.)

Cash Equivalents    For the purpose of the balance sheets and statements of
                    cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.
                    Financial instruments which potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. Cash and cash equivalents consist of funds deposited with various high credit quality financial institutions.

Furniture and
Equipment           Furniture and equipment are carried at cost.
                    Depreciation is computed by the straight-line method over the estimated useful lives of the related assets which range from five to seven years.

Mineral Properties  Mineral properties include the cost of advance minimum royalties payments, the cost of capitalized property leases and the cost property acquired. Expenditures for exploration and development on specific proven properties are also capitalized. These costs will be amortized against subsequent revenues, or charged to operations at the time the related property is determined to have an impairment of value.

                    In accordance with the provisions of Statements of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", management of the Company reviews the carrying value of its mineral properties on a regular basis. Estimated undiscounted future cash flow from the mineral properties

                                   F/S-22

                         HANOVER GOLD COMPANY, INC.
                     (a development stage enterprise)
                       Summary of Accounting Policies

---------------------------------------------------------------------------

               are compared with the current carrying value. Reductions to the carrying value are recorded to the extent the net book value of the property exceeds the estimate of future discounted cash flow.

Net Loss Per
Share Net loss per share amounts are based on the weighted average number of shares of common stock outstanding during each period. Common stock equivalents have been excluded from net loss per share calculations for all periods presented because they would be anti-dilutive.

Income Taxes        Income taxes are provided based on the liability method
                    of accounting pursuant to Statement of Financial
                    Accounting Standards (SFAS) No. 109, "Accounting for
                    Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets whose realization is not more likely than not.

Management's
Estimates           The preparation of financial statements in conformity
                    with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Fair Value of       The carrying amounts reported in the balance sheets as
Financial           of December 31, 1996 for cash equivalents, accounts
Instruments         payable and accrued expenses approximate fair value
                    because of the immediate or short-term maturity of these financial instruments. The fair value of long-term debt approximates its carrying value as the stated or discounted rates of the debt reflect recent market conditions.

Stock Based
Compensation        Statement of Financial Accounting Standards No. 123,
                    "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting
                    Principles Board Opinion No. 25, "Accounting for Stock
                    Issued to Employees," and related interpretations and to furnish the pro forma disclosures required under SFAS No. 123, if material. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.


                                   F/S-23

                         HANOVER GOLD COMPANY, INC.
                     (a development stage enterprise)
                       Notes to Financial Statements

---------------------------------------------------------------------------

1.   Development    The Company has been in the development stage since its
     Stage          inception.  The Company has  no recurring source of
     Operations     revenue, has incurred operating losses since inception
     and Going      and, at December 31, 1996, has negative working
     Concern        capital.  These conditions raise substantial doubt as
                    to the Company's ability to continue as a going concern. Management of the Company has undertaken certain actions to address these conditions. These actions include proposed public and private offerings of the Company's common stock, negotiating amendments to obligations on the Company's mineral properties, and an active search for a joint venture partner to provide the funding necessary to bring the mineral properties into production. The financial statements do not contain any adjustments which might be necessary if the Company is unable to continue as a going concern.

2.   Business       In September 1996, the Company acquired all of the
     Combination    issued and outstanding shares of common stock of Group
                    S Limited ("Group S") and Hanover Resources, Inc.
                    ("Resources") in exchange for 2,957,506 and 2,937,971 shares of the Company's common stock. In connection with the acquisitions, 3,625,000 shares of the Company's common stock held by Resources were canceled.
                    Group S and Resources both held mining claims and interests contiguous to those of the Company. As certain of the Company's shareholders, officers and directors controlled Group S and Resources, the acquisitions were accounted for as a combination of entities under common control similar to a pooling of interests. Accordingly, the financial statements give retroactive effect to these acquisitions, as if the companies had always operated as a single entity.

                    Separate results of operations for the combining entities for each of the three years in the period ended December 31, 1996 and for the period from inception (May 2, 1990) through December 31, 1996 were as follows:

                                   F/S-24

                         HANOVER GOLD COMPANY, INC.
                     (a development stage enterprise)
                       Notes to Financial Statements

---------------------------------------------------------------------------

                    Period from Date of
                    Inception (May 2, 1990)
                    through
                    December 31,        Year ended December 31,
                    1996            1996           1995           1994
     --------------------------------------------------------------------
     Revenues:
      Hanover       $719,228       $3,510         $499,299       $216,418
      Resources      432,730            -                -              -
      Group S              -            -                -              -
     --------------------------------------------------------------------
                    $1,151,958     $3,510         $499,299       $216,418
     ====================================================================

                    Period from Date of
                    Inception (May 2, 1990)
                    through
                    December 31,        Year ended December 31,
                    1996            1996           1995           1994
     --------------------------------------------------------------------
     Net loss:
      Hanover       $(5,325,590)   $(1,324,309)  $(2,193,569)  $(1,127,973)
      Resources        (563,924)        (1,970)     (125,178)     (231,052)
      Group S           (23,584)        (2,048)      (10,443)       (3,929)
     ---------------------------------------------------------------------
                    $(5,913,098)   $(1,328,327)  $(2,329,190)  $(1,362,954)
     =====================================================================

3.   Mineral
     Property Mineral property represents amounts paid to acquire property rights and for services rendered in the exploration, drilling, sampling, engineering and other related technical services toward the evaluation and development of the Alder Gulch group of claims in Montana's Virginia City district.

                                   F/S-25

                         HANOVER GOLD COMPANY, INC.
                     (a development stage enterprise)
                       Notes to Financial Statements

---------------------------------------------------------------------------
               The Company's investment in mineral properties consisted of the following:

                                        December 31         December 31
                                            1996               1995
                                        -----------         -----------

               Mining properties        $ 8,210,816         $4,830,817
               Deferred exploration
                 expenditures             2,294,236          2,228,118
               Accumulated depreciation     (14,230)           (14,230)
                                         ----------          ---------
                                        $10,490,822         $7,044,705
                                         ==========          =========

               In 1990, the Company entered into an agreement (the "Kearsarge Agreement") pursuant to which the Company acquired the rights to lease certain patented and unpatented mineral claims in the Alder Gulch area. In accordance with the terms of the Kearsarge Agreement, the Company is required to make minimum annual lease payments to the lessor and the sublessor and has granted the lessor a 5% net smelter return royalty in future production. The Company also granted the lessor the right to purchase 171,000 shares of the Company's common stock at $3.00 per share through May 1995 and an additional 500,000 shares at $10.00 per share through May 1997. The Company may terminate the Kearsarge
               Agreement at any time prior to its expiration in 2001.   The
               Kearsarge Agreement also contains a purchase option which grants the Company the right to acquire the leased property. The option price, which is equal to $7,000,000 less a credit for annual lease payments made, was $3,910,000 at December 31, 1996.

               In 1991, the Company entered into a lease agreement (the "Moen Agreement") pursuant to which the Company obtained the right to lease certain patented and unpatented claims in the Alder Gulch area. The Moen Agreement, which was amended in March 1996, expires in 2002, requires annual lease payments, may be terminated by the Company at any time upon written notice, and provides for a net smelter return royalty of up to 2.5% for periods in which the price of gold exceeds $425 per ounce and 1% for all other periods. The Moen Agreement contains a purchase option which grants the Company the right to acquire the leased property. The option price, which is equal to $3,400,000 less a credit for annual rental payments made, at December 31, 1996 was $3,050,000. In consideration for amending the Moen Agreement,

                                   F/S-26

                         HANOVER GOLD COMPANY, INC.
                     (a development stage enterprise)
                       Notes to Financial Statements

---------------------------------------------------------------------------

               the lessor received 250,000 shares of the Company's common stock, an option to purchase an additional 200,000 shares of the Company's common stock at a price of $2.00 per share through March 1999, forgiveness of $89,000 owed to the Company by the seller, equipment with a fair value of approximately $62,000 and the transfer of certain milling assets and land held by a related party which was previously encumbered by a note payable to the Company.

               In 1993, the Company entered into an agreement with a third party (the "Magnus Agreement") pursuant to which the Company was assigned the mining rights to certain patented claims. The Magnus Agreement, which the Company may terminate at any time, requires annual lease payments through 1999 and contains an option granting the Company the right to acquire the leased properties. The option price, which is equal to $1,650,000 less a credit for the amount by which the annual lease payment exceeds $25,000, was $1,150,000 at December 31, 1996. The Magnus Agreement also provides for the grant of a 5% net smelter return royalty on future production.

               In November 1995, the Company entered into an agreement
               (the "Goodridge Agreement") to acquire a 0.5% gross overriding royalty interest burdening certain of the Company's claims. Pursuant to terms of the Goodridge Agreement, the Company issued to the seller 5,000 shares of its common stock and granted the seller an option to acquire up to an additional 5,000 shares of the Company's common stock at $2.50 per share prior to November 1, 1997. The Goodridge Agreement provides that, should the fair value of the Company's common stock not exceed $4.00 per share prior to November 1, 1997, the Company will issue to the seller additional shares of common stock to raise the aggregate market value of the shares held by the seller to $20,000.

               In November 1995, the Company entered into an agreement (the "Gustafson Agreement") whereby the Company obtained the right to lease a certain patented claim in the Alder Gulch area. The Gustafson Agreement requires annual lease payments of $2,500 through 2015, may be terminated by the Company at any time upon 30 days written notice, and provides for a 3% net smelter return royalty to the lessor.

                                   F/S-27

                        HANOVER GOLD COMPANY, INC.
                    (a development stage enterprise)
                      Notes to Financial Statements

---------------------------------------------------------------------------

               In February 1996, the Company entered into an agreement (the "Carver Agreement") to acquire certain patented and unpatented claims in the Alder Gulch area. Pursuant to terms of the Carver Agreement, the Company paid the seller $20,000 at closing and will pay the remaining $70,000 in annual installments of $20,000 through 1999 and $10,000 in 2000. See Note 5.

               In March 1996, the Company entered into an agreement (the "Tabor Agreement") to purchase certain patented and unpatented mining claims in the Alder Gulch area in exchange for 525,000 shares of the Company's common stock. The Tabor Agreement requires that, should the fair value of the Company's common stock fail to achieve a $2.00 per share price for a thirty consecutive day period prior to April 1998, the Company will issue additional shares of its common stock to the seller to raise the aggregate market value of the shares held by the seller to $2.00. The Tabor Agreement is currently in dispute as the Company has sued the seller for failure to convey the property documents and the seller has countersued the Company. The Company has been advised by its counsel that it is probable that the Company will prevail in the action and obtain title to the purchased mining claims.

               In August 1996, the Company entered into an agreement (the "Collins Agreement") to purchase a patented claim covering certain property in the Alder Gulch area for $210,000. Pursuant to terms of the Collins Agreement, the Company paid $25,000 to the seller at closing and will pay the remaining $185,000 in quarterly installments, together with interest at 8%, through 2001.

                                   F/S-28

                         HANOVER GOLD COMPANY, INC.
                      (a development stage enterprise)
                       Notes to Financial Statements

---------------------------------------------------------------------------

               At December 31, 1996, future annual land payments required pursuant to the Company's various property agreements previously described were as follows:

               Year Ending December 31,                Amount
               --------------------------------------------------

               1997                                    $1,358,000
               1998                                     1,458,000
               1999                                     1,804,000
               2000                                     2,312,000
               2001                                       902,000
               Thereafter                                 635,000
               --------------------------------------------------
                                                       $8,469,000
               ==================================================

4.   Notes
     Receivable     In 1993, the Company advanced $100,000 to a third party
                    entity pursuant to terms of a promissory note. The note was to be repaid from proceeds of milling activities to be undertaken by the party. After receiving principal repayments of approximately $3,000 in 1995 and $8,000 in 1994, the remaining unpaid balance of approximately $89,000 was forgiven in 1996 as part of the Company's consideration for amending the Moen Agreement. (See Note 3.)


                                   F/S-29

                          HANOVER GOLD COMPANY, INC.
                      (a development stage enterprise)
                        Notes to Financial Statements

---------------------------------------------------------------------------

5.   Long-Term Long-term debt consists of the following:
     Debt

          December 31,                       1996           1995
          ------------------------------------------------------------

          8% Note payable to an individual,
          due in quarterly installments of
          $9,250 plus interest, maturing
          October 2001                       $174,336       $    -

          Noninterest bearing note payable
          to an individual, due in annual
          installments of $20,000 through
          1999 and $10,000 in 2000,
          discounted at 8% (Note 3)            43,382            -

          ------------------------------------------------------------
                                              217,718            -

          Less current portion                 23,653            -
          ------------------------------------------------------------

          Long-term debt, less current
            portion                          $194,065       $    -
          ============================================================

          Scheduled long-term maturities at December 31, 1996 are as follows:

          Year Ending December 31,                          Amount
          ------------------------------------------------------------
          1997                                              $  23,653
          1998                                                 50,193
          1999                                                 54,351
          2000                                                 48,840
          2001                                                 40,681
          ------------------------------------------------------------
                                                            $ 217,718
          ============================================================

                                   F/S-30

                         HANOVER GOLD COMPANY, INC.
                      (a development stage enterprise)
                        Notes to Financial Statements

---------------------------------------------------------------------------
6.   Income    December 31, 1996 and 1995, the Company had deferred tax
     Taxes     assets of approximately $2,070,000 and $1,570,000
               principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine if it is more likely than not that the Company will receive the benefit of this asset, a valuation allowance equal to the deferred tax asset has been established at both December 31, 1996 and 1995.

               At December 31, 1996, the Company has net operating loss carryforwards totalling approximately $5,400,000 which expire in the years 2005 through 2021.


7.   Related   In 1994 and 1995, the Company advanced $1,222,000 and
     Party     $373,000 pursuant to terms of a note receivable to an entity
     Trans-    partially owned by a shareholder for purposes of
     actions   refurbishing and operating milling facilities located near the Company's mineral properties. The related party entity was to repay the advances based on the flow of ore processed at the mill. The Company recovered approximately $595,000 of the advances through 1995, at which time milling operations ceased. In 1995, the Company wrote down the carrying value of the note receivable by approximately
               $780,000. In 1996, as part of the Company's negotiations on the Moen Agreement (See Note 3), the milling facilities were transferred, together with the Company's secured interest therein, to a third party.

               In 1995, the Company entered into an agreement, as amended, (collectively, the "Stock Purchase Agreement") with a group of individuals whereby the Company granted the group the right to purchase up to 6,000,000 shares of the Company's common stock and the right to appoint certain officers and directors of the Company. Shares subject to terms of the Stock Purchase Agreement, of which 3,857,142 and 2,142,858 were purchased in 1995 and 1996, were as follows:

                                   F/S-31

                         HANOVER GOLD COMPANY, INC.
                      (a development stage enterprise)
                       Notes to Financial Statements

---------------------------------------------------------------------------

                              Per Share           Total
               Shares         Purchase Price      Consideration
               -------------------------------------------------------

               2,857,142      $    0.35           $1,000,000
               2,142,858           0.50            1,071,050
               1,000,000           1.00            1,000,000
               -------------------------------------------------------
               6,000,000                          $3,071,050
               =======================================================

               In December 1996 and 1995, the Company received advances from certain shareholders of $298,405 and $50,000 and made repayments on those advances of $275,000 and $0 plus interest at 9%. At December 31, 1996 and 1995, the Company owed these shareholders $73,405 and $50,000, respectively.

               From 1990 through 1995, the Company paid $2,400 for annual rent of office space leased from a significant shareholder.

               During 1996, the Company paid $65,438 for sampling and assaying services to a company controlled by a stockholder and purchased equipment for $30,000 from this same entity.

               During 1996, the Company paid $90,000 and $49,500 in consulting fees to two stockholders.

               During 1991, the Company borrowed $215,170 from certain shareholders pursuant to the terms of a 10% convertible promissory note. During 1995, the shareholders elected to convert the amount owed them, including accrued interest of $66,278, into 1,348,295 shares of the Company's common stock.

8. Commitment  The Company leases its corporate office space pursuant to a
     and       lease which expires in 1997.  At December 31, 1996, the
 Contingencies Company's remaining commitment under the lease was $20,000.
               Rent expense for the years ended December 31, 1996, 1995 and 1994 was approximately $28,000, $20,000 and $20,000.

                                   F/S-32

                         HANOVER GOLD COMPANY, INC.
                      (a development stage enterprise)
                        Notes to Financial Statements

---------------------------------------------------------------------------

               The Company is currently receiving consulting services from an individual for no cost. This individual has an agreement, which has not been memorialized in writing, with a significant shareholder of the Company pursuant to which the consultant is entitled to acquire one half of the shares of the Company's common stock held by the shareholder at the same price the shareholder acquired the shares. At December 31, 1996, approximately 1,312,000 shares, ranging in a per share price from $0.35 to $1.00, were encompassed by this agreement. Upon sale of the shares from the shareholder to the consultant, the Company will recognize consulting expense in the period of share acquisition in an amount equal to the number of shares purchased times the excess of the market value of the shares over the acquisition price.

9.   Stock     The Company has a stock plan ("the 1995 Plan") under which
     Plan      eligible employees and directors of the Company  may be
               granted stock options, stock appreciation rights or restricted stock. Pursuant to terms of the 1995 Plan, the total number of shares of stock subject to issuance may not exceed 4,000,000. Grants of options, appreciation rights and restricted stock are based solely on the discretion of the Board of Directors at exercises prices at least equal to the fair value of the stock on the date of grant. During
               1995, the Company granted options to certain directors to acquire 800,000 shares at a per share option price of $1.60
               (the estimated fair value of the shares on the date of grant). The options expire in 2000. There were no grants made during 1996.

               Common Stock Warrants

               In 1990, the Company issued common stock warrants granting rights to purchase up to 150,000 shares of the Company's common stock at $0.60 per share through September 1991. Warrants to purchase 74,400 shares of common stock were exercised in 1991. In 1991, the Company issued common stock warrants granting rights to purchase up to 4,572,500 shares of the Company's common stock at $1.25 per share through August 1992 and at $1.60 per share from September 1992 through March 1994. Warrants to purchase 111,500 and 41,600 shares of the Company's common stock at $1.25 per share were exercised in 1991 and 1992. Warrants to purchase 3,061,703 and 1,328,897 shares of the Company's common stock at $1.60 per share were exercised in 1993 and 1994.

                                   F/S-33

                         HANOVER GOLD COMPANY, INC.
                     (a development stage enterprise)
                       Notes to Financial Statements

---------------------------------------------------------------------------

10.  Supplemental   Supplemental schedule of non cash investing and
     Disclosures    financing activities:
     of Cash Flow
     Information

                         Cumulative
                         Amounts from
                         Date of Inception
                         (May 2, 1990)
                         Through
                         December 31,               December 31,
                         1996           1996           1995           1994
---------------------------------------------------------------------------
Mineral property rights
acquired in
exchange for:
 Issuance of
  common stock           $1,460,000     $1,460,000     $       -   $      -
 Issuance of
  long-term debt            263,946        263,946             -          -
 Note receivables           309,298        309,298             -          -
 Fixed assets                66,177         66,177       281,448          -

Issuance of shares
  of common stock in
  satisfaction of
  vendor obligations         74,096              -        74,096          -

Conversion of notes payable
  and accrued interest
  to common stock           281,448              -       281,448          -
===========================================================================

11.  Subsequent
     Event On March 7, 1997, the Company entered into an agreement to acquire all of the issued and outstanding shares of common stock of an entity which owns certain mineral claims contiguous to those of the Company in exchange for 7,000,000 shares of the Company's common stock. Pursuant to terms of the agreement, the acquisition, which is to occur prior to June 30, 1997, is contingent on certain matters, including both companies obtaining shareholders and board of directors approval and Hanover securing a guaranty from a principal shareholder covering its obligations under mineral agreements through June 30, 1998.


                                   F/S-34

             EASTON-PACIFIC AND RIVERSIDE MINING COMPANY
               UNAUDITED INTERIM FINANCIAL STATEMENTS





                                F/S-35

                 Easton-Pacific and Riverside Mining Co.
                     (a development stage enterprise)
                            Balance Sheets

                                         June 30,           December 31,
                                           1997                1996
                                        (Unaudited)           Audited
                                        -----------         ------------
Current assets:
     Cash                               $    2,513          $      212
     Prepaid expenses                          750              12,533
                                         ---------           ---------
Total current assets                         3,263              12,745

Property
     Mining claims                         328,448             328,448

Deferred income taxes                       23,509              23,509
                                         ---------           ---------

Total assets                            $  355,220          $  364,702
                                         =========           =========

Current liabilities:
     Accounts payable                   $   37,587          $   10,085
     Accrued interest                       17,252               7,718
     Notes payable                         170,000             157,000
                                         ---------           ---------

Total liabilities                          224,839             174,803
                                         ---------           ---------

Stockholders' equity:
     Common stock                          755,635             755,635
     Accumulated deficit                  (625,254)           (565,736)
                                         ---------           ---------
     Total stockholders' equity            130,381             189,899
                                         ---------           ---------
Total liabilities and
  stockholders' equity                  $  355,220          $  364,702
                                         =========           =========



                                   F/S-36

                 Easton-Pacific and Riverside Mining Co.
                     (a development stage enterprise)
                          Statements of Loss


                               Six Months Ended June 30,
                              ----------------------------
                                 1997              1996
                              ----------------------------
                                      (unaudited)

Revenue                       $        -          $        -

Cost of Goods Mined                    -                   -
                               ---------           ----------
Gross Profit                           -                    -

General and Administrative
  Expenses                        49,984               48,220
                               ---------           ----------
Loss From Operations             (49,984)             (48,220)

Interest and Other Income         (9,534)                   -
                               ---------           ----------
Income Before Income Taxes       (59,518)             (48,220)

Income Tax Benefit                                      4,430
                               ---------           ----------
Net Loss                      $  (59,518)         $   (43,790)
                               =========           ==========




                                   F/S-37

                  Easton-Pacific and Riverside Mining Co.
                     (a development stage enterprise)
                    Statements of Stockholders' Equity



                              Common Stock
                         ---------------------    Accumulated
                         Shares         Amount      Deficit      Total
                         ------         ------      -------      -----
Balances as of
  January 1, 1997        1,041,410      $755,635  $(565,736)     $189,899

Net Loss (unaudited)                                (59,518)      (59,518)
                         ---------       --------  --------       -------

Balance, June 30,
  1997 (unaudited)       1,041,410      $755,635  $(625,254)     $130,381
                         =========       =======   ========       =======












                                   F/S-38

                  Easton-Pacific and Riverside Mining Co.
                     (a development stage enterprise)
                         Statements of Cash Flows


                                              Six Months Ended June 30,
                                             ----------------------------
                                                1997              1996
                                             ----------------------------
                                                     (unaudited)

Operating Activities:
     Net loss                                $(59,518)           $(43,790)
     Adjustments to reconcile net loss
          to cash used in operating
          activities

     Changes in assets and liabilities:
          Prepaid expenses                    11,783                    -
          Accounts payable                    27,502              (18,705)
          Accrued interest                     9,534                1,932
                                              ------              -------
     Net cash used in
       operating activities                  (10,699)             (60,563)
                                              ------              -------
Financing Activities:
     Net proceeds from notes payable -
       related party                          13,000               60,000
                                              ------              -------
     Net cash provided by
       financing activities                   13,000               60,000
                                              ------              -------

Net Increase (Decrease) in Cash
  and Cash Equivalents                         2,301                 (563)

Cash and Cash Equivalents,
  Beginning of Period                            212                  786
                                              ------              -------

Cash and Cash Equivalents, End of Period     $ 2,513             $    223
                                              ======              =======


Supplemental Disclosures of Cash Flow Information
     Cash paid for during the period for:
          Income taxes                       $    50             $     50
          Interest                                 0                  140




                                   F/S-39

                  Easton-Pacific and Riverside Mining Co.
                     (a development stage enterprise)
             Notes to Condensed Interim Financial Statements
                             (unaudited)

1.   Nature of Business and Basis of Presentation

The objectives of the Company are to invest in precious metal claims, namely gold and silver deposits having economic potential for development and mining, and related activities in the precious metals and mining industries.

In the opinion of the Company's management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1997.









                                   F/S-40

                EASTON-PACIFIC AND RIVERSIDE MINING COMPANY
                      AUDITED FINANCIAL STATEMENTS










                                   F/S-41

To the Board of Directors of
Easton-Pacific and Riverside
Mining Company


                        INDEPENDENT AUDITOR'S REPORT


I have audited the accompanying statement of financial position of Easton-Pacific and Riverside Mining Company as of December 31, 1996, July 31, 1996 and July 31, 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the five month period ended December 31, 1996, and for the years ended July 31, 1996, July 31 1995 and July 31, 1994. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. I believe that my audit provides a reasonable basis for my opinion.

As is shown in Note 5 to the financial statements, the Company has capitalized costs in its mining claims of $328,448 at December 31, 1996. The costs of these claims represent 90% of the total assets of the Company.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Easton-Pacific and Riverside Mining Company as of December 31, 1996, July 31, 1996 and July 31, 1995, and the results of operations, changes in stockholders' equity and cash flows for the five month period ended December 31, 1996, and for the years ended July 31, 1996, July 31, 1995 and July 31, 1994 in conformity with generally accepted accounting principles.

Terrence J. Dunne
Certified Public Accountant

Spokane, Washington
June 5, 1997




                                   F/S-42

EASTON-PACIFIC AND RIVERSIDE
MINING COMPANY (a development      Statement of Financial Position as of
stage enterprise)                  December 31, 1996 and July 31, 1996
-------------------------------------------------------------------------

                              December 31,   July 31,       July 31,
                                 1996          1996           1995
                              ------------   --------       --------
Current Assets
     Cash (Note 1)            $    212       $     18       $  2,107
     Accounts receivable             -              -         11,105
     Prepaid expenses           12,533          8,250          8,250
                               -------        -------        -------
Total Current Assets            12,745          8,268         21,462
                               -------        -------        -------

Property (Notes 1 and 5)       328,448        326,508        323,508
                               -------        -------        -------
Other Asset
     Deferred tax asset
     (Notes 1 and 4)            23,509         21,473         15,044
                               -------        -------        -------
Total Assets                  $364,702       $356,249       $360,014
                               =======        =======        =======

Current Liabilities
     Accounts payable         $10,085        $17,669        $28,761
     Interest payable           7,718              -              -
     Notes payable - Related
          party (Note 3)      157,000        132,000         72,000
                              -------        -------         ------

Total Current Liabilities     174,803        149,669        100,761
                              -------        -------        -------


Commitments and Contingencies (Note 2)

Stockholders' Equity
     Common stock; no-par
      value; 10,000,000 shares
      authorized; 1,041,410
      shares issued
      and outstanding         755,635        755,635        755,635
     Accumulated deficit     (565,736)      (549,055)      (496,382)
                              -------        -------        -------
Total Stockholders' Equity    189,899        206,580        259,253
                              -------        -------        -------
Total Liabilities and
  Stockholders' Equity        $364,702       $356,249       $360,014
                               =======        =======        =======


 The accompanying notes are an integral part of these financial statements





                                   F/S-43

                                   Statement of Operations for the
EASTON-PACIFIC AND RIVERSIDE       Five Months Ended December 31, 1996
MINING COMPANY (a development      and for the Years Ended July 31,
stage enterprise)                  1996, 1995 and 1994
------------------------------------------------------------------------

                         December 31             July 31,
                            1996        ---------------------------
                            ----         1996      1995      1994
                                         ----      ----      ----
Revenue
     Timber sales        $31,196        $64,665   $58,207   $173,942
                          ------         ------    ------    -------

Operating Expenses
     Professional fees    15,456         58,605    25,118      8,635
     Timber royalties      4,679              -         -          -
     Mining exploration        -         16,348    27,554    100,680
     Interest              7,999          8,772     6,070        732
     Filing fees           8,548         19,071         -          -
     Purchase option plan  7,500          7,500         -          -
     Travel                2,432          7,087     4,419      9,871
     Compensation              -              -         -     11,099
     Lease                   500            500     6,000      5,500
     Office                1,856          3,286     2,900      2,959
     Telephone               243          1,629       391        548
     Taxes                   500            488    25,602     27,133
     Storage                 200            480       480        630
                          ------         ------    ------    -------
Total Operating
  Expenses                49,913        123,766    98,534    167,787
                          ------        -------    ------    -------

Income (Loss) From
  Operations             (18,717)       (59,101)  (40,327)     6,155

Other Income
     Interest                  -              -         -        192
                         -------        -------    ------    -------
Income (Loss) Before
  Income Taxes           (18,717)       (59,101)  (40,327)     6,347

Income Tax Benefit
  (Note 4)                 2,036          6,428     4,341       (735)
                          ------        -------    ------    -------

Net Income (Loss)       $(16,681)      $(52,673) $(35,986)  $  5,612
                         =======        =======    ======    =======


  The accompanying notes are an integral part of these financial statements




                                   F/S-44

                                   Statement of Changes in Stockholders'
EASTON-PACIFIC AND RIVERSIDE       Equity for the Five Months Ended
MINING COMPANY (a development      December 31, 1996 and for the Years
stage enterprise)                  Ended July 31, 1996, 1995 and 1994


                         Common Stock
                    ---------------------         Accumulated
                    Shares         Amount           Deficit      Total
                    ------         ------         -----------    -----

Balances as of
  August 1, 1993    882,850       $742,950       $(466,008)     $276,942

Common Stock Issued
  for Services at
  $.08 Per Share    158,560         12,685               -        12,685

Net Income                -              -           5,612         5,612
                    -------        -------        --------       -------

Balances as of
  July 31, 1994   1,041,410        755,635        (460,396)      295,239

Net (loss)                -              -         (35,986)      (35,986)
                    -------        -------        --------       -------

Balances as of
  July 31, 1995   1,041,410        755,635        (496,382)      259,253

Net (loss)                                         (52,673)      (52,673)
                    -------        -------        --------       -------

Balances as of
  July 31, 1996   1,041,410        755,635        (549,055)      206,580

Net (loss)                                         (16,681)      (16,681)
                    -------        -------        --------       -------

Balances as of
  December
  31, 1996        1,041,410       $755,635       $(565,736)     $189,899
                  =========        =======        ========       =======


  The accompanying notes are an integral part of these financial statements


                                   F/S-45

                                   Statement of Cash Flows for the Five
EASTON-PACIFIC AND RIVERSIDE       Months Ended December 31, 1996 and
MINING COMPANY (a development      for the Years Ended July 31, 1996,
stage enterprise)                  1995 and 1994
------------------------------------------------------------------------


                                        December 31                      July 31,
                                           1996             ----------------------------------
                                           ----               1996         1995           1994
                                                              ----         ----           ----
Cash Flows From Operating Activities
  Net (loss)                            $(16,681)           $(52,673)      $(35,986)     $5,612
  Add (deduct) item(s) not requiring
   the use of (providing) cash:
   Deferred income taxes                  (2,036)             (6,428)            -           -
  Issuance of common stock for services        -                   -             -      12,685
  Decrease in accounts receivable              -              11,105       (11,105)          -
  (Increase) in prepaid expenses          (4,283)                  -        (3,000)      5,900
  (Decrease) in accounts payable          (7,584)            (11,093)       (8,986)     15,006
  Increase in interest payable             7,718                   -             -           -
  (Decrease) in contract payable               -                   -        (5,000)     (5,000)
  ____________________                         -                   -        (4,391)        685
  (Decrease) in advance deposit                -                   -             -     (72,748)
                                         -------             -------       -------     -------
Net Cash Provided From
  Operating Activities                   (22,866)            (59,089)      (68,468)    (37,860)
                                         -------             -------       -------     -------

Cash Flows From Investing Activities
     Purchase of mining claims            (4,940)             (3,000)          500     (11,500)
     Cost of recovery of mining claims
       attributable to timber sales        3,000                   -             -           -
                                         -------             -------       -------     -------
Net Cash (Utilized) From
  Investing Activities                    (1,940)             (3,000)          500     (11,550)

                                         -------             -------       -------     -------
Cash Flows From Financing Activities
     Net proceeds from notes
     payable - related party              25,000              60,000        62,000      10,000

Net Increase (Decrease) in Cash              194              (2,089)       (5,968)    (39,360)

Cash at Beginning of Period                   18               2,107         8,075      47,435
                                         -------             -------       -------     -------

Cash at End of Period                   $    212            $     18       $ 2,107     $ 8,075
                                         =======             =======        ======      ======
Supplemental Information
     Interest paid in cash              $    281            $  8,772       $ 6,070     $   732
                                         =======             =======        ======      ======
     Income taxes paid in  cash         $      -            $      -       $    50     $    50
                                         =======             =======        ======      ======



 The accompanying notes are an integral part of these financial statements


                                   F/S-46

EASTON-PACIFIC AND RIVERSIDE            Notes to Financial Statements
MINING COMPANY (a development
stage enterprise)
------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Easton-Pacific and Riverside Mining Company ("the Company" or "Easton-Pacific") was incorporated in the State of Montana, on July 12, 1959, for the purpose of buying, selling, exploring, developing, and operating mining claims. All mining properties are located in the State of Montana.

Development costs relating to mineral properties are capitalized until such time as the properties are brought into production. If the mining claims become productive (commercial ore production), the cost of the claims would be amortized on a units-of-production basis. The carrying value of mineral properties are reviewed on a regular basis and, where necessary, are written down to the estimated recoverable amount.

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives.

The Company has adopted financial accounting standards number 109, which states that the objectives of accounting for income taxes are to recognize the amount of taxes refundable or payable for the current year and to recognize deferred tax assets and liabilities for future tax consequences of events that have been recognized in a corporation's financial statements or income tax returns.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The carrying amounts reported in the balance sheets as of December 31, 1996 for cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes payable to a related party cannot be determined.

In the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's fiscal year end is July 31st.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

The Company has been named as a defendant in a lawsuit between Western Industries, plaintiff, and Chicago Mining Corporation, defendant. Chicago Mining Corporation owes Western Industries money for services performed during a period when Chicago Mining was leasing mining claims from Easton-Pacific (see Note 6). The legal claim was filed by Western Industries to foreclose a construction lien against Chicago Mining Corporation for non-payment of services and supplies. Easton-Pacific was named as a defendant in the action only because it owned an interest in the property attached by the lien, and was subsequently dismissed from the action without prejudice. Judgment has been ordered against Chicago Mining Corporation, and the judgement was affirmed and modified by the Montana Supreme Court. The only interest that Chicago Mining Corporation ever held in the property owned by Easton-Pacific, and which could therefore be attached by the lien, was a leasehold interest, which was terminated on July 2, 1993. Easton-Pacific has filed it's lease termination documents with the Madison County Clerk and Recorder, thereby prohibiting the attachment of any liens or encumbrances to these mining claims.

The Company is required to pay $21,600 per year ($100 per mining claim) to the U.S. Bureau of Land Management in order to retain the mineral rights to the two hundred and sixteen unpatented mining claims.



                                   F/S-47

EASTON-PACIFIC AND RIVERSIDE            Notes to Financial Statements
MINING COMPANY (a development
stage enterprise)
------------------------------------------------------------------------

NOTE 2 - COMMITMENTS AND CONTINGENCIES - Continued

The Company leases six patented mining claims under a series of renewable, consecutive three-year operating leases. Of the six patented mining claims, the Company has a one hundred percent leasehold interest in four of these claims, and a fifty percent undivided leasehold interest in the remaining two patented claims. During the current renewal period, the Company has a commitment to pay, to the lessor, $7,500, which would conclude the second renewal period through July 31, 1998. If the Company elects to exercise the renewal option on the six patented mining claims, for the period commencing August 1, 1998 and ending July 31, 2001, the net future minimum rental payments will be $10,000 per year, for a total of $30,000 (see Note 6).

Easton-Pacific leases two patented mining claims as a sublessee under a one-year operating lease. Net future minimum lease rental payments for this lease are $500 (see Note 6).

The Company also leases a one-half undivided interest in two patented mining claims under an eighteen-year lease. Net future minimum rental payments for this lease are $9,000. This lease further commits the Company to pay all real and personal property taxes assessed on the property or items placed on the property for the term of the lease (see Note 6).

The Company has entered into permit agreements for two land use licenses from the State of Montana. These licenses expire on December 27, 2004, and February 5, 2006, and have net future minimum rental payments of $16,640 and $2,370, respectively, over the life of the license agreements. The rental payments increase on a progressive basis throughout the tenure period of the land use license lives.

NOTE 3 - NOTES PAYABLE - RELATED PARTY

An officer of Easton-Pacific and Riverside Mining Company has loaned the Company various amounts through the last few years. The notes are due upon demand and bear interest at a rate of 12% per annum. Accrued interest as of December 31, 1996, is $7,718. The notes are unsecured.

Following is a summary of the above notes payable:

       Balances as of         Balances as of      Balances as of
     December 31, 1996        July 31, 1996        July 31, 1995
     -----------------        --------------      --------------

     $    53,000              $    53,000         $    53,000
           7,000                    7,000               2,000
           5,000                    1,000               2,000
           6,000                    1,000              10,000
          30,000                    5,000               5,000
           5,000                    1,000              ------
          10,000                    6,000         $    72,000
           8,000                    1,000              ======
          10,000                    2,000
          23,000                   30,000
          ------                    5,000
     $   157,000                    2,000
         =======                   10,000
                                    8,000
                                  -------
                              $   132,000
                                  =======




                                   F/S-48

EASTON-PACIFIC AND RIVERSIDE            Notes to Financial Statements
MINING COMPANY (a development
stage enterprise)
------------------------------------------------------------------------

NOTE 4 - DEFERRED INCOME TAXES

In accordance with SFAS 109, the Company recorded deferred tax assets to reflect the future tax benefits of financial operating loss carryforwards for the five month period ended December 31, 1996, and the year ended July 31, 1996.

The amount of the net operating loss carryforward to the year July 31, 1996, is $197,457. These loss carryforwards commence to expire in 2007.

The net deferred tax asset in the accompanying statements includes the following components:

                              December 31,    July 31,      July 31,
                                 1996          1996          1995
                                 ----          ----          ----

Deferred tax asset            $ 47,018       $ 42,947       $30,089
Less:  Deferred tax
  valuation allowance          (23,509)       (21,474)      (15,045)
                               -------        -------       -------
Net deferred tax asset        $ 23,509       $ 21,473       $15,044
                               =======        =======       =======


Management of the Company believes that, based on the estimated future revenues from timber sales, an uncertainty as to the reliability of one-half of the deferred tax asset exists. Accordingly, a valuation allowance equal to 50% of the deferred tax asset has been provided.

The following temporary differences gave rise to the deferred tax asset:

                         December 31,    July 31,      July 31,
                            1996          1996          1995
                            ----          ----          ----
Net operating loss
 carryforwards           $ 47,018       $ 42,947       $ 30,089
                          =======        =======        =======

The following temporary differences gave rise to the income tax benefit:

                         December 31,    July 31,      July 31,
                            1996           1996          1995
                            ----           ----          ----
Net operating loss
  carryforwards          $  2,036       $  6,428       $  4,341
                          =======        =======        =======


NOTE 5 - PROPERTY

The Company owns seventy-five patented mining claims and two hundred and sixteen unpatented mining claims in the state of Montana. As of December 31, 1996, and July 31, 1996, the cost of the claims is as follows:

                                        December 31,         July 31,
                                           1996               1996
                                           ----               ----

     Patented mining claims             $235,146       $238,146
     Unpatented mining claims             93,302         88,362
                                         -------        -------
     Total mining claims                $328,448       $326,508
                                         =======        =======

NOTE 6 - LEASES

The Company entered into a lease agreement on June 1, 1996, to lease an undivided one-half interest in two patented mining claims. The Company, prior to this lease, had already owned an undivided one-half interest in these two claims. The annual lease payments are $500 per year, due on January 1. The lease has an expiration date of December 31, 2014. Easton-Pacific may extend this lease in ten-year increments upon written notice to the lessors, thirty days prior to the expiration date of the initial terms.

                                   F/S-49

EASTON-PACIFIC AND RIVERSIDE            Notes to Financial Statements
MINING COMPANY (a development
stage enterprise)
------------------------------------------------------------------------

NOTE 6 - LEASES - Continued

In October of 1980, Easton-Pacific leased two patented mining claims (Iola and Elkhorn), under the terms of a nine-year lease, which was renewed for an additional nine years in 1989. Richard Fisher, the president of the Company, acted in the capacity as the leasing agent for Easton-Pacific.
The annual lease payments which are due in October of each year are $500. During the early portion of the second year renewal term of this lease, the Company subleased the mining claims to other parties who subsequently defaulted on the subleases (see Note 2).

Easton-Pacific leases six patented mining claims under a series of renewable, consecutive, three-year operating leases. The Company has a one-hundred percent leasehold interest in four of these leases, and a fifty percent undivided leasehold interest in the remaining two mining claims. During the current renewal period, the Company has a commitment to pay the lessor $7,500, which would conclude the second renewal period (see Note 2). If the Company elects to renew into the third renewal period, which would commence on August 1, 1998, the future net minimum rental payments would be $10,000 a year for three years, for a total of $30,000, with this lease expiring on July 31, 2001. This lease, which Easton-Pacific may cancel at any time, requires the Company to pay all property taxes, carry liability insurance, and to conduct exploratory and mining activities. This lease provides a purchase option for a varying purchase price (increased at each renewal period), which is to be reduced by the previous rental payments and timber proceeds. This purchase option amount, which remained unexercised as of December 31, 1996, totaled $242,812, at that date.

NOTE 7 - COMMON STOCK OPTIONS

The Company has granted common stock options that are not formalized under a written plan. These options were granted on August 20, 1993, in consideration for services performed by individuals, two of which are officers of the Company. The exercise price is $.01 per share and the options expire on August 4, 1997. Following is a summary of stock option activity:

          Granted                             158,932
          Less: Stock options exercised      (158,560)
                                              -------
          Outstanding, December 31, 1996          372
                                              =======

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company has been involved in various transactions with its corporate officers during the periods that are presented in these financial statements. These related party transactions are presented in Notes 3, 6, 7, and 9.

NOTE 9 - OFFER TO PURCHASE CLAIMS

The Company has received an offer to purchase certain mining claims from the Secretary of Easton-Pacific and Riverside Mining Company. This offer expired on August 28, 1996.

NOTE 10 - RISKS AND UNCERTAINTIES

The Company operates in the mining industry which carries with it certain inherent risks. These risks relate to current and previous mining operations which could give rise to potential costs such as environmental contamination or other mining hazards. Three patented mining claims have been identified as having potential environmental contamination and/or hazardous mining openings.

                                   F/S-50

EASTON-PACIFIC AND RIVERSIDE            Notes to Financial Statements
MINING COMPANY (a development
stage enterprise)
------------------------------------------------------------------------

NOTE 11 - SUBSEQUENT EVENT

On March 7, 1997, Easton-Pacific entered into a letter agreement with Hanover Gold Company, Inc., ("Hanover"), a publicly held corporation, whereby Hanover will issue seven million shares of it's common stock in exchange for one hundred percent of the outstanding common stock of Easton-Pacific. The merger will be subject to the approval of the board of directors and shareholders of Easton-Pacific.















                                   F/S-51

Exhibit A to Joint Proxy
Statement/Prospectus


                AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the "Reorganization Agreement") is made and entered into as of April 30, 1997, by and between Hanover Gold Company, Inc., a Delaware corporation ("Hanover"), and Easton-Pacific and Riverside Mining Company, a Montana corporation ("Easton-Pacific"). Hanover and Easton-Pacific are sometimes hereinafter collectively referred to as the "Constituent Corporations".

                           RECITALS:

A. The boards of directors of Hanover and Easton-Pacific have approved the acquisition by Hanover of all of the issued and outstanding capital stock of Easton-Pacific in exchange for the issuance of 7,000,000 shares of Hanover common stock, par value $.0001 per share (the "Hanover Common Stock"), to the shareholders of Easton-Pacific.

B. The boards of directors of Hanover and Easton-Pacific have approved the merger of Easton-Pacific into Hanover, with Hanover being the surviving corporation (the "Merger"), pursuant to the agreement of merger annexed hereto as Exhibit A (the "Merger Agreement") in accordance with the provisions of the Montana Business Corporation Act (the "Montana Act") and the Delaware General Corporation Law (the "Delaware Act").

C. For federal income tax purposes, the parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

D. Each of the parties to this Reorganization Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hanover and Easton-Pacific agree as follows:

                      ARTICLE I. THE MERGER

1.1  THE MERGER.

     (a) At the Effective Time (as defined in Section 1.2) and subject to the terms of this Reorganization Agreement and the Merger Agreement, Easton-Pacific shall be merged into Hanover and the separate existence of Easton-Pacific shall thereupon cease, in accordance with the applicable provisions of the Montana Act and the Delaware Act.

     (b) Hanover shall be the surviving corporation and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Hanover and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation will continue unaffected by the Merger. Hanover is sometimes hereinafter referred to as the "Surviving Corporation."

1.2 EFFECTIVE TIME. As soon as practicable, following the fulfillment or waiver of the conditions specified in Article VII hereof, and provided that this Reorganization Agreement has not been terminated or abandoned pursuant to Section 10.1 hereof, the Constituent Corporations will cause articles of merger (the "Articles of Merger") to be filed with the office of the Secretary of State of Montana and the office of the Secretary of State of Delaware pursuant to the Montana Act and the Delaware Act, respectively. The Merger will become effective at the date and time the Articles of Merger are filed in the last of such offices, or such later time or date as may be specified in the Articles of Merger (the "Effective Time"). Each of the parties hereto will use its best efforts to cause the Merger to be consummated by September 30, 1997.

              ARTICLE II.  THE SURVIVING CORPORATION

2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Hanover, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time.

2.2 BYLAWS. The bylaws of Hanover as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation after the Effective Time.

2.3 BOARD OF DIRECTORS. From and after the Effective Time, the current board of directors of Hanover shall continue as the directors of the Surviving Corporation.

                 ARTICLE III.  CONVERSION OF SHARES

3.1 CONVERSION OF EASTON-PACIFIC'S SHARES IN THE MERGER. Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Easton-Pacific:

     (a) in exchange for the shares of capital stock, without par value, of Easton-Pacific (the "Easton-Pacific Capital Stock"), each shareholder of Easton-Pacific shall receive 6.721656 shares of validly issued, fully paid and non-assessable common stock, $.0001 par value, of Hanover (the "Hanover Common Stock"). The number of shares of Hanover Common Stock to be issued to the shareholders of Easton-Pacific shall be 7,000,000 shares in the aggregate. Fractional shares shall be rounded to the nearest whole share of Hanover Common Stock and options for the purchase of Easton-Pacific Capital Stock, if any, shall be canceled; and

     (b) in exchange for the Hanover Common Stock given to the shareholders of Easton-Pacific, Hanover shall receive the shares of Easton-Pacific Capital Stock held by such shareholders, which shall constitute all of the issued and outstanding shares of the Easton-Pacific Capital Stock.

3.2 EXCHANGE OF STOCK. On the Closing Date, Hanover shall deliver to the Easton-Pacific shareholders an aggregate of 7,000,000 shares of Hanover Common Stock, which shares shall be deemed to have been issued at the Effective Time. Concurrently, the Easton-Pacific shareholders shall automatically be deemed to have surrendered all of their shares of Easton-Pacific Capital Stock to Hanover.

3.3 CLOSING. The Closing (the "Closing") of the transactions contemplated by this Reorganization Agreement shall take place at the offices of Randall & Danskin, P.S. 1500 Seafirst Financial Center, Spokane, Washington 99201, on the second business day immediately following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, but not later than December 31, 1997, unless the parties mutually agree upon such other time, date and place (the "Closing Date").

                    ARTICLE IV.  FURTHER AGREEMENTS

4.1 SHAREHOLDER DEBT. Easton-Pacific is presently indebted to James Nierengarten, an affiliate of Easton-Pacific. Hanover agrees to assume and repay Easton-Pacific's indebtedness to Mr. Nierengarten in full, within 120 days of Closing, in cash. The amount of Easton-Pacific's indebtedness to Mr. Nierengarten shall be verified by Easton-Pacific and Mr. Nierengarten, to Hanover's satisfaction, at Closing.

4.2 IRREVOCABLE PROXIES OF EASTON-PACIFIC AFFILIATES. As a condition to moving forward with the preparation and filing of the registration statement under the Securities Act of 1933, as amended (the "Securities Act") set forth in section 6.6, Easton-Pacific shall procure and deliver to Hanover irrevocable proxies substantially in the form annexed hereto as Exhibit B executed by each holder of five percent (5%) or more of Easton-Pacific's outstanding capital stock appointing James Nierengarten and David Daniel, and each of them, as such holders' proxies to vote the shares of capital stock of Easton-Pacific held by such holders in favor of the Merger at the special meeting of Easton-Pacific's shareholders called for such purpose.

4.3 PUBLICITY. The parties acknowledge that Hanover will make the fact of this Reorganization Agreement public only after all parties hereto have executed this Agreement.

            ARTICLE V.  REPRESENTATIONS AND WARRANTIES

5.1 GENERAL STATEMENT. The parties hereto make the representations and warranties to each other as set forth in this Article V. The survival of all such representations and warranties shall be in accordance with Section
10.3 hereof. All representations and warranties of the parties are made subject to the exceptions which are noted in the respective Schedules attached hereto (the "Schedules"). Copies of all documents referenced in the Schedules shall be attached thereto or delivered separately.

5.2 REPRESENTATIONS AND WARRANTIES OF HANOVER. Hanover represents and warrants to Easton-Pacific, as of the date hereof and as of the Effective Time, as follows:

     (a) CORPORATE STATUS. Hanover is now and will, as of the Closing, continue to be a publicly-owned corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as now being conducted. Hanover is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its business requires it to be so qualified. Hanover is now and as of the Closing will be a reporting issuer pursuant to Section 12(b) of the Securities Exchange Act of 1934. The Hanover Common Stock is now and as of the Closing will be listed for quotation on the Nasdaq SmallCap Market.

     (b) AUTHORITY. The execution and delivery of this Reorganization Agreement and any other contract or agreement contemplated hereunder by Hanover and the consummation and performance of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and other proceedings. Hanover has full right, power and authority to execute and deliver this Reorganization Agreement and upon compliance with the registration requirements of Section 5 of the Securities Act, to consummate and perform the transactions contemplated hereby. This Reorganization Agreement has been duly executed and delivered by Hanover and constitutes the legal, valid and binding obligation of Hanover, enforceable against it in accordance with its terms.

     (c) VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution and delivery of this Reorganization Agreement (and every other contract or agreement contemplated hereby) by Hanover does not, and the performance of this Reorganization Agreement (and every other contract or agreement contemplated hereby) by Hanover will not, violate, conflict with or result in the breach of any term, condition, or provision of, or require the consent of any other party to (i) any existing law to which Hanover is subject, (ii) any judgment of any authority which is applicable to Hanover,
(iii) the articles of incorporation or other charter documents or bylaws of Hanover or any securities issued by Hanover, or (iv) any contract to which Hanover is a party or by which Hanover is otherwise bound. Other than as may be required by the Securities Act, no authorization, approval or consent of, and no registration or filing with any authority is required in connection with the execution, delivery and performance of this Reorganization Agreement by Hanover.

     (d) CAPITALIZATION. The total authorized capital stock of Hanover consists of 50,000,000 shares, of which 48,000,000 shares are designated common stock, par value $.0001 per share, and 2,000,000 shares are designated preferred stock, par value $.001 per share, issuable in one or more series, with such rights, preferences, limitations and other characteristics as the board of directors of Hanover may from time-to-time determine. As of the date of this Reorganization Agreement, 19,886,443 shares of common stock were issued and outstanding and an additional 3,317,968 shares were deemed outstanding pursuant to presently exercisable options. No shares of preferred stock were issued and outstanding or deemed issued and outstanding at such date. Hanover does not now and will not as of the Closing have any other issued or outstanding capital stock, whether voting or non-voting, common or preferred. All of such shares have been duly authorized and validly issued, are fully paid and non-assessable.

     (e) NO DIVIDENDS. Hanover agrees that prior to the issuance and delivery of the 7,000,000 shares of Hanover Common Stock to Easton-Pacific's shareholders, it shall not effect any stock splits, declare any stock dividends or change its capitalization.

     (f) NO UNTRUE STATEMENT OR OMISSIONS OF MATERIAL FACT. To the best of Hanover's knowledge, it has made no untrue statement of material fact or omitted any material fact in connection with this transaction and the Reorganization Agreement, the Merger Agreement or any other document contemplated hereby.

     (g) OFFICERS; DIRECTORS. The directors and officers of Hanover are set forth in the annual report on Form 10-K of Hanover for the year ended December 31, 1996 and the financial statements of Hanover included therein (the "1996 Form 10-K"), a copy of which has previously been delivered to Easton-Pacific or its counsel.

     (h) ABSENCE OF UNDISCLOSED LIABILITIES. Hanover has no material liabilities or obligations, accrued or absolute, including borrowed money, or contingent liabilities except as disclosed in the 1996 Form 10-K and except for: (i) liabilities arising in the ordinary course of business under any contract or agreement which is either specifically disclosed on any Schedule to this Reorganization Agreement or not required to be disclosed because of the length of the term, because the amount involved is de minimis or otherwise not required to be disclosed pursuant to this Agreement; (ii) liabilities incurred consistently with past business practice, in or as a result of the normal and ordinary course of business since the date of the 1996 Form 10-K; and (iii) undisclosed or contingent liabilities not known to Hanover after reasonable investigation by Hanover.

     (i) ACCOUNTS PAYABLE. All trade payables reflected on the 1996 Form 10-K and all accounts payable incurred by Hanover subsequent to the date of the 1996 Form 10-K were incurred in the ordinary course of business of Hanover consistent with past practice and were recorded in accordance with past practice and generally accepted accounting principles.

     (j) ABSENCE OF CHANGES OR EVENTS. Except as disclosed on Schedule 5.2(j) and except for actions taken after the date hereof pursuant to a specific covenant hereunder, since the date of 1996 Form 10-K and between the date of the 1996 Form 10-K and the date of this Reorganization Agreement, Hanover has not: (i) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its common stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its common stock; (ii) authorized or issued any shares of preferred stock; (iii) discharged or satisfied any lien or encumbrance, or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities which failure to pay or discharge has caused or will cause any material damage or risk of material loss to its assets or with respect to its business; (iv) sold, assigned or transferred any of its material assets except in the ordinary course of business consistent with past practice; (v) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any lien, any of its assets, other than the liens, if any, of current taxes not yet due and payable, and for liens and indebtedness created or incurred in the ordinary course of business; (vi) suffered any material adverse change in its business; (vii) changed any of the accounting principles which it follows or the methods or applying such principles; (ix) entered into any material transaction other than in the ordinary course of business, consistent with past practice; or (x) suffered any damage, destruction or loss, whether or not covered by insurance, which materially, adversely affects its business.

     (k) MINING CLAIMS AND INTERESTS. Schedule 5.2(k)(1) sets forth all of the patented and unpatented mining claims and interests owned or leased by Hanover as of March 31, 1997. Any claims which are leased are listed as such and all other claims set forth on Schedule 5.3(j) are owned. None of the claims will be disposed of prior to the Closing.

     (l) CONDITION OF THE ASSETS. All material assets owned by Hanover are usable in the regular and ordinary course of operation of its business as presently conducted. No person other than Hanover owns any tangible assets utilized by Hanover in the operation of its business, except for leased items identified as such on the Schedules hereto.

     (m)  TAX MATTERS.  With respect to taxes:

     (i) Hanover has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements (the "Returns") required to be filed under federal, state, or local laws, and all such Returns are true, correct and complete in all material respects. Except as set forth on Schedule 5.2(m), Hanover has within the time and in the manner prescribed by law, paid (and until the Effective Time will, within the time and in the manner prescribed by law, pay) all taxes that are due and payable. Hanover has established (and until the Effective Time will establish) on its books and records, reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all taxes not yet due and payable. There are no liens for taxes upon the assets except for liens for taxes not yet due.

     (ii) None of the Returns of Hanover are presently under audit by any tax authority (including federal, state, or local) nor has a deficiency for any taxes been proposed asserted or assessed against Hanover which has not either been resolved and/or paid in full. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any tax or Return that have been given by Hanover.

     (iii) Hanover has complied (and until the Effective Time will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid under all applicable laws.

     (n) LITIGATION. No action or proceeding of or before any court or other tribunal is pending or threatened against Hanover which would impair the ability of Hanover to perform the transactions contemplated by this Reorganization Agreement.

     (o) CONTRACTS AND COMMITMENTS. Except as described in the 1996 Form 10-K, Hanover is not a party to any: (i) contract, involving an obligation in excess of $50,000; (ii) contract with any officer, employee, independent contractor or other third party that is not by its terms cancelable on notice of not longer than thirty days without liability or penalties; (iii) material contract not made in the ordinary course of business except for those listed on any Schedule to this Agreement; or (iv) joint ventures, partnerships or other profit or loss sharing agreement.

     (p) EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. The 1996 Form 10-K describes all qualified pension, profit sharing or 401(k) plans ("Plan"), any deferred compensation, bonus arrangement or any other incentive, welfare or employee benefit plan or agreement maintained by Hanover for its employees. Neither Hanover nor any Plan described in the 1996 Form 10-K have incurred any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the Department of Labor.

     (q) COMPLIANCE WITH LAWS. Hanover has not received any notice, and otherwise is not aware of any event or condition, which indicates that any of its mining claims and leases are not in material compliance with all applicable laws, ordinances, regulations, rules, judgments and orders (including, without limitation, any applicable environmental, zoning, labor or other law, ordinance or regulation).

     (r) NO UNTRUE STATEMENT OR OMISSIONS OF MATERIAL FACT. To the best of Hanover's knowledge, the representations, warranties and covenants contained in the 1996 Form 10-K and this Reorganization Agreement, and in any Schedule or Exhibit hereto or in any document appended to this Reorganization Agreement, do not contain any untrue statement of a material fact and do not omit to state any fact necessary to make any statement herein or therein not misleading or necessary to a correct presentation of all material aspects of Hanover's business and the matters contemplated under this Reorganization Agreement, the Merger Agreement or any other contract, agreement or document contemplated in connection with the Merger.

5.3 REPRESENTATIONS AND WARRANTIES OF EASTON-PACIFIC. Easton-Pacific represents and warrants to Hanover, as of the date hereof and as of the Effective Time, as follows:

     (a) CORPORATE STATUS. Easton-Pacific is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Montana, and has all requisite power and authority to carry on its present business as it has been and is now being conducted and to own, lease and operate its properties used in connection therewith. Easton-Pacific is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its business requires it to be so qualified. Complete and correct copies of Easton-Pacific's articles of incorporation and all amendments thereto, effective prior to the date hereof, and its bylaws, as amended prior to the date hereof, have been delivered to Hanover or will be delivered to Hanover within five days after the execution of this Reorganization Agreement.

     (b) AUTHORITY. The execution and delivery of this Reorganization Agreement by Easton-Pacific and the consummation and performance of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings. Easton-Pacific has full right, power and authority to execute and deliver this Reorganization Agreement and upon obtaining the approval of Easton-Pacific's shareholders as provided in the Montana Business Corporation Act, to consummate and perform the transactions contemplated hereby. This Reorganization Agreement has been duly executed and delivered by Easton-Pacific and constitutes the legal, valid and binding obligation of Easton-Pacific, enforceable against it in accordance with its terms.

     (c) VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution and delivery of this Reorganization Agreement (and every other contract or agreement contemplated hereby) by Easton-Pacific does not, and the performance of this Reorganization Agreement (and every other contract or agreement contemplated hereby) by Easton-Pacific will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to: (i) any existing law to which Easton-Pacific is subject, (ii) any Judgment of any authority which is applicable to Easton-Pacific, (iii) the articles of incorporation or bylaws of Easton-Pacific, or (iv) any contract to which Easton-Pacific is a party or by which it is otherwise bound. Other than the approval of its shareholders as required by the Montana Business Corporation Act, no authorization, approval or consent of, and no registration or filing with any authority is required in connection with the execution, delivery and performance of this Reorganization Agreement by Easton-Pacific.

     (d) CAPITALIZATION. The total authorized capital stock of Easton-Pacific consists of 10,000,000 shares of capital stock, no par value, of which 1,041,410 shares are issued and outstanding as of the date of this Reorganization Agreement. Easton-Pacific does not now and will not as of the Closing have any other issued or outstanding capital stock, whether voting or non-voting, common or preferred. All of such shares have been duly authorized and validly issued, are fully paid and non-assessable.

     (e) OFFICERS: DIRECTORS; BANK ACCOUNTS. Schedule 5.3(e) lists (i) all of the directors and officers of Easton-Pacific and (ii) all bank accounts, lock box, safe deposit boxes and borrowing authority of Easton-Pacific, specifying with respect to each, the name and address of the bank or other financial institution and the account number and all persons having signing authority or authority to withdraw therefrom or thereon.

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. Easton-Pacific has no material liabilities or obligations, accrued or absolute, including borrowed money, or contingent liabilities which would be required to be recorded on its balance sheet as of March 31, 1997 (the "Balance Sheet") or in the footnotes thereto in accordance with generally accepted accounting principles except: (i) liabilities set forth on its Balance Sheet and not heretofore paid or discharged; (ii) liabilities arising in the ordinary course of business under any contract or agreement which is either specifically disclosed on any Schedule to this Reorganization Agreement or not required to be disclosed because of the length of the term, because the amount involved is de minimis or otherwise not required to be disclosed pursuant to this Agreement; (iii) liabilities incurred consistently with past business practice, in or as a result of the normal and ordinary course of business since the date of the Balance Sheet; and (iv) undisclosed or contingent liabilities not known to Easton-Pacific after reasonable investigation by Easton-Pacific.

     (g) ACCOUNTS PAYABLE. All trade payables reflected on the Balance Sheet and all accounts payable incurred by Easton-Pacific subsequent to the date of the Balance Sheet were incurred in the ordinary course of business of Easton-Pacific consistent with past practice and were recorded in accordance with past practice and generally accepted accounting principles.
Schedule 5.3(g) lists all of Easton-Pacific's accounts payable as of March 31, 1997.

     (h) ABSENCE OF CHANGES OR EVENTS. Except as disclosed on Schedule 5.3(h) and except for actions taken after the date hereof pursuant to a specific covenant hereunder, since the date of the Balance Sheet and between the date of the Balance Sheet and the date of this Reorganization Agreement, Easton-Pacific has not: (i) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital stock; (ii) discharged or satisfied any lien or encumbrance, or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities which failure to pay or discharge has caused or will cause any material damage or risk of material loss to its assets or with respect to its business; (iii) sold, assigned or transferred any of its material assets except in the ordinary course of business consistent with past practice; (iv) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any lien, any of its assets, other than the liens, if any, of current taxes not yet due and payable, and for liens and indebtedness created or incurred in the ordinary course of business;
(v) suffered any material adverse change in its business; (vi) changed any of the accounting principles which it follows or the methods or applying such principles; (vii) entered into any material transaction other than in the ordinary course of business, consistent with past practice; or (viii) suffered any damage, destruction or loss, whether or not covered by insurance, which materially, adversely affects its business.

     (i)  ASSETS.

     (i) Schedule 5.3(i)(1) sets forth all of the patented and unpatented mining claims and interests owned or leased by Easton-Pacific as of March 31, 1997. Any claims which are leased are listed as such and all other claims set forth on Schedule 5.3(i)(1) are owned. None of the claims will be disposed of prior to the Closing.

     (ii) Easton-Pacific has good and valid title to all of the assets, free and clear of all liens, except liens for current taxes not yet due and payable, and those liens disclosed on Schedule 5.3(i)(2).

     (j) CONDITION OF THE ASSETS. All material assets owned by Easton-Pacific are usable in the regular and ordinary course of operation of its business as presently conducted. No person other than Easton-Pacific owns any tangible assets utilized by Easton-Pacific in the operation of its business, except for leased items identified as such on the Schedules hereto.

     (k)  TAX MATTERS.  With respect to taxes:

     (i) Easton-Pacific has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements (the "Returns") required to be filed under federal, state, or local laws, and all such Returns are true, correct and complete in all material respects. Except as set forth on Schedule 5.3(k), Easton-Pacific has within the time and in the manner prescribed by law, paid (and until the Effective Time will, within the time and in the manner prescribed by law, pay) all taxes that are due and payable. Easton-Pacific has established (and until the Effective Time will establish) on its books and records, reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all taxes not yet due and payable. There are no liens for taxes upon the assets except for liens for taxes not yet due.

     (ii) None of the Returns of Easton-Pacific are presently under audit by any tax authority (including federal, state, or local) nor has a deficiency for any taxes been proposed asserted or assessed against Easton-Pacific which has not either been resolved and/or paid in full. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any tax or Return that have been given by Easton-Pacific.

     (iii) Easton-Pacific has complied (and until the Effective Time will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid under all applicable laws.

     (l) LITIGATION. No action or proceeding of or before any court or other tribunal is pending or threatened against Easton-Pacific which would impair the ability of Easton-Pacific to perform the transactions contemplated by this Reorganization Agreement.

     (m)  CONTRACTS AND COMMITMENTS.  Except as listed and described on
Schedule 5.3(m), Easton-Pacific is not a party to any: (i) contract, involving an obligation in excess of $5,000; (ii) contract with any officer, employee, independent contractor or other third party that is not by its terms cancelable on notice of not longer than thirty days without liability or penalties; (iii) material contract not made in the ordinary course of business except for those listed on any Schedule to this Agreement; or (iv) joint ventures, partnerships or other profit or loss sharing agreement.

     (n) EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 5.3(n) lists all qualified pension, profit sharing or 401(k) plans ("Plan"), any deferred compensation, bonus arrangement or any other incentive, welfare or employee benefit plan or agreement maintained by Easton-Pacific for its employees. Neither Easton-Pacific nor any Plan listed in Schedule 5.3(n) or described in this paragraph have incurred any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the Department of Labor.

     (o) COMPLIANCE WITH LAWS. Easton-Pacific has not received any notice, and otherwise is not aware of any event or condition, which indicates that any of its mining claims and leases are not in material compliance with all applicable laws, ordinances, regulations, rules, judgments and orders (including, without limitation, any applicable environmental, zoning, labor or other law, ordinance or regulation).

     (p) NO UNTRUE STATEMENT OR OMISSIONS OF MATERIAL FACT. To the best of Easton-Pacific's knowledge, the representations, warranties and covenants contained in this Reorganization Agreement or any Schedule or Exhibit hereto or in any document appended to this Reorganization Agreement, do not contain any untrue statement of a material fact and do not omit to state any fact necessary to make any statement herein or therein not misleading or necessary to a correct presentation of all material aspects of Easton-Pacific's business and the matters contemplated under this Reorganization Agreement, the Merger Agreement or any other contract, agreement or document contemplated in connection with the Merger.

                   ARTICLE VI.  COVENANTS AND AGREEMENTS

6.1 CONDUCT OF BUSINESS PENDING THE MERGER. Hanover and Easton-Pacific each agree that from the date hereof and prior to the Effective Time or earlier termination of this Reorganization Agreement (subject to the written consent by Hanover or Easton-Pacific, as the case may be, to the contrary):

     (a) Hanover and Easton-Pacific will each carry on their respective businesses diligently and substantially in the same manner as heretofore and will not make or institute any unusual or novel method of purchase, sale, lease, management, accounting, or operation;

     (b) Neither Hanover nor Easton-Pacific will enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of their respective businesses and consistent with past practices;

     (c) Neither Hanover nor Easton-Pacific will sell or dispose of any of their respective capital assets having a fair market value in excess of $5,000.

     (d) Neither Hanover nor Easton-Pacific will create any indebtedness other than that incurred in the usual and ordinary course of their respective businesses, other than indebtedness incurred pursuant to existing contracts disclosed in the Schedules hereto, indebtedness incurred pursuant to commitments permitted hereby and indebtedness reasonably incurred in doing the acts and things contemplated by this Reorganization Agreement;

     (e) Neither Hanover nor Easton-Pacific will declare or pay any dividend or make any distribution, directly or indirectly, in respect of their capital stock, nor will they or either of them directly or indirectly redeem purchase, sell, or otherwise acquire or dispose of their own stock;

     (f) Neither Hanover nor Easton-Pacific will amend their respective articles of incorporation or bylaws nor make any change in their authorized or issued capital stock;

     (g) all tangible property of Hanover and Easton-Pacific will be used, operated, maintained and repaired in the usual course;

     (h) Easton-Pacific will use reasonable efforts (without making any commitments on Hanover's behalf) to preserve for Hanover the present relationships with its persons having business relations with it; and

     (i) Neither Hanover nor Easton-Pacific will do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract to which Hanover or Easton-Pacific is a party.

6.2 ACCESS. From and after the date hereof, Easton-Pacific gives to Hanover's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to Easton-Pacific's business and shall permit them to consult with Easton-Pacific's officers, employees, accountants, counsel and agents for the purpose of making such investigation of the business as Hanover shall desire to make, provided that such investigation shall not unreasonably interfere with Easton-Pacific's business.

6.3 INCOME TAX RECORDS. In order to enable Hanover to prepare Returns for Easton-Pacific from and after the Closing, Easton-Pacific will provide access to, and the right to examine and copy (without expense to Hanover) the books and records of Easton-Pacific relating to the previous preparation of Easton-Pacific's Returns.

6.4 DELIVERY OF SCHEDULES AND EXHIBITS; UPDATING OF REPRESENTATIONS, WARRANTIES, SCHEDULES AND EXHIBITS. The parties hereto acknowledge that less than all of the Schedules and Exhibits referenced herein were annexed to this Reorganization Agreement at the time of its execution. Easton-Pacific agrees that it will immediately take steps to prepare and deliver such Schedules and Exhibits to Hanover's counsel, Randall & Danskin, P.S. The parties acknowledge that Randall & Danskin, P.S. must receive all Schedules and Exhibits referenced herein that were not attached to this Reorganization Agreement at the time of its execution on or before 5:00 p.m., Spokane time, on July 1, 1997. On the Closing Date, Easton-Pacific shall deliver to Hanover updated Schedules and Exhibits to reflect any material changes in the Schedules or Exhibits previously delivered to Hanover. On the Closing Date, Easton-Pacific shall deliver to Hanover a certificate confirming the accuracy as of the Closing Date, of each of the representations and warranties of Easton-Pacific contained in this Reorganization Agreement and any agreement appended hereto as well as the Schedules and Exhibits delivered to Hanover pursuant to this Reorganization Agreement. Hanover shall not be obligated to proceed with the Closing of the transactions contemplated by this Reorganization Agreement and all other agreements annexed hereto if there are material changes in such representations and warranties or the Schedules and Exhibits initially delivered to Hanover.

6.5 APPROVAL OF SHAREHOLDERS AND DIRECTORS. Hanover and Easton-Pacific shall, to the extent necessary, obtain all necessary approvals of their respective shareholders and directors, as required by the respective laws of their states of incorporation, their articles of incorporation and bylaws, for the purpose of voting on the adoption and approval of this Reorganization Agreement, the Merger Agreement and the Merger.

6.6 APPLICATIONS FOR REGULATORY APPROVAL AND CONSENTS. As soon as practicable after the date this Reorganization Agreement is executed, Hanover shall prepare and file a registration statement under the Securities Act relating to, among other things, the shares of Hanover Common Stock to be issued to the Easton-Pacific shareholders pursuant to this Reorganization Agreement, the Merger Agreement and the Merger, and shall use its best efforts to obtain, as soon as reasonably practicable, an order declaring such registration statement effective under the Securities Act and such other permits, authorizations, consents, waivers and approvals from state securities authorities necessary to consummate this Reorganization Agreement and the Merger Agreement and the transactions contemplated hereby or thereby, including, without limitation, any permits, authorizations, consents, waivers, and approvals required in connection with the Merger.

                ARTICLE VII.  CONDITIONS TO CLOSING

7.1 CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of Hanover and Easton-Pacific to effect the Merger shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

     (a) REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The representations and warranties of each party hereto contained in this Reorganization Agreement or in any list, certificate or document delivered by such party to the other pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made as of such date.

     (b) COMPLIANCE WITH THIS REORGANIZATION AGREEMENT. Each party hereto shall have performed and complied in all material respects with all agreements and conditions required by such party under this Reorganization Agreement to be performed or complied with by them, prior to or at the Closing.

     (c) CLOSING CERTIFICATES. Each party hereto shall have received a certificate from the other, dated as of the Closing Date, and signed on behalf of each by its president or chief executive officer, certifying in such detail as the other party may reasonably request that the conditions specified in this Article VII have been fulfilled.

     (d) OPINION OF COUNSEL. Counsel for Hanover shall have delivered Easton-Pacific its opinion to the effect that the transactions contemplated by this Reorganization Agreement, the Merger Agreement and the Merger will be tax-free to the shareholders of Easton-Pacific pursuant to Section 368(a)(1)(A) of the Code.

     (e) NO BAR TO CONSUMMATION OF TRANSACTION. There shall not exist any injunction or decree by any federal or state court which prevents the consummation of the Merger and there shall have not been enacted any statutory regulation which would prevent the consummation of the Merger. All governmental consents and approvals required for the Merger shall have been obtained.

     (f) MERGER AGREEMENT. The Merger Agreement annexed hereto as Exhibit A shall have been executed by the parties thereto.

7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF HANOVER TO EFFECT THE MERGER. In addition to the requirements of section 7.1, the obligation of Hanover to effect the Merger is subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

     (a) ADVERSE CHANGES. There shall not have been any material adverse change in Easton-Pacific's business or the condition of its assets.

     (b) EXCHANGE OF STOCK. At the Effective Time, each share of Easton-Pacific Capital Stock shall be automatically exchanged for shares of Hanover Common Stock pursuant to Section 3.2 of this Reorganization Agreement.

     (c) ABSENCE OF DISSENTERS APPRAISAL RIGHTS. At the Effective Time, the holders of not more than ten percent (10%) of Easton-Pacific's outstanding capital stock shall have exercised the dissenters' appraisal rights afforded them under the Montana Act.

     (d) APPROVAL OF HANOVER'S SHAREHOLDERS. If required by the rules of the Nasdaq Stock Market, Inc., which determination shall be exclusively that of Hanover, this Reorganization Agreement, the Merger Agreement and the Merger shall have been approved by the shareholders of Hanover pursuant to the Delaware Act.

     (e) LOCK-UP AGREEMENTS. The holders of five percent (5%) or more of Easton-Pacific Capital Stock shall each have entered into a lock-up agreement substantially in the form annexed hereto as Exhibit C.

7.3 CONDITIONS PRECEDENT TO OBLIGATION OF EASTON-PACIFIC TO EFFECT THE MERGER. In addition to the requirements of Section 7.1, the obligation of Easton-Pacific to effect the Merger is subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

     (a) TRANSFER OF STOCK. The Easton-Pacific shareholders shall have received an aggregate of 7,000,000 shares of Hanover Common Stock as provided for under Section 3.2 of this Reorganization Agreement.

     (b) CONTINUING GUARANTY OF DEGERSTROM. The guaranty of Neal A. Degerstrom ("Degerstrom") dated March 17, 1997 evidencing Degerstrom's unconditional agreement to pay Hanover's obligations to the landowner-lessees of its mining claims for the period ending September 8, 1998 shall be in full force and effect, with such changes as Hanover and Easton-Pacific may agree.

     (c) APPROVAL OF EASTON-PACIFIC'S SHAREHOLDERS. This Reorganization Agreement, the Merger Agreement and the Merger shall have been approved by the shareholders of Easton-Pacific pursuant to the Montana Act.

     (d) FAIRNESS OPINION. Easton-Pacific shall have received the opinion of Terrence J. Dunne, financial advisor to Easton-Pacific, to the effect that the Merger is fair from a financial standpoint to the shareholders of Easton-Pacific.

                     ARTICLE VIII.  INDEMNIFICATION

8.1 INDEMNIFICATION BY EASTON-PACIFIC. Easton-Pacific shall indemnify, defend and hold Hanover harmless from and against any and all claims, causes of action, suits, judgments, taxes, losses, damages, deficiencies, obligations, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and costs) arising out of or otherwise in respect of: (i) any material misrepresentation, inaccuracy in or breach of any material representation, warranty, covenant or agreement of Easton-Pacific contained in this Reorganization Agreement, the Merger Agreement or any Schedule, Exhibit or other contract or agreement appended hereto, which is intended to survive the Closing; and (ii) any known and undisclosed third-party claims relating to Easton-Pacific arising prior to the Closing Date.

Hanover agrees, within thirty days after its receipt of notice of any claim covered hereby, to notify Easton-Pacific of such claim, or any claim as to which Hanover asserts a right to indemnification. If any claim for indemnification by Hanover arises out of a claim for monetary damages, Easton-Pacific may, upon written notice to Hanover, undertake to conduct any proceedings or negotiations in connection therewith that are necessary to defend Hanover and to take all other steps to settle or defeat any such claims, and to employ counsel to contest any such claims; provided, however, that Easton-Pacific shall reasonably consider the advice of Hanover as to the defense of such claims. Hanover shall have the right to participate at its own expense in such defense, but the control of such litigation or settlement shall remain with Easton-Pacific. Hanover shall provide all reasonable cooperation in connection with any such defense. Counsel and auditor fees, filing fees, and court fees in all proceedings, contests or lawsuits with respect to such claim or asserted liability shall be borne by Easton-Pacific. If any such claim is made hereunder and Easton-Pacific does not elect to undertake the defense thereof by written notice to Hanover,

Hanover shall be entitled to control such litigation and settlement and shall be entitled to indemnity with respect thereto. The indemnification undertaken by Easton-Pacific is and shall be absolute, unconditional and irrevocable and shall not be subject to any right of setoff, counterclaim or defense.

8.2 INDEMNIFICATION BY HANOVER. Hanover shall indemnify, defend and hold Easton-Pacific harmless from and against any and all claims, causes of action, suits, judgments, taxes, losses, damages, deficiencies, obligations, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and costs) arising out of or otherwise in respect of: (i) any material misrepresentation, inaccuracy in or breach of any material representation, warranty, covenant or agreement of Hanover contained in this Reorganization Agreement; and (ii) any transaction or claim relating to the operation of Easton-Pacific or the assets by Hanover, the factual basis of which transaction or claim arose subsequent to the Closing Date.

Easton-Pacific agrees, within thirty days after its receipt of notice of any claim covered hereby, to notify Hanover of such claim, or of any claim as to which Easton-Pacific asserts a right to indemnification. If any claim for indemnification by Easton-Pacific arises out of a claim for monetary damages, Hanover may, upon written notice to Easton-Pacific, undertake to conduct any proceedings or negotiations in connection therewith that are necessary to defend Easton-Pacific and to take all other steps to settle or defeat any such claims, and to employ counsel to contest any such claims; provided, however, that Hanover shall reasonably consider the advice of Easton-Pacific as to the defense of such claims. Easton-Pacific shall have the right to participate at its own expense in such defense, but the control of such litigation or settlement shall remain with Hanover. Easton-Pacific shall provide all reasonable cooperation in connection with any such defense. Counsel and auditor fees, filing fees, and court fees in all proceedings, contests or lawsuits with respect to such claim or asserted liability shall be borne by Hanover. If any such claim is made hereunder and Hanover does not elect to undertake the defense thereof by written notice to Easton-Pacific, Easton-Pacific shall be entitled to control such litigation and settlement and shall be entitled to indemnity with respect thereto. The indemnification undertaken by Hanover is and shall be absolute, unconditional and irrevocable and shall not be subject to any right of setoff, counterclaim or defense.

                   ARTICLE IX.  POST-CLOSING OBLIGATIONS

9.4 MUTUAL COOPERATION. The parties hereto shall cooperate with each other and execute such documents and perform such acts as the other party reasonably requests in order to give effect to the terms, conditions and intent of this Reorganization Agreement, the Merger Agreement and all other contracts or agreements contemplated thereby.

                        ARTICLE X.  MISCELLANEOUS

10.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Reorganization Agreement (and all other agreements contemplated hereby) may be terminated by any party by written notice of termination to the other parties before the Closing Date (i) at any time if the representations and warranties made to such party were materially incorrect when made, (ii) any condition precedent to such parties' obligations hereunder has not been satisfied or if not satisfied, waived,
(iii) any governmental or regulatory body, the consent of which is required to consummate the transactions contemplated hereby or by the Merger Agreement, shall have determined not to grant its consent and such determination shall have become final and non-appealable, or (iv) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable. This Reorganization Agreement may also be terminated by mutual consent of all parties hereto. In the event of termination of this Reorganization Agreement as provided above, this Reorganization Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided, however, nothing in this Section 10.1 shall relieve any party from liability for any breach of this Reorganization Agreement.

10.2 COSTS AND EXPENSES; BROKERS' FEES. Hanover shall bear all of the expenses incurred in connection with the negotiation and execution of this Reorganization Agreement and the Closing. Each party represents that it has not employed a broker or finder in connection with this Reorganization Agreement, and hereby agrees to indemnify, defend and hold the other harmless from and against any claim by any agent, broker, or finder claiming to have been engaged by the indemnitor or any fee, commission, or payment resulting from or arising out of the negotiation or execution of this Reorganization Agreement or the consummation of the transactions contemplated hereby.

10.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements contained in this Agreement whether or not intended to be made, given or performed prior to or subsequent to the Closing Date, as well as any Schedule or Exhibit, certificate, instrument, or document delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby, shall be deemed representations, warranties, covenants and agreements by the respective parties hereto. Notwithstanding any other provision in this Agreement to the contrary, and except for the post-closing obligations of the parties set forth in Article IX above, or unless specifically intended by the parties to survive for a longer period of time, all representations, warranties, covenants and agreements made by the parties, each to the other, shall survive for a period of one year subsequent to the Closing Date and the consummation of the transactions contemplated by this Reorganization Agreement, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto.

10.4 COMPLETE AGREEMENT, ETC. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Reorganization Agreement. This Reorganization Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof whether written or oral, are superseded by this Reorganization Agreement.

10.5 ASSIGNMENT AND BINDING EFFECT. This Reorganization Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Reorganization Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of any party.

10.6 WAIVER. Any term or provision of this Reorganization Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

10.7 ATTORNEYS' FEES. Should any party hereto breach any term of this Reorganization Agreement, the defaulting party shall pay to the non-defaulting party all attorneys' fees and other costs and fees incurred by the non-defaulting party in enforcing this Reorganization Agreement. In the event a lawsuit or other proceeding is brought by any party based upon this Reorganization Agreement or the breach of any provision thereof, the prevailing party shall recover from the non-prevailing party the prevailing party's attorneys' fees and other costs and fees incurred by the prevailing party in enforcing this Reorganization Agreement, including the costs and fees of any appeal, with all such fees and costs to be included in any judgment obtained in enforcing this Reorganization Agreement.

10.8 TIME. Time is of the essence in connection with this Reorganization Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Reorganization Agreement shall not be considered an extension of time for the performance of any other duty under this Reorganization Agreement.

10.9 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by certified mail, postage prepaid, and sent by telecopier as follows: if to Hanover, to James A. Fish, President, Hanover Gold Company, Inc., 1000 Northwest Boulevard, Suite 100, Coeur d'Alene, Idaho 83814, and if to Easton-Pacific, to James Nierengarten, Secretary, Easton Pacific and Riverside Mining Company, 21 Courthouse Square, St. Cloud, Minnesota 56302, or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so personally delivered, telegraphed or deposited in the mail and telefaxed.

10.10 COOPERATION. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Reorganization Agreement and under applicable law to consummate and make effective the transactions contemplated by this Reorganization Agreement.

10.11 GOVERNING LAW. This Reorganization Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Montana.

10.12 HEADINGS; GENDER AND PERSON. All section headings contained in this Reorganization Agreement are for convenience of reference only, do not form a part of this Reorganization Agreement and shall not affect in any way the meaning or interpretation of this Reorganization Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, neuter, as the context requires.
Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or any other entity.

10.13 SEVERABILITY. Any provision of this Reorganization Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15 COUNTERPARTS. This Reorganization Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Reorganization Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Reorganization Agreement or any counterpart hereof to produce or account for any of the other counterparts.

IN WITNESS WHEREOF, the parties hereto have duly executed this Reorganization Agreement on the date first written.

HANOVER GOLD COMPANY, INC., a
Delaware corporation


/s/ James A. Fish                 Attest: /s/ Wayne Schoonmaker
----------------------------              ---------------------------
its duly authorized officer

EASTON-PACIFIC AND RIVERSIDE MINING COMPANY, a
Montana corporation


/s/ David Daniel                  Attest: /s/ James Nierengarten
-----------------------------             ---------------------------
its duly authorized officer










     [The balance of this page has been intentionally left blank.]

Exhibit A to
Reorganization Agreement


                        AGREEMENT OF MERGER

This Agreement of Merger (the "Merger Agreement") is made and entered into as of August __ , 1997, by and between Hanover Gold Company, Inc., a Delaware corporation ("Hanover"), and Easton-Pacific and Riverside Mining Company, a Montana corporation ("Easton-Pacific"). Hanover and Easton-Pacific are sometimes hereinafter collectively referred to as the "Constituent Corporations".

                              RECITALS

A. Prior to the execution of this Merger Agreement, the parties hereto entered into a plan of reorganization, dated as of April 30, 1997 (the "Reorganization Agreement") providing for certain representations, warranties, and agreements in connection with the transaction contemplated therein.

B. The boards of directors and shareholders of Hanover and Easton-Pacific have approved the acquisition of Easton-Pacific by Hanover.

C. The boards of directors and shareholders of Hanover and Easton-Pacific have approved the merger of Easton-Pacific into Hanover (the "Merger") upon the terms and subject to the conditions set forth herein and in the Reorganization Agreement, with Hanover being the surviving corporation.

D. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                         ARTICLE I.  THE MERGER

1.1  THE MERGER.

     (a) At the Effective Time (as defined in Section 1.2) and subject to the terms of this Merger Agreement and the Reorganization Agreement, Easton-Pacific shall be merged into Hanover and the separate existence of Easton-Pacific shall thereupon cease, in accordance with the applicable provisions of the law of the State of Montana.

     (b) Hanover shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Hanover and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation will continue unaffected by the Merger.

1.2 EFFECTIVE TIME. As soon as practicable, following the fulfillment or waiver of the conditions specified in Article VII of the Reorganization Agreement and provided that this Merger Agreement has not been terminated or abandoned pursuant to Section 4.1 hereof, the Constituent Corporations will cause a Certificate of Merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of Montana and will cause this Merger Agreement, together with a duly executed Certificate of Approval of Merger, and such Certificates of the officers and directors of the Constituent Corporations and other documents with the Secretary of State of Montana, as may be required under law. Subject to and in accordance with the laws of the State of Montana, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of Montana, or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

                ARTICLE II.  THE SURVIVING CORPORATION

2.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Hanover, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation after the Effective Time.

2.2 BYLAWS. The bylaws of Hanover, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation after the Effective Time.

2.3 BOARD OF DIRECTORS. From and after the Effective Time, the current board of directors of Hanover shall be the board of directors of the Surviving Corporation.

                 ARTICLE III.  CONVERSION OF SHARES

3.1 CONVERSION OF EASTON-PACIFIC SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Easton-Pacific:

     (a) in exchange for the shares of capital stock, without par value, of Easton-Pacific (the "Easton-Pacific Capital Stock"), each shareholder of Easton-Pacific shall receive 6.721656 shares of validly issued, fully paid and non-assessable common stock, $.0001 par value, of Hanover (the "Hanover Common Stock"). The number of shares of Hanover Common Stock to be issued to the shareholders of Easton-Pacific shall be 7,000,000 shares in the aggregate. Fractional shares shall be rounded to the nearest whole share of Hanover Stock and options for the purchase of Easton-Pacific Capital Stock, if any, shall be canceled; and

     (b) in exchange for the Hanover Common Stock given to the shareholders of Easton-Pacific, Hanover shall receive the shares of Easton-Pacific Capital Stock held by such shareholders, which shall then constitute all of the issued and outstanding shares of Easton-Pacific Capital Stock.

3.2 EXCHANGE OF STOCK. On the Closing Date, Hanover shall deliver to the Easton-Pacific shareholders an aggregate of 7,000,000 shares of Hanover Common Stock, which shares shall be deemed to have been issued at the Effective Time. Concurrently, the Easton-Pacific shareholders shall automatically be deemed to have surrendered all of their shares of Easton-Pacific Capital Stock to Hanover.

                     ARTICLE IV.  MISCELLANEOUS

4.1 TERMINATION. This Merger Agreement shall terminate in the event of and upon termination of the Reorganization Agreement.

4.2 AMENDMENT. This Merger Agreement may only be amended by a written instrument, signed on behalf of each of the parties hereto.

4.3 WAIVER. At any time prior to the Effective Time the parties hereto may:

     (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto under this Merger Agreement or the Reorganization Agreement;

     (b) waive any inaccuracies in the representations and warranties contained herein, the Reorganization Agreement or any other document delivered pursuant hereto or thereto;

     (c) waive compliance with any provision of this Merger Agreement or conditions contained herein or in the Reorganization Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party.

4.4 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by certified mail, postage prepaid, and sent by telecopier as follows: if to Hanover, to James A. Fish, President, Hanover Gold Company, Inc., 1000 Northwest Boulevard, Suite 100, Coeur d'Alene, Idaho 83814, and if to Easton-Pacific, to James Nierengarten, Secretary, Easton Pacific and Riverside Mining Company, 21 Courthouse Square, St. Cloud, Minnesota 56302, or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so personally delivered, telegraphed or deposited in the mail and telefaxed.

4.5 ENTIRE AGREEMENT. This Merger Agreement and the Reorganization Agreement constitute the entire agreement between the parties and shall be binding upon and enure to the benefit of the parties hereto and their respect legal representatives, successors and permitted assigns. The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Reorganization Agreement, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Merger Agreement and the Reorganization Agreement, it being intended that no such representations or statements shall survived the execution and delivery of this Merger Agreement and the Reorganization Agreement.

4.6 NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Merger Agreement to exercise any right or privilege conferred in this Merger Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Merger Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

4.7 ASSIGNMENT AND BINDING EFFECT. This Merger Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Merger Agreement shall be binding upon and enure to the benefit of and be enforceable by the successors and assigns of any party.

4.8 GOVERNING LAW. This Merger Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Montana.

4.9 SEVERABILITY. Any provision of this Merger Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.10 COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Merger Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Merger Agreement or any counterpart hereof to produce or account for any of the other counterparts.

4.11 HEADINGS. The headings contained in this Merger Agreement are for convenience of reference only and shall not effect the meaning or interpretation of this Merger Agreement.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


HANOVER GOLD COMPANY, INC., a
Delaware corporation


___________________________     Attest:  _____________________________
its duly authorized officer


EASTON-PACIFIC AND RIVERSIDE MINING COMPANY, a
Montana corporation


___________________________     Attest: ______________________________
its duly authorized officer

Exhibit B to
Reorganization Agreement


                         IRREVOCABLE PROXY

The undersigned hereby (i) constitutes and appoints James Nierengarten and David Daniel, and each of them, the undersigned's attorney-in-fact and proxy to vote all of the shares of capital stock of Easton-Pacific and Riverside Mining Company (the "Company"), a Montana corporation, owned of record by the undersigned at the special meeting of shareholders of the Company to be held for the purpose of approving the acquisition of the Company by Hanover Gold Company, Inc. (the "Transaction"), and any adjournment(s) or postponement(s) thereof, and (ii) instructs such attorneys-in-fact and proxies to vote all of said shares of capital stock of the undersigned for approval of the Transaction.

The undersigned acknowledges that this proxy is given in consideration of the Transaction, and that it is coupled with an interest. This proxy may not be revoked by the undersigned.


DATED: _____________, 1997


______________________________________
Signature of Shareholder


______________________________________
Additional Signature, if Jointly Owned

Exhibit C to
Reorganization Agreement


                         LOCK-UP AGREEMENT

__________ __, 1997

Hanover Gold Company, Inc.
1000 Northwest Boulevard, Suite 100
Coeur d'Alene, Idaho 83814

Attention:     James A. Fish
               President and Chief Executive Officer

Gentlemen:

I am an Easton-Pacific Selling Stockholder as such term is defined in that certain preliminary prospectus which comprises a portion of a registration statement on Form S-1 (the "Registration Statement") to be filed by Hanover Gold Company, Inc. (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Securities Act"), relating to, inter alia, the sale of shares of the common stock of the Company, par value $.0001 (the "Hanover Common Stock") to me and other Easton-Pacific Selling Stockholders pursuant to the terms of a reorganization agreement, dated as of April 30, 1997 (the "Reorganization Agreement"), by and between the Company and Easton-Pacific and Riverside Mining Company ("Easton-Pacific"), a Montana corporation.

In consideration of the Company agreeing to register the shares of Hanover Common Stock under the Securities Act for issuance to me pursuant to the merger of the Company and Easton-Pacific pursuant to the Reorganization Agreement, I hereby agree that I will not, directly or indirectly, offer, sell, grant any options to purchase or otherwise dispose of my shares of Hanover Common Stock, except as follows:

1. I may transfer any number of my shares of Hanover Common Stock to my children or relatives, by gift or otherwise, and may also transfer any number of my shares in a private sale, provided, in each case, that any such shares shall continue to be subject to the restrictions set forth in this agreement. As used in this agreement, the term "private sale" shall be defined to mean any non-public sale effected by me and the purchaser of my shares, without the assistance or intervention of a securities broker or dealer, which occurs outside the medium of the Nasdaq SmallCap Market or any other securities exchange or secondary market on which the Hanover Common Stock is traded or prices therefor are quoted.

2. For the period commencing with the date I receive my shares of Hanover Common Stock pursuant to the Reorganization Agreement and ending December 26, 1997, I will not sell or otherwise dispose of any of my shares of Hanover Common Stock, other than as permitted by paragraph 1 above.

3. For the period commencing December 27, 1997 and ending July 15, 1998, I will not sell or otherwise dispose of more than one-half (50%) of my shares of Hanover Common Stock, other than as permitted by paragraph 1, above.

4. From and after July 16, 1998, I may sell or otherwise dispose of any of my shares of Hanover Common Stock that I then own, including any such shares that could have been sold pursuant to paragraph 3 above, but were not sold.

5. I understand that this agreement is binding upon me and my heirs, personal representatives, successors, transferees and assigns.

6. The Company has represented to me that agreements similar to this agreement were signed by certain other Easton-Pacific Selling Stockholders, and that, pursuant to such agreements, all of such persons have agreed to limit the number of shares of Hanover Common Stock they may resell during the periods specified in this agreement. My performance under this agreement is expressly conditioned on the truthfulness and accuracy of this representation.

7. The Company hereby agrees to indemnify me for liabilities arising under the Securities Act, in conjunction with the offer and sale of my shares of Hanover Common Stock. I understand that, insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing, or to directors, officers and controlling persons of the Company pursuant to applicable provisions of the Delaware General Corporation Law and the Company's bylaws, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, Easton-Pacific Selling Stockholder or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer, Easton-Pacific Selling Stockholder or controlling person in connection with the shares being registered pursuant to the Registration Statement, the Company will, unless in the opinion of its counsel such matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and I agree to be governed by the final adjudication of such issue.

Very truly yours,



________________________________
Signature of Easton-Pacific
Selling Stockholder

________________________________
________________________________
________________________________
________________________________
Please print name and address

Accepted and Agreed:

Hanover Gold Company, Inc.


________________________________
its duly authorized officer

Exhibit B to Joint Proxy
Statement/Prospectus


              STATUTORY DISSENTERS APPRAISAL RIGHTS

     THE MATERIAL PROVISIONS OF SECTIONS 35-1-826 THROUGH 31-1839 OF THE MONTANA BUSINESS CORPORATION ACT, WHICH ESTABLISH DISSENTERS' RIGHTS OF APPRAISAL AND THE PROCEDURES TO BE FOLLOWED IN EXERCISING THEM, ARE REPRODUCED BELOW.

35-1-826. DEFINITIONS. As used in 35-1-826 through 35-1-839, the following definitions apply:
  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
  (2) "Corporation" includes the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under 35-1-827 and who exercises that right when and in the manner required by 35-1-829 through 35-1-837.
  (4) "Fair value", with respect to a dissenter's shares, means the value the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
  (5) "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans, or if the corporation has no loans, at a rate that is fair and equitable under all the circumstances.
  (6) "Record shareholder" means the person in whose name shares registered in the records of a corporation or the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with a corporation.
  (7) "Shareholder" means the record shareholder or the beneficial shareholder.

35-1-827. RIGHT TO DISSENT. (1) A shareholder is entitled to dissent from and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
  (a) consummation of a plan of merger to which the corporation is a party if:
  (i) shareholder approval is required for the merger by 35-1-815 or the articles of incorporation and the shareholder is entitled to vote on the merger;
  (2) A shareholder entitled to dissent and to obtain payment for his shares under 35-1-826 through 35-1-839 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

35-1-828. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
  (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
  (a) he submits to the corporation the record shareholder's written consent t the dissent not later than the time the beneficial shareholders asserts dissenters' rights; and
  (b) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

35-1-830. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under 35-1-827 is submitted top a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
  (a) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
  (b)  may not vote his shares in favor of the proposed action.
  (2) A shareholder who does not satisfy the requirements of subsection 1(a) is not entitled to payment for his shares under 35-1-826 through 35-1-839.

35-1-831. DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under 35-1-827 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of 35-1-830.
  (2) The dissenter's notice must be sent no later than 10 days after the corporate action was taken and must:
  (a) state where the payment demand must be sent and where and when certificates for certified shares must be deposited;
  (b) inform shareholders of uncertificated shares to what extent transfer of the shares will be restricted after payment is first received;
  (c) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the person asserting dissenters' rights to certify whether or not he acquired beneficial ownership of the shares before that date:
  (d) set a date by which the corporation must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the required notice under subsection (1) is delivered; and
  (e)  be accompanied by a copy of 35-1-826 through 35-1-839.

35-1-832. DUTY TO DEMAND PAYMENT. (1) A shareholder sent a dissenters' notice described in 35-1-831 shall demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to 35-1-831(2)(c), and deposit his certificates in accordance with the terms of the notice.
  (2) The shareholder who demands payment and deposits his certificates under subsection (1) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
  (3) A shareholder who does not demand payment or deposit his certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under 35-1-826 through 35-1-839.

35-1-833. SHARE RESTRICTIONS. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under 35-1-835.
  (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

35-1-834. PAYMENT. (1) Except as provided in 35-1-836, as soon as the proposed corporate action is taken or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with 35-1-832 the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest.
  (2)  The payment must be accompanied by:
  (a) the corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
  (b)  a statement of the corporation's estimate of the fair value of the shares;
  (c)  an explanation of how the interest was calculated;
  (d)  a statement of the dissenter's right to demand payment under
35-1-837; and
  (e)  a copy of 35-1-826 through 35-1-839.

35-1-835. FAILURE TO TAKE ACTION. (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.
  (2) If after returning deposited certificates and releasing the transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under 35-1-831 and repeat the payment demand procedure.

35-1-836. AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by 35-1-834 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
  (2) To the extent the corporation elects to withhold payment under subsection (1), after taking the proposed corporate action, the corporation shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under 35-1-837.

35-1-837.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.
(1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and may demand payment of the dissenter's estimate, less any payment under 35-1-834, or reject the corporation's offer under 35-1-836 and demand payment of the fair value of the dissenter's shares and the interest due if:
  (a) the dissenter believes that the amount paid under 35-1-834 or offered under 35-1-836 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
  (b) the corporation fails to make payment under 35-1-834 within 60 days after the date set for demanding payment; or
  (c) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for
demanding payment.    (2)  A dissenter waives the right to demand payment
under this section unless he notifies the corporation of his demand in writing under subsection (1) within 30 days after the corporation made or offered payment for his shares.

35-1-838. COURT ACTION. (1) If a demand for payment under 35-1-837 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and shall petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
  (2) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if its principal office is not located in this state, where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
  (3) The corporation shall make all dissenters whose demands remain unsettled, whether or not residents of this state, parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by certified mail or by publication as provided by law.
  (4) The jurisdiction of the district court in which the proceeding is commenced under subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
  (5) Each dissenter made a party to the proceeding is entitled to judgment:
  (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares plus interest exceeds the amount paid by the corporation; or
  (b) for the fair value plus accrued interest of his after-acquired shares for which the corporation elected to withhold payment under 35-1-836.

35-1-839. COURT COSTS AND ATTORNEY FEES. (1) The court in an appraisal proceeding commenced under 35-1-838 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under 35-1-837.
  (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
  (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of 35-1-829 through 35-1-837; or
  (b) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by 35-1-826 through 35-1-839.
  (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award the counsel reasonable attorney fees to be paid out of the amounts awarded the dissenters who were benefitted.

=================================       ================================

   NO DEALER, SALESMAN OR OTHER         7,000,000 Shares of Common Stock
PERSON IS AUTHORIZED TO GIVE ANY        Offered in Conjunction with the
INFORMATION OR TO MAKE ANY              Merger of Easton-Pacific into
REPRESENTATIONS NOT CONTAINED           the Company, 2,000,000 Shares
IN THIS PROSPECTUS.  ANY INFORMA-       of Common Stock Offered for Cash,
TION OR REPRESENTATION NOT              and 6,561,248 Previously Issued
CONTAINED HEREIN, IF GIVEN OR           Shares and Shares Issuable upon
MADE MUST NOT BE RELIED UPON AS         the Exercise of Outstanding
HAVING BEEN AUTHORIZED BY THE           Options Offered for Resale by
COMPANY, BY ANY SELLING SHARE-          the Selling Stockholders
HOLDER OR ANY UNDERWRITER.  THIS
PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION
OF AN OFFER TO BUY ANY SECURITIES
OTHER THAN THE SECURITIES TO
WHICH IT RELATES.  THIS PROSPECTUS
DOES NOT CONSTITUTE AN OFFER TO
SELL OR SOLICITATION OF AN OFFER           HANOVER GOLD COMPANY, INC.
TO BUY ANY SECURITIES IN ANY
JURISDICTION TO ANY PERSON TO
WHOM IT IS UNLAWFUL TO MAKE SUCH
OFFER OR SOLICITATION IN SUCH                     Common Stock
JURISDICTION.  NEITHER THE
DELIVERY OF THIS PROSPECTUS
NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES,
CREATE ANY IMPLICATION THAT THERE
HAS BEEN NO CHANGE IN THE AFFAIRS
OF THE COMPANY SINCE THE DATE
HEREOF OR THAT THE INFORMATION
CONTAINED OR INCORPORATED HEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT
TO ITS DATE.

     TABLE OF CONTENTS

                                   Page
Where to Find Additional
  Information                       2
Safe Harbor Statement               3
Glossary of Significant
  Mining Terms                      4
Joint Proxy Statement/Prospectus                  ---------------------
  Summary                           6
Risk Factors                        9                 JOINT PROXY
The Company                        12             STATEMENT/PROSPECTUS
Market for Capital Stock           13
Dividends                          13             ---------------------
Capitalization                     14
Selected Financial Information     15
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations                       17
Business                           20              August ____, 1997
Easton-Pacific                     28
The Easton-Pacific Transaction     32
Management                         35
Principal Stockholders             39
Certain Transactions               41
Selling Stockholders               42
Plan of Distribution               44
Description of Capital Stock       45
Legal Matters                      46
Experts                            46
Supplemental Financial
  Information                      47
Index to Financial Statements      F/S-1

Exhibits:

A.  Agreement and Plan of
     Reorganization                A-1
B.  Statutory Dissenter's
     Appraisal Rights              B-1

================================        ================================

                                PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

     SEC registration fee          $    2,727
     NASD filing fee                        0
     Blue Sky fees                        500     *
     Printing costs                     5,000     *
     Legal fees and expenses           45,000     *
     Accounting fees                   20,000     *
     Listing expenses                       0
     Miscellaneous                      1,773     *
                                       ------
     Total                         $   75,000     *
____________________

* Estimated.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The only statutes, charter provisions, by-laws, contracts or other arrangements under which a controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such are Sections 145 of the Delaware General Corporation Law and the Company's Bylaws. Taken together, these statutory and bylaw provisions generally allow the Company to indemnify its directors and officers against liability, and to advance the costs of defending any such person against liability, provided (i) the director or officer was acting on behalf of the Company in his official capacity as a director or officer and (ii) such director or officer conducted himself in good faith and believed his conduct was in, or not opposed to, the best interests of the Company (or in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify a director or officer, however, if such director or officer is adjudged liable to the Company, or if the director or officer is adjudged to have derived an improper personal benefit.

     Indemnification permitted by these provisions is limited to reasonable expenses incurred in connection with the proceeding upon which liability is predicated, which includes the amount of any such liability actually imposed.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

Item 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years the Company sold an aggregate of 9,627,307 shares of Common Stock and options to acquire an additional 205,000 shares of Common Stock in transactions which were not registered under the Securities Act. These transactions consisted of:

     1. The sale during the period from June 1, 1995 through October 16, 1996 of an aggregate of 6,000,000 shares to Neal A. Degerstrom and 24 associated persons, each of whom is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, at prices ranging from $0.35 per share to $0.050 per share, pursuant to the terms of that certain securities purchase agreement dated effective June 1, 1995, as amended, between the Company and such purchasers;

     2. The sale on July 27, 1995 of 150,000 shares to United Reef Petroleums Ltd. as consideration for the assignment of a group of mining claims in the Alder Gulch area;

     3. The sale on August 8, 1995 of 500,000 shares to Hanover Resources as partial consideration for the assignment of a mining claim in the Alder Gulch area;

     4. The sale on September 25, 1995 of 200,000 shares to Mayotte Holdings Ltd. at the price of $1.00 per share;

     5. The sale on October 17, 1995 of 22,679 shares to Mrs. William Marston as consideration for mining engineering services rendered by her late husband, William Marston;

     6. The sale on October 17, 1995 of 200,000 shares to Hippocampus Corporate Development AG as consideration for corporate public relations services rendered on behalf of the Company;

     7. The sale on December 5, 1995 of 47,000 shares to Patrick Harrison Constructors, Inc. as consideration for mining services rendered on behalf of the Company in the Alder Gulch area;

     8. The sale on February 16, 1996 of 5,000 shares and options to purchase an additional 5,000 shares to William W. Goodridge as consideration for the assignment of a royalty interest in certain mining claims in the Alder Gulch area;

     9. The sale on April 16, 1996 of 525,000 shares to Tabor Resources Corporation as consideration for mining claims and leases in the Alder Gulch area;

     10. The sale on April 27, 1996 of 250,000 shares to Roy A. Moen (182,500 shares) and Moen Builders, Inc. (67,500), and options to purchase an additional 200,000 shares, as partial consideration for a reduction in rental and royalty obligations otherwise payable by the Company with respect to certain mining claims in the Alder Gulch area; and

     11. The issuance on August 12, 1996 of an aggregate of 2,270,486 shares to the stockholders of Hanover Resources and Group S in connection with the merger of Hanover Resources and Group S with and into the Company. (All of such stockholders were deemed to have purchased such shares on December 29, 1995, when they voted to approve the merger.)

     12. The issuance on March 10, 1997 of options to purchase an aggregate of 2,312,968 shares of Common Stock to Neal A. Degerstrom, which options are exercisable at the price of $1.25 per share over a three-year period.

     All such sales were made in reliance on the exemption from the registration requirements of Section 5 of the Securities Act afforded by
Section 4(2) thereof.

Item 16.  EXHIBITS

     An Index to Exhibits appears at page E-1.

Item 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers of sale are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee": table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                   II-3

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d'Alene, State of Idaho, on August 1, 1997.

                                   HANOVER GOLD COMPANY, INC.



                                   By:  /s/ James A. Fish
                                        ---------------------------
                                        Chairman, President and
                                        Chief Executive Officer

                                        Dated: August 1, 1997

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


By:  /s/ Neal A. Degerstrom *           By:  /s/ Laurence Steinbaum *
     -------------------------               -------------------------
     a Director                              a Director
     Date:  August 1, 1997                   Date:  August 1, 1997


By:  /s/ Pierre Gousseland *            By:
     -------------------------               -------------------------
     a Director                              Nicholas S. Young, a Director
     Date:  August 1, 1997                   Date:  August __, 1997


By:  /s/ F. D. Owsley *                 By:  /s/ Wayne Schoonmaker *
     -------------------------               -------------------------
     a Director                              its Principal Financial
     Date:  August 1, 1997                   and Accounting Officer
                                             Date:  August 1, 1997

* By Douglas J. Siddoway, as attorney-in-fact, pursuant to powers of attorney given by such persons.

                              INDEX TO EXHIBITS

     The following exhibits are filed as part of this amendment to registration statement. Exhibits previously filed are incorporated by reference, as noted. Exhibits filed herewith appear beginning at page E-4.


Exhibit
Number         Exhibit
-------        --------

1.0            *

2.1 Agreement and Plan of Reorganization dated April 30, 1997, between the registrant and Easton-Pacific and Riverside
               Mining Company.   Included as Exhibit A to the Joint Proxy
               Statement/Prospectus previously filed (and filed again herewith) as Part I of this registration statement.

3.1 Articles of Incorporation of the registrant. Filed as an exhibit to the registrant's registration statement on Form S-1 (Commission File No. 33-38745) and incorporated by reference herein. Bylaws of registrant. Filed as an exhibit to the registrant's registration statement on Form S-1 (Commission File No. 33-38745) and incorporated by reference herein.

3.2            *

4.0            *

5.1 Opinion of Randall & Danskin, P.S. regarding legality of securities offered. Previously filed.

6.0            *

7.0            *

8.1 Opinion of Randall & Danskin, P.S. regarding certain tax matters. Previously filed.

9.0            *

10.1 Claim Option Agreement dated December 20, 1990 between the registrant and Hanover Resources, Inc. Filed as an exhibit to the registrant's registration statement on Form S-1 (Commission File No. 33-38745) and incorporated by reference herein.

10.2 Mineral Sublease Agreement dated August 31, 1993 between the registrant and Group S Limited. Filed as an exhibit to the registrant's annual report on Form 10-K for the year ended December 31, 1993, and incorporated by reference herein.

10.3           Assignment of Lease and Option to Purchase dated
               November 15, 1993 between the registrant and John Mangus. Filed as an Exhibit to the registrant's annual report on Form 10-K for the year ended December 31, 1993, and incorporated by reference herein.

10.4 Amendment No. 1, dated December 3, 1993, to Claim Option Agreement dated December 20, 1990 between the registrant and Hanover Resources, Inc. Filed as an exhibit to the registrant's annual report on Form 10-K for the year ended December 31, 1993, and incorporated by reference herein.

10.5 Amendment No. 1, dated December 3, 1993, to Assignment and Mineral Sublease Agreement dated February 20, 1992 between the registrant and Hanover Resources, Inc. Filed as an exhibit to the registrant's annual report on Form 10-K for the year ended December 31, 1993, and incorporated by reference herein.

10.6 Assignment Agreement between the registrant and Hanover Resources, Inc. Filed as an exhibit to the registrant's registration statement on Form S-1 (Commission File No. 33-38745) and incorporated by reference herein.

10.7 Securities Purchase Agreement dated June 1, 1995, as amended, between the registrant and Neal A. Degerstrom. Filed as Exhibit 10.7 to the registrant's annual report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.

10.8 Consulting Agreement dated as of January 29, 1996 between the registrant and Fred R. Schmid. Filed as Exhibit 10.8 to the registrant's annual report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.

10.9 Consulting Agreement dated as of January 29, 1996 between the registrant and Stephen J. Schmid. Filed as Exhibit 10.9 to the registrant's annual report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.

10.10 Asset Purchase Agreement dated March 25, 1996 between the registrant and Tabor Resources Corporation. Filed as
               Exhibit 10.10 to the registrant's annual report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.

10.11 Agreement and Amendment to Mining Lease and Option to Purchase dated March 26, 1996 between the registrant and Roy A. and Marlene Moen and Moen Builders, Inc. Filed as
               Exhibit 10.11 to the registrant's annual report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.

10.12 Amendment to Asset Purchase Agreement dated April 19, 1996 between the registrant and Tabor Resources Corporation. Filed as Exhibit 10.12 to the registrant's quarterly report on Form 10-Q for the three month period ended March 31, 1996 and incorporated by reference herein.

10.13 Form of Lock-Up Agreement between the registrant and certain Selling Stockholders. Previously filed as Exhibit 10.13 to the registrant's registration statement on Form S-1 (Commission File No. 33-3882) and incorporated by reference herein.

10.14 Form of Lock-Up Agreement between the registrant and certain shareholders of Easton-Pacific and Riverside Mining Company. Included as Exhibit C to the Agreement and Plan of Reorganization included as Exhibit A to the Joint Proxy Statement/Prospectus previously filed (and filed again herewith) as Part I of this registration statement.

11.0           *

12.0           *

13.0           *

14.0           *

15.0           *

16.0           *

21.0           *

23.1 Consent of Randall & Danskin, P.S. Included in its opinion previously filed filed as Exhibit 5.1.

23.2           Consent of BDO Seidman, LLP.  Previously filed.

23.3           Consent of Zeller Weiss & Kahn.  Previously filed.

23.4           Consent of Terrence J. Dunne.  Previously filed.

23.5           Consent of Roger C. Steininger.  Filed herewith.

24.1 Powers of attorney. Included in the signature page to the registration statement previously filed.

25.0           *

26.0           *

27.1           Financial Data Schedule.  Previously filed.

28.0           *

99.1 Audit report of Zeller Weiss & Kahn dated March 29, 1996 and May 28, 1996 (relating to the registrant).

99.2 Audit report of Grossman, Tuchman & Shah LLP dated May 16, 1996 (relating to Hanover Resources, Inc.).

99.3 Audit report of Grossman, Tuchman & Shah LLP dated May 16, 1996 (relating to Group S Limited).
____________________

 * Items denoted by an asterisk have either been omitted or are not applicable.